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                                                                    Exhibit 4(a)



         CREDIT AGREEMENT, dated as of March 7, 2000, among the following:

                  (I) ROYAL APPLIANCE MFG. CO., an Ohio corporation (herein, together with its successors and assigns, the "BORROWER");

                  (II) the lending institutions listed in Annex I hereto (each a "LENDER" and collectively, the "LENDERS"); and

                  (III) NATIONAL CITY BANK, a national banking association, as administrative agent (the "ADMINISTRATIVE AGENT"):

         PRELIMINARY STATEMENTS:

         (1) Unless otherwise defined herein, all capitalized terms used herein and defined in section 1 are used herein as so defined.

         (2) The Borrower has applied to the Lenders for credit facilities in order to (i) refinance existing credit facilities, (ii) provide financing for acquisitions, (iii) provide financing for repurchases of shares of the Borrower's common stock, and (iv) provide working capital and funds for other lawful purposes.

         (3) Subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the credit facilities provided for herein.

         NOW, THEREFORE, it is agreed:


         SECTION 1.   DEFINITIONS AND TERMS.

         1.1. CERTAIN DEFINED TERMS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires:

         "ACQUISITION" shall mean and include (i) any acquisition on a going concern basis (whether by purchase, lease or otherwise) of any facility and/or business operated by any person who is not a Subsidiary of the Borrower, and
(ii) acquisitions of a majority of the outstanding equity or other similar interests in any such person (whether by merger, stock purchase or otherwise).

         "ADDITIONAL SECURITY DOCUMENT" shall have the meaning specified in section 8.12.

         "ADJUSTED EURODOLLAR RATE" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the rate per annum which appears on page 3750 of the Telerate Screen (or on any successor or substitute page, or on any electronic publication of a recognized service organization providing comparable rate quotations, in any case as determined from time to time by the Administrative Agent) as the "LIBOR" rate for Dollar deposits of $1,000,000 in same day funds for a maturity corresponding to such Interest Period as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the nearest 1/10,000th of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets which may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

         In the event that such rate is not available at such time for any reason, the rate referred to in clause (i) above shall be the interest rate per annum equal to the average (rounded upward to the nearest 1/10,000th of 1% per annum), of the rate per annum at which Dollar deposits of $1,000,000 for a maturity corresponding to the Interest Period are offered to each of the Reference Banks by prime banks in the London interbank Eurodollar market, determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period.

         "ADMINISTRATIVE AGENT" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to section 11.9.

         "AFFILIATE" shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with such person. A person shall be deemed to control a second person if such first person possesses, directly or indirectly, the power (i) to vote 25% or more of the securities having ordinary voting power for the election of directors or managers of such second person or (ii) to direct or cause the direction of the management and policies of such second person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (x) a director, officer or employee of a person shall not, solely by reason of such status, be considered an Affiliate of such person; and (y) neither the Administrative Agent nor any Lender shall in any event be considered an Affiliate of the Borrower or any of its Subsidiaries.

         "AGREEMENT" shall mean this Credit Agreement, as the same may be from time to time further modified, amended and/or supplemented.

         "ALTERNATIVE CURRENCY" shall mean and include any lawful currency other than Dollars which is (i) readily and freely transferable and convertible into Dollars, and (ii) acceptable to any applicable Letter of Credit Issuer.

         "APPLICABLE EURODOLLAR MARGIN" shall have the meaning provided in section 2.7(g).

         "APPLICABLE COMMITMENT FEE RATE" shall have the meaning provided in section 4.1(a).

         "APPLICABLE LENDING OFFICE" shall mean, with respect to each Lender,
(i) such Lender's Domestic Lending Office in the case of Borrowings consisting of Prime Rate Loans and (ii) such Lender's Eurodollar Lending Office in the case of Borrowings consisting of Eurodollar Loans.

         "APPLICABLE PRIME RATE MARGIN" shall have the meaning provided in section 2.7(g).

         "ASSET SALE" shall mean the sale, transfer or other disposition (including by means of Sale and Lease-Back Transactions, and by means of mergers, consolidations, and liquidations of a corporation, partnership or limited liability company of the interests therein of the Borrower or any Subsidiary) by the Borrower or any Subsidiary to any person other than the Borrower or any Subsidiary of any of their respective assets, PROVIDED that the term Asset Sale specifically excludes any sales, transfers or other dispositions of inventory, or obsolete or excess furniture, fixtures, equipment or other property, tangible or intangible, in each case in the ordinary course of business, and PROVIDED, FURTHER, that the term Asset Sale specifically excludes any sale of accounts receivables (including, without limitation, any related guaranties, collateral or other credit support) in connection with the Permitted Receivables Program, which is referred to in section 9.4 hereof.

         "ASSIGNMENT AGREEMENT" shall mean an Assignment Agreement substantially in the form of Exhibit F hereto.

         "AUTHORIZED OFFICER" shall mean any officer or employee of the Borrower designated as such in writing to the Administrative Agent by the Borrower.

         "BANKRUPTCY CODE" shall have the meaning provided in section 10.1(h).

         "BORROWER" shall have the meaning provided in the first paragraph of this Agreement.

         "BORROWING" shall mean the incurrence of Loans consisting of one Type of Loan, by the Borrower from all of the Lenders having Commitments in respect thereof on a PRO RATA basis on a given date (or resulting from Continuations or Conversions on a given date), having in the case of Eurodollar Loans the same Interest Period.

         "BUSINESS DAY" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the city in which the Payment Office is located a legal holiday or a day


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on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

         "CAPITAL LEASE" as applied to any person shall mean any lease of any property (whether real, personal or mixed) by that person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that person.

         "CAPITALIZED LEASE OBLIGATIONS" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities identified as "capital lease obligations" (or any similar words) on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

         "CASH EQUIVALENTS" shall mean any of the following:

                  (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

                  (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Lender or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank, an "APPROVED BANK"), in each case with maturities of not more than 180 days from the date of acquisition;

                  (iii) commercial paper issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within 270 days after the date of acquisition;

                  (iv) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iii) above; and

                  (v) investments in money market funds access to which is provided as part of "sweep" accounts maintained with a Lender or an Approved Bank.

         "CASH PROCEEDS" shall mean, with respect to (i) any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Borrower and/or any Subsidiary from such Asset Sale, and (ii) any Event of Loss, the aggregate cash payments, including all insurance proceeds and proceeds of any award for condemnation or taking, received in connection with such Event of Loss.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. section 9601 ET SEQ.



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         "CHANGE OF CONTROL" shall mean and include any of the following:

                  (i) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Borrower's Board of Directors (together with any new directors whose election by the Borrower's Board of Directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office;

                  (ii) any person or group (as such term is defined in section 13(d)(3) of the 1934 Act), other than the Borrower, any trustee or other fiduciary holding securities under an employee benefit plan of the Borrower and the Current Holder Group, shall acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the 1934 Act) of more than 20%, on a fully diluted basis, of the economic or voting interest in the Borrower's capital stock;

                  (iii) the shareholders of the Borrower approve a merger or consolidation of the Borrower with any other person, OTHER than a merger or consolidation which would result in the voting securities of the Borrower outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted or exchanged for voting securities of the surviving or resulting entity) more than 75% of the combined voting power of the voting securities of the Borrower or such surviving or resulting entity outstanding after such merger or consolidation;

                  (iv) the shareholders of the Borrower approve a plan of complete liquidation of the Borrower or an agreement or agreements for the sale or disposition by the Borrower of all or substantially all of the Borrower's assets; and/or

                  (v) any "Change of Control" or similar term as defined in any agreement or instrument evidencing or governing Indebtedness of the Borrower in an original aggregate principal amount of at least $10,000,000.

         "CLOSING DATE" shall mean the date, on or after the Effective Date, upon which the conditions specified in section 6.1 are satisfied. It is expected that the Closing Date will be March 8, 2000. If the Closing Date is other than such date, the Administrative Agent will confirm the specific Closing Date in a written notice to the other parties.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

         "COLLATERAL" shall mean any collateral covered by any Security
Document.

         "COLLATERAL AGENT" shall mean the Administrative Agent acting as Collateral Agent for the Lenders pursuant to the Security Documents.

         "COMMITMENT" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Annex I as its "Commitment" as the same may be reduced from time to time pursuant to section 4.2, 4.3 and/or 10.2 or adjusted from time to time as a result of assignments to or from such Lender pursuant to section 12.4.

         "COMMITMENT FEE" shall have the meaning provided in section 4.1(a).

         "CONSOLIDATED AMORTIZATION EXPENSE" shall mean, for any period, all amortization expenses of the Borrower and its Subsidiaries, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED CAPITAL EXPENDITURES" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events amounts expended or capitalized under Capital Leases and Synthetic Leases but excluding any amount representing capitalized interest) by the Borrower and its Subsidiaries during


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that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries.

         "CONSOLIDATED DEPRECIATION EXPENSE" shall mean, for any period, all depreciation expenses of the Borrower and its Subsidiaries, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED EBITDA" shall mean, for any period, Consolidated Net Income for such period; PLUS the sum (without duplication) of the amounts for such period included in determining such Consolidated Net Income of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation Expense, (iv) Consolidated Amortization Expense, and
(v) non cash charges which are impairment, extraordinary or non-recurring, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP; PROVIDED that in determining Consolidated Net Income for purposes of this definition, there shall be excluded therefrom (x) the income, (or loss) of any entity (other than Subsidiaries of the Borrower) in which the Borrower or any of its Subsidiaries has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries during such period, and (y) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary; and PROVIDED, FURTHER, that, notwithstanding anything to the contrary contained herein, the Borrower's Consolidated EBITDA for any Testing Period shall (x) include the appropriate financial items for any person or business unit which has been acquired by the Borrower for any portion of such Testing Period prior to the date of acquisition, and (y) exclude the appropriate financial items for any person or business unit which has been disposed of by the Borrower, for the portion of such Testing Period prior to the date of disposition.

         "CONSOLIDATED INCOME TAX EXPENSE" shall mean, for any period, all provisions for taxes based on the net income of the Borrower or any of its Subsidiaries (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, total interest expense (including that which is capitalized, that which is attributable to Capital Leases or Synthetic Leases and the pre-tax equivalent of dividends payable on Redeemable Preferred Stock) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries including, without limitation, expenses relating to the Permitted Receivables Program, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Hedge Agreements, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP; PROVIDED that if for financial reporting purposes the Borrower accounts for interest expenses (including receivables program expenses) pursuant to the net interest (or any similar) method of accounting, then Consolidated Interest Expense shall be computed in the same manner. Notwithstanding the foregoing, in computing Consolidated Net Interest Expense, there shall be excluded any amortization or write-off of deferred financing costs and any charges for prepayment penalties on prepayment of Indebtedness.

         "CONSOLIDATED NET INCOME" shall mean for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

         "CONSOLIDATED NET WORTH" shall at any time for the determination thereof all amounts which, in conformity with GAAP, would be included under the caption "total stockholders' equity" (or any like caption) on a consolidated balance sheet of the Borrower as at such date, PROVIDED that in no event shall Consolidated Net Worth include any amounts in respect of Redeemable Stock.

         "CONSOLIDATED TOTAL ADJUSTED DEBT" shall mean, at any date of determination, Consolidated Total Debt, EXCLUSIVE of any portion thereof representing the unpaid balance of trade receivables subject to the Permitted Receivables Program.

         "CONSOLIDATED TOTAL DEBT" shall mean the sum (without duplication) of the principal amount (or Capitalized Lease Obligation, in the case of a Capital Lease, or present value, based on the implicit interest rate, in the case of any Synthetic Lease, or the higher of liquidation value or stated value, in the case of Redeemable Stock) of all Indebtedness


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of the Borrower and of each of its Subsidiaries, all as determined on a consolidated basis, PROVIDED that for purposes of this definition no obligations under Hedge Agreements shall be considered in determining Consolidated Total Debt.

         "CONTINUE", "CONTINUATION" and "CONTINUED" each refers to a continuation of Eurodollar Loans for an additional Interest Period as provided in section 2.8.

         "CONVERT", "CONVERSION" and "CONVERTED" each refers to a conversion of Loans of one Type into Loans of another Type, pursuant to section 2.6, 2.8(b),
2.9 or 5.2.

         "CREDIT DOCUMENTS" shall mean this Agreement, the Notes, the Subsidiary Guaranty, the Security Documents and any Letter of Credit Document.

         "CREDIT EVENT" shall mean the making of any Loans and/or the issuance of any Letter of Credit.

         "CREDIT PARTY" shall mean the Borrower and each of its Subsidiaries which is a party to any Credit Document.

         "CURRENT HOLDER GROUP" shall mean (i) those persons who are officers and directors of the Company at the Effective Date, (ii) the spouses, heirs, legatees, descendants and blood relatives to the third degree of consanguinity of any such person, (iii) the executors and administrators of the estate of any such person, and any court appointed guardian of any such person, (iv) any trust for the benefit of any such person referred to in the foregoing clauses (i) and
(ii) or any other persons, so long as one or more members of the Current Holder Group has the exclusive right to control the voting and disposition of securities held by such trust, and (v) Richmont Capital Partners I L. P. or any of its Affiliates.

         "DEFAULT" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "DEFAULTING LENDER" shall mean any Lender with respect to which a Lender Default is in effect.

         "DESIGNATED HEDGE AGREEMENT" shall mean any Hedge Agreement to which the Borrower or any of its Subsidiaries is a party which, pursuant to a written instrument signed by the Administrative Agent, has been designated as a Designated Hedge Agreement so that the Borrower's or Subsidiaries's counterparty's credit exposure thereunder will be entitled to share in the benefits of the Subsidiary Guaranty and the Security Documents to the extent the Subsidiary Guaranty and such Security Documents provide guarantees or security for creditors of the Borrower or any Subsidiary under Designated Hedge Agreements. The Administrative Agent may, without the approval or consent of the Lenders, designate a Hedge Agreement as a Designated Hedge Agreement if the counterparty is a Lender or an Affiliate of a Lender and the maximum credit exposure of such counterparty under such Hedge Agreement to the Borrower and its Subsidiaries, when taken together with the maximum credit exposure under all other Hedge Agreements which are Designated Hedge Agreements, is reasonably determined by the Administrative Agent, in accordance with its own customary valuation practices, not to exceed $4,000,000 in the aggregate; however, if the counterparty is not a Lender or an Affiliate of a Lender, or such credit exposure is so determined by the Administrative Agent to be such that the aggregate credit exposure under all Designated Hedge Agreements would be greater than $4,000,000 if such Hedge Agreement were to be a Designated Hedge Agreement, the Administrative Agent shall only designate the Hedge Agreement involving such counterparty as a Designated Hedge Agreement if the Administrative Agent is instructed to do so by the Required Lenders, PROVIDED that absent instructions from all of the Lenders, the maximum aggregate credit exposure, as computed by the Administrative Agent, under all Designated Hedge Agreements with counterparties who are not a Lender or an Affiliate of a Lender shall in no event exceed $1,000,000. The Administrative Agent may impose as a condition to any designation of a Designated Hedge Agreement a requirement that the counterparty enter into an intercreditor or similar agreement with the Administrative Agent under which recoveries from the Borrower and its Subsidiaries with respect to such Designated Hedge Agreement will be shared in a manner consistent with the provisions of section 10.3 hereof.

         "DOLLARS", "U.S. DOLLARS" and the sign "$" each means lawful money of the United States.

         "DOMESTIC LENDING OFFICE" shall mean, with respect to any Lender, the office of such Lender specified as its Domestic Lending Office in Annex I or in the Assignment Agreement pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.


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         "DOMESTIC SUBSIDIARY" shall mean any Subsidiary organized under the laws of the United States of America, any State thereof, the District of Columbia, or any United States possession, the chief executive office and principal place of business of which is located in, and which conducts the majority of its business within, the United States of America and its territories and possessions.

         "EFFECTIVE DATE" shall have the meaning provided in section 12.10.

         "ELIGIBLE TRANSFEREE" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), in each case which

                  (i) is not disapproved in writing by the Borrower in a notice given to a requesting Lender and the Administrative Agent, specifying the reasons for such disapproval, within five Business Days following the giving of notice to the Borrower of the identity of any proposed transferee (any such disapproval by the Borrower must be reasonable), PROVIDED that the Borrower shall not be entitled to exercise the foregoing right of disapproval if and so long as (x) any Event of Default shall have occurred and be continuing, or (y) a waiver or other temporary modification of any of the financial covenants contained in this Agreement shall be in effect following a deterioration in the financial condition or results of operations of the Borrower and its Subsidiaries; and

                  (ii) is not a direct competitor of the Borrower or engaged in the same or similar principal lines of business as the Borrower and its Subsidiaries considered as a whole, or is not an Affiliate of any such competitor of the Borrower and its Subsidiaries.

         "ENVIRONMENTAL CLAIMS" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such law (hereafter "CLAIMS"), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the storage, treatment or Release (as defined in CERCLA) of any Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         "ENVIRONMENTAL LAW" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any binding and enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment issued to or rendered against the Borrower or any of its Subsidiaries relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. section 2601 ET SEQ.; the Clean Air Act, 42 U.S.C. section 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. section 3803 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. section 2701 ET SEQ.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. section 11001 ET SEQ., the Hazardous Material Transportation Act, 49 U.S.C. section 1801 ET SEQ. and the Occupational Safety and Health Act, 29 U.S.C. section 651 ET SEQ. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA AFFILIATE" shall mean each person (as defined in section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of section 414(b),(c),
(m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

         "EURODOLLAR LENDING OFFICE" shall mean, with respect to any Lender, the office of such Lender specified as its Eurodollar Lending Office in Annex I or in the Assignment Agreement pursuant to which it became a Lender, or such


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other office or offices for Eurodollar Loans of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

         "EURODOLLAR LOANS" shall mean each Loan bearing interest at the rates provided in section 2.7(b).

         "EVENT OF DEFAULT" shall have the meaning provided in section 10.1.

         "EVENT OF LOSS" shall mean, with respect to any property, (i) the actual or constructive total loss of such property or the use thereof, resulting from destruction, damage beyond repair, or the rendition of such property permanently unfit for normal use from any casualty or similar occurrence whatsoever, (ii) the destruction or damage of a portion of such property from any casualty or similar occurrence whatsoever under circumstances in which such damage cannot reasonably be expected to be repaired, or such property cannot reasonably be expected to be restored to its condition immediately prior to such destruction or damage, within 90 days after the occurrence of such destruction or damage, (iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, any property, or (iv) in the case of any property located upon a Leasehold, the termination or expiration of such Leasehold.

         "EXISTING INDEBTEDNESS" shall have the meaning provided in section
7.18.

         "EXISTING INDEBTEDNESS AGREEMENTS" shall have the meaning provided in section 7.18.

         "EXISTING LETTER OF CREDIT" shall have the meaning provided in section 3.1(d).

         "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

         "FEES" shall mean all amounts payable pursuant to, or referred to in, section 4.1.

         "FINANCIAL PROJECTIONS" shall have the meaning provided in section 7.8(c).

         "FIXED CHARGE COVERAGE RATIO" shall mean, for any Testing Period, the ratio of

                  (i) Consolidated EBITDA for such Testing Period,

         TO

                  (ii) the sum of (A) Consolidated Interest Expense, (B) Consolidated Income Tax Expense, (C) Consolidated Capital Expenditures,
         (D) scheduled or mandatory repayments, prepayments or redemptions of the principal of Indebtedness and the stated or liquidation value of Redeemable Stock (exclusive of any required reductions in committed credit facilities), (E) without duplication of any amount included under the preceding clause (D), scheduled payments representing the principal portion of Capitalized Leases and Synthetic Leases, and (F) the sum of all Restricted Stock Payments by the Borrower which constitute dividends (I.E., not payments for stock repurchases), if any, in each case on a consolidated basis for the Borrower and its Subsidiaries for such Testing Period;

PROVIDED that, notwithstanding anything to the contrary contained herein, the Borrower's Fixed Charge Coverage Ratio for any Testing Period shall be computed by giving effect to (x) the inclusion of the appropriate financial items for any person or business unit which has been acquired by the Borrower for any portion of such Testing Period prior to the date of acquisition, and (y) the exclusion of the appropriate financial items for any person or business unit which has been disposed of by the Borrower, for the portion of such Testing Period prior to the date of disposition.

         "FOREIGN SUBSIDIARY" shall mean any Subsidiary (i) which is not incorporated in the United States and substantially all of whose assets and properties are located, or substantially all of whose business is carried on, outside the United States, or (ii) substantially all of whose assets consist of Subsidiaries that are Foreign Subsidiaries as defined in clause (i) of this definition.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of section 9, including defined terms as used therein, are subject (to the extent provided therein) to sections 1.3 and 12.7(a).

         "GUARANTY OBLIGATIONS" shall mean as to any person (without duplication) any obligation of such person guaranteeing any Indebtedness ("PRIMARY INDEBTEDNESS") of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such person, whether or not contingent, (a) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness, or
(d) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof, PROVIDED, HOWEVER, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

         "HEDGE AGREEMENT" shall mean (i) any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates, (ii) any currency swap agreement, forward currency purchase agreement or similar agreement or arrangement designed to protect against fluctuations in currency exchange rates, and (iii) any forward commodity purchase agreement or similar agreement or arrangement designed to protect against fluctuations in commodity prices.

         "HAZARDOUS MATERIALS" shall mean (i) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "restricted hazardous materials", "extremely hazardous wastes", "restrictive hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar meaning and regulatory effect, under any applicable Environmental Law.

         "INDEBTEDNESS" of any person shall mean without duplication:

                  (i) all indebtedness of such person for borrowed money;

                  (ii) all bonds, notes, debentures and similar debt securities of such person;

                  (iii) the deferred purchase price of capital assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such person;

                  (iv) the face amount of all letters of credit issued for the account of such person and, without duplication, all drafts drawn thereunder;

                  (v) all obligations, contingent or otherwise, of such person in respect of bankers' acceptances;

                  (vi) all Indebtedness of a second person secured by any Lien on any property owned by such first person, whether or not such indebtedness has been assumed;

                  (vii) all Capitalized Lease Obligations of such person;

                  (viii) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all Synthetic Leases of such person;

                  (ix) all obligations of such person to pay a specified purchase price for goods or services whether or not delivered or accepted, I.E., take-or-pay and similar obligations;

                  (x) all net obligations of such person under Hedge Agreements;

                  (xi) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts;

                  (xii) the stated value, or liquidation value if higher, of all Redeemable Stock of such person; and

                  (xiii) all Guaranty Obligations of such person;

PROVIDED that (x) neither trade payables nor other similar accrued expenses, in each case arising in the ordinary course of business, nor obligations in respect of insurance policies or performance or surety bonds which themselves are not guarantees of Indebtedness (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same), shall constitute Indebtedness; and (y) the Indebtedness of any person shall in any event include (without duplication) the Indebtedness of any other entity (including any general partnership in which such person is a general partner) to the extent such person is liable thereon as a result of such person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide expressly that such person is not liable thereon.

         "INTEREST PERIOD" with respect to any Eurodollar Loan shall mean the interest period applicable thereto, as determined pursuant to section 2.8.

         "LEASEHOLDS" of any person means all the right, title and interest of such person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

         "LENDER" shall have the meaning provided in the first paragraph of this Agreement.

         "LENDER DEFAULT" shall mean (i) the refusal (which has not been retracted) of a Lender in violation of the requirements of this Agreement to make available its portion of any incurrence of Loans or to fund its portion of any unreimbursed payment under section 3.4(c) or (ii) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under section 2.1 and/or section 3.4(c), in the case of either (i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

         "LENDER REGISTER" shall have the meaning provided in section 12.16.

         "LETTER OF CREDIT" shall have the meaning provided in section 3.1(a).

         "LETTER OF CREDIT DOCUMENTS" shall have the meaning specified in section 3.2(a).

         "LETTER OF CREDIT FEE" shall have the meaning provided in section
4.1(b).

         "LETTER OF CREDIT ISSUER" shall mean (i) in respect of each Existing Letter of Credit, the Lender that has issued same as of the Effective Date; and
(ii) in respect of any other Letter of Credit, NCB.

         "LETTER OF CREDIT OUTSTANDINGS" shall mean, at any time, the sum, without duplication, of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings.

         "LETTER OF CREDIT REQUEST" shall have the meaning provided in section 3.2(a).

         "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

         "LOAN" shall have the meaning provided in section 2.1.

         "MARGIN STOCK" shall have the meaning provided in Regulation U.

         "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, operations, property, assets, liabilities or financial condition of,
(i) when used with reference to the Borrower or any of its Subsidiaries, the Borrower and its Subsidiaries, taken as a whole, or (ii) when used with reference to any other person, such person and its Subsidiaries, taken as a whole, as the case may be.

         "MATERIAL SUBSIDIARY" shall mean, at any time, with reference to any person, any Subsidiary of such person (i) that has assets at such time comprising 10% or more of the consolidated assets of such person and its Subsidiaries, or (ii) whose operations in the current fiscal year are expected to, or whose operations in the most recent fiscal year did (or would have if such person had been a Subsidiary for such entire fiscal year), represent 10% or more of the consolidated earnings before interest, taxes, depreciation and amortization of such person and its Subsidiaries for such fiscal year.

         "MATURITY DATE" shall mean the third anniversary of the Closing Date, unless earlier terminated in accordance with the provisions of this Agreement.

         "MINIMUM BORROWING AMOUNT" shall mean (i) for Prime Rate Loans, $100,000, with minimum increments thereafter of $100,000 and (ii) for Eurodollar Loans, $1,000,000, with minimum increments thereafter of $500,000.

         "MOODY'S" shall mean Moody's Investors Service, Inc. and its successors.

         "MULTIEMPLOYER PLAN" shall mean a multiemployer plan, as defined in section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding three plan years made or accrued an obligation to make contributions.

         "MULTIPLE EMPLOYER PLAN" shall mean an employee benefit plan, other than a Multiemployer Plan, to which the Borrower or any ERISA Affiliate, and one or more employers other than the Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

         "NCB" shall mean National City Bank, a national banking association, together with its successors and assigns.

         "NET CASH PROCEEDS" shall mean, with respect to (i) any Asset Sale, the Cash Proceeds resulting therefrom net of (A) reasonable and customary expenses of sale incurred in connection with such Asset Sale, and other reasonable and customary fees and expenses incurred, and all state, and local taxes paid or reasonably estimated to be payable by such person, as a consequence of such Asset Sale and the payment of principal, premium and interest of Indebtedness (other than the Obligations) secured by the asset which is the subject of the Asset Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset Sale, (B) amounts of any distributions payable to holders of minority interests in the relevant person or in the relevant property or assets and (C) incremental federal, state and local income taxes paid or payable as a result thereof; and (ii) any Event of Loss, the Cash Proceeds resulting therefrom net of (A) reasonable and customary expenses incurred in connection with such Event of Loss, and local taxes paid or reasonably estimated to be payable by such person, as a consequence of such Event of Loss and the payment of principal, premium and interest of Indebtedness (other than the Obligations) secured by the asset which is the subject of the Event of Loss and required to be, and which is, repaid under the terms thereof as a result of such Event of Loss, (B) amounts of any distributions payable to holders of minority interests in the relevant person or in the relevant property or assets and (C) incremental federal, state and local income taxes paid or payable as a result thereof.

         "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "NON-DEFAULTING LENDER" shall mean each Lender other than a Defaulting Lender.

         "NOTE" shall have the meaning provided in section 2.5(a).

         "NOTICE OF BORROWING" shall have the meaning provided in section
2.3(a).

         "NOTICE OF CONVERSION" shall have the meaning provided in section 2.6.

         "NOTICE OFFICE" shall mean the office of the Administrative Agent at 1900 East Ninth Street, Cleveland, Ohio 44114, Attention: Boyd Pethel, Vice President (telephone: (216) 575-2830; facsimile: (216) 575-9396), or such other office, located in a city in the United States Eastern Time Zone, as the Administrative Agent may designate to the Borrower from time to time.

         "OBLIGATIONS" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

         "OPERATING LEASE" as applied to any person shall mean any lease of any property (whether real, personal or mixed) by that person as lessee which, in conformity with GAAP, is not accounted for as a Capital Lease on the balance sheet of that person.

         "PARTICIPANT" shall have the meaning provided in section 3.4(a).

         "PAYMENT OFFICE" shall mean the office of the Administrative Agent at 1900 East Ninth Street, Cleveland, Ohio 44114, Attention: Connie Djukic (telephone: (216) 575-2578; facsimile: (216) 575-9396), or such other office, located in a city in the United States Eastern Time Zone, as the Administrative Agent may designate to the Borrower from time to time.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to section 4002 of ERISA, or any successor thereto.

         "PERCENTAGE" shall mean at any time for any Lender, the percentage obtained by dividing such Lender's Commitment by the Total Commitment, PROVIDED, that if the Total Commitment has been terminated, the Percentage for each Lender shall be determined by dividing such Lender's Commitment immediately prior to such termination by the Total Commitment immediately prior to such termination.

         "PERMITTED ACQUISITION" shall mean any Acquisition completed in accordance with the requirements of section 9.2(c).

         "PERMITTED LIENS" shall mean Liens permitted by section 9.3.

         "PERMITTED RECEIVABLES PROGRAM" shall have the meaning provided in section 9.4(c).

         "PERSON" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

         "PLAN" shall mean any multiemployer or single-employer plan as defined in section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute by) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

         "PLEDGE AGREEMENT" shall have the meaning provided in section 6.1(c).

         "PRIME RATE" shall mean, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the greater of (i) the rate of interest established by NCB in Cleveland, Ohio, from time to time, as its prime rate, whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit; and (ii) the Federal Funds Effective Rate in effect from time to time PLUS 1/2 of 1% per annum.

         "PRIME RATE LOAN" shall mean each Loan bearing interest at the rate provided in section 2.7(a).

         "PROHIBITED TRANSACTION" shall mean a transaction with respect to a Plan that is prohibited under section 4975 of the Code or section 406 of ERISA and not exempt under section 4975 of the Code or section 408 of ERISA.

         "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 ET SEQ.

         "REAL PROPERTY" of any person shall mean all of the right, title and interest of such person in and to land, improvements and fixtures, including Leaseholds.

         "RECEIVABLES SUBSIDIARY" shall mean Royal Appliance Receivables, Inc., an Ohio corporation, so long as such corporation is a participant in the Permitted Receivables Program.

         "REDEEMABLE STOCK" shall mean with respect to any person, any capital stock or similar equity interests of such person that (i) is by its terms subject to mandatory redemption, in whole or in part, pursuant to a sinking fund, scheduled redemption or similar provisions, at any time prior to the latest Maturity Date; or (ii) otherwise is required to be repurchased or retired on a scheduled date or dates, upon the occurrence of any event or circumstance, at the option of the holder or holders thereof, or otherwise, at any time prior to the latest Maturity Date under this Agreement, other than any such repurchase or retirement occasioned by a "change of control" or similar event.

         "REFERENCE BANKS" shall mean (i) NCB and (ii) any other Lender or Lenders selected as a Reference Bank by the Administrative Agent and the Required Lenders, PROVIDED, that if any of such Reference Banks is no longer a Lender, such other Lender or Lenders as may be selected by the Administrative Agent acting on instructions from the Required Lenders.

         "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

         "REGULATION U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

         "REPORTABLE EVENT" shall mean an event described in section 4043 of ERISA or the regulations thereunder with respect to a Plan, other than those events as to which the notice requirement is waived under subsections .22, .23,
 .25, .27, .28, .30, .31, .32, .34, .35, .63, .64, .65 or .67 of PBGC Regulation
section 4043.

         "REQUIRED LENDERS" shall mean Non-Defaulting Lenders whose outstanding Loans and Unutilized Commitments constitute more than 66+2/3% of the sum of the total outstanding Loans and Unutilized Commitments of Non-Defaulting Lenders (PROVIDED that, for purposes hereof, neither the Borrower, nor any of its Affiliates, shall be included in (i) the Lenders holding such amount of the Loans or having such amount of the Unutilized Commitments, or (ii) determining the aggregate unpaid principal amount of the Loans or Unutilized Commitments).

         "RESTRICTED STOCK PAYMENTS" shall mean (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Subsidiary, or (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower.

         "SALE AND LEASE-BACK TRANSACTION" shall mean any arrangement with any person providing for the leasing by the Borrower or any Subsidiary of the Borrower of any property (except for temporary leases for a term, including any renewal thereof, of not more than one year and except for leases between the Borrower and a Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Borrower or such Subsidiary to such person.

         "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and its successors.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "SEC REGULATION D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

         "SECTION 5.4(b)(ii) CERTIFICATE" shall have the meaning provided in section 5.4(b)(ii).

         "SECURITY AGREEMENT" shall have the meaning provided in section 6.1(c).

         "SECURITY DOCUMENTS" shall mean the Security Agreement, the Pledge Agreement, the Collateral Assignment of Trademarks, the Collateral Assignment of Patents and each other document pursuant to which any Lien or security interest is granted by any Credit Party to the Collateral Agent as security for any of the Obligations.

         "STANDARD PERMITTED LIENS" shall mean the following:

                  (i) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established;

                  (ii) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, materialmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any Subsidiary;

                  (iii) Liens created by this Agreement or the other Credit Documents;

                  (iv) Liens (x) in existence on the Closing Date which are listed, and the Indebtedness secured thereby and the property subject thereto on the Closing Date described, in Annex IV, or (y) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, PROVIDED that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets;

                  (v) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under section 10.1(g);

                  (vi) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; and mechanic's Liens, carrier's Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements;

                  (vii) Leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement;

                  (viii) easements, rights-of-way, zoning or deed restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries considered as an entirety; and

                  (ix) Liens arising from financing statements regarding property subject to leases not in violation of the requirements of this Agreement, PROVIDED that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor).

         "STATED AMOUNT" of each Letter of Credit shall mean the maximum available to be drawn thereunder (regardless of whether any conditions or other requirements for drawing could then be met).

         "SUBORDINATED INDEBTEDNESS" shall mean any Indebtedness which has been subordinated to the Obligations in such manner and to such extent as the Administrative Agent (acting on instructions from the Required Lenders) may require.

         "SUBSIDIARY" of any person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

         "SUBSIDIARY GUARANTOR" shall mean any Subsidiary which is a party to the Subsidiary Guaranty.

         "SUBSIDIARY GUARANTY" shall have the meaning provided in section
6.1(c).

         "SYNTHETIC LEASE" shall mean any lease (i) which is accounted for by the lessee as an Operating Lease, and (ii) under which the lessee is intended to be the "owner" of the leased property for Federal income tax purposes.

         "TESTING PERIOD" shall mean for any determination a single period consisting of the four consecutive fiscal quarters of the Borrower then last ended (whether or not such quarters are all within the same fiscal year), EXCEPT that if a particular provision of this Agreement indicates that a Testing Period shall be of a different specified duration, such Testing Period shall consist of the particular fiscal quarter or quarters then last ended which are so indicated in such provision.

         "TOTAL COMMITMENT" shall mean the sum of the Commitments of the Lenders.

         "TYLER BOULEVARD FACILITY" shall mean the Borrower's approximately 300,000 square foot shipping facility and associated Rela Property located at 8120 Tyler Boulevard, Mentor, Ohio 44060.

         "TYPE" shall mean any type of Loan determined with respect to the interest option applicable thereto, I.E., a Prime Rate Loan or Eurodollar Loan.

         "UCC" shall mean the Uniform Commercial Code.

         "UNFUNDED CURRENT LIABILITY" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

         "UNITED STATES" and "U.S." each means United States of America.

         "UNPAID DRAWING" shall have the meaning provided in section 3.3(a).

         "UNUTILIZED COMMITMENT" for any Lender at any time shall mean the excess of (i) such Lender's Commitment at such time over (ii) the sum of (x) the principal amount of Loans made by such Lender and outstanding at such time plus
(y) such Lender's Percentage of Letter of Credit Outstandings at such time.

         "UNUTILIZED TOTAL COMMITMENT" shall mean, at any time, the excess of
(i) the Total Commitment at such time over (ii) the sum of (x) the aggregate principal amount of all Loans then outstanding plus (y) the aggregate Letter of Credit Outstandings at such time.

         "WHOLLY-OWNED SUBSIDIARY" shall mean each Subsidiary of the Borrower at least 95% of whose capital stock, equity interests and partnership interests, other than director's qualifying shares or similar interests, are owned directly or indirectly by the Borrower.

         "WRITTEN", "WRITTEN" or "IN WRITING" shall mean any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.

         1.2. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         1.3. ACCOUNTING TERMS. Except as otherwise specifically provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision of section 8 or 9 hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof to such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any such provision hereof for such purposes), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance with the requirements of this Agreement.

         1.4. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to sections, Annexes and Exhibits shall be construed to refer to sections of, and Annexes and Exhibits to, this Agreement, and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all real property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing.

         1.5. CURRENCY EQUIVALENTS. For purposes of this Agreement, except as otherwise specified herein, (i) the equivalent in Dollars of any Alternative Currency shall be determined by using the quoted spot rate at which the Administrative Agent offers to exchange Dollars for such Alternative Currency at its Payment Office at 9:00 A.M. (local time at the Payment Office) two Business Days prior to the date on which such equivalent is to be determined, and (ii) the equivalent in any Alternative Currency of Dollars shall be determined by using the quoted spot rate at which the Administrative Agent's Payment Office offers to exchange such Alternative Currency for Dollars at the Payment Office at 9:00 A.M. (local time at the Payment Office) two Business Days prior to the date on which such equivalent is to be determined; PROVIDED, that (A) the equivalent in Dollars of any Unpaid Drawing in respect of any Letter of Credit denominated in an Alternative Currency shall be determined at the time the drawing under such Letter of Credit was paid or disbursed by the applicable Letter of Credit Issuer; (B) for purposes of sections 2.1, 3.1(b) and 5.2, the equivalent in Dollars of the Stated Amount of any Letter of Credit denominated in an Alternative Currency shall be calculated (x) on the date of the issuance of the respective Letter of Credit, (y) on the first Business Day of each calendar month thereafter and (z) in any other case where the same is required or permitted to be calculated, on such other day as the Administrative Agent may, in its sole discretion, consider appropriate; and (C) for purposes of sections 4.1(b) and (c), the equivalent in Dollars of the Stated Amount of any Letter of Credit denominated in an Alternative Currency shall be calculated as of 9:00 A.M. (local time at the Payment Office) on the date of issuance (or any increase in the amount or renewal) of any applicable Letter of Credit.

         SECTION 2.   AMOUNT AND TERMS OF LOANS.

         2.1. COMMITMENTS FOR LOANS. Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make a loan or loans (each a "LOAN" and, collectively, the "LOANS") to the Borrower, which Loans shall be drawn in accordance with the following provisions:

                  (a) Loans may be incurred by the Borrower at any time and from time to time on and after the Closing Date and prior to the Maturity Date;

                  (b) except as otherwise provided, Loans may, at the option of the Borrower, be incurred and maintained as, or converted into, Loans which are Prime Rate Loans or Eurodollar Loans, in each case denominated in Dollars, PROVIDED that all Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Loans of the same Type;

                  (c) Loans may be repaid or prepaid and reborrowed in accordance with the provisions hereof; and

                  (d) Loans made by any Lender shall not exceed for such Lender at any time outstanding that aggregate principal amount which, when added to the product at such time of (i) such Lender's Percentage, TIMES (ii) the aggregate Letter of Credit Outstandings, equals the Commitment of such Lender at such time.

         2.2. MINIMUM BORROWING AMOUNTS, ETC.; PRO RATA BORROWINGS. (a) The aggregate principal amount of each Borrowing by the Borrower shall not be less than the Minimum Borrowing Amount. More than one Borrowing may be incurred by the Borrower on any day, PROVIDED that (i) if there are two or more Borrowings on a single day by the Borrower which consist of Eurodollar Loans, each such Borrowing shall have a different initial Interest Period, and (ii) at no time shall there be more than 9 Borrowings of Eurodollar Loans outstanding hereunder.

         (b) All Borrowings shall be made by the Lenders PRO RATA on the basis of their respective Commitments. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitment hereunder.

         2.3. NOTICE OF BORROWING. (a) Whenever the Borrower desires to incur Loans, it shall give the Administrative Agent at its Notice Office,

                (A) BORROWINGS OF EURODOLLAR LOANS: prior to 12:00 noon (local time at its Notice Office), at least three Business Days' prior written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of each Borrowing of Eurodollar Loans to be made hereunder, or

                (B) BORROWINGS OF PRIME RATE LOANS: prior to 12:00 noon (local time at its Notice Office) on the proposed date thereof written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of each Borrowing of Prime Rate Loans to be made hereunder.

Each such notice (each such notice, a "NOTICE OF BORROWING") shall (if requested by the Administrative Agent to be confirmed in writing), be substantially in the form of Exhibit B-1, and in any event shall be irrevocable and shall specify:
(i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing; (ii) the date of the Borrowing (which shall be a Business Day); (iii) whether the Borrowing shall consist of Prime Rate Loans or Eurodollar Loans; and
(iv) if the requested Borrowing consists of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Lender's proportionate share thereof and of the other matters covered by the Notice of Borrowing relating thereto.

         (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower entitled to give telephonic notices under this Agreement on behalf of the Borrower. In each such case, the Administrative Agent's record of the terms of such telephonic notice shall be conclusive absent manifest error.

         2.4. DISBURSEMENT OF FUNDS. (a) No later than 2:00 P.M. (local time at the Payment Office) on the date specified in each Notice of Borrowing relating to Eurodollar Loans, and no later than 2:00 P.M. (local time at the Payment Office) on the date specified in each Notice of Borrowing relating to Prime Rate Loans, each Lender will make available its PRO RATA share of each Borrowing requested to be made on such date in the manner provided below. All amounts shall be made available to the Administrative Agent in U.S. dollars and immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Effective Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with section 2.7, for the respective Loans (but without any requirement to pay any amounts in respect thereof pursuant to section 2.10).

         (b) Nothing herein and no subsequent termination of the Commitments pursuant to section 4.2 or 4.3 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder and in existence from time to time or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         2.5. NOTES AND LOAN ACCOUNTS. (A) LOANS EVIDENCED BY NOTES. The Borrower's obligation to pay the principal of, and interest on, the Loans made to it by each Lender shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit A (each a "NOTE" and, collectively, the "NOTES").

         (b)    FORM OF NOTE. The Note issued by the Borrower to a Lender shall:
(i) be executed by the Borrower; (ii) be payable to the order of such Lender and be dated on or prior to the date the first Loan outstanding thereunder is made;
(iii) be payable in the principal amount of Loans evidenced thereby; (iv) mature on the Maturity Date; (v) bear interest as provided in section 2.7 in respect of the Prime Rate Loans or Eurodollar Loans, as the case may be, evidenced thereby;
(vi) be subject to mandatory prepayment as provided in section 5.2; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (c) LOAN ACCOUNTS OF LENDERS. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (d) LOAN ACCOUNTS OF ADMINISTRATIVE AGENT. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the applicable Interest Period if such Loan is a Eurodollar Loan, (ii) the amount of any principal due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

         (e) EFFECT OF LOAN ACCOUNTS, ETC. The entries made in the accounts maintained pursuant to section 2.5(c) and (d) shall be PRIMA FACIE evidence of the existence and amounts and amounts of the obligations recorded therein; PROVIDED, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay or prepay the Loans in accordance with the terms of this Agreement.

         (f) ENDORSEMENTS OF AMOUNTS ON NOTES PRIOR TO TRANSFER. Each Lender will, prior to any transfer of any of the Notes issued to it by the Borrower, endorse on the reverse side thereof or the grid attached thereto the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation shall not affect the Borrower's obligations in respect of such Loans.

         2.6. CONVERSIONS. The Borrower shall have the option to Convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of its Loans of one Type owing by it into a Borrowing or Borrowings of another Type of Loans which can be made hereunder, PROVIDED that:

                (a) no partial Conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto;

                (b) any Conversion of Eurodollar Loans into Prime Rate Loans shall be made on, and only on, the last day of an Interest Period for such Eurodollar Loans;

                (c) Prime Rate Loans may only be Converted into Eurodollar Loans if no Default under section 10.1(a) or Event of Default is in existence on the date of the Conversion unless the Required Lenders otherwise agree;

                (d) Prime Rate Loans may not be Converted into Eurodollar Loans during any period when such Conversion is not permitted under section 2.9; and

                (e)     Borrowings of Eurodollar Loans resulting from this
         section 2.6 shall conform to the requirements of section 2.2(a).

Each such Conversion shall be effected by the Borrower giving the Administrative Agent at its Notice Office, prior to 11:00 A.M. (local time at such Notice Office), at least three Business Days' (or prior to 11:00 A.M. (local time at such Notice Office) same Business Day's, in the case of a Conversion into Prime Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing if so requested by the Administrative Agent) (each a "NOTICE OF CONVERSION"), substantially in the form of Exhibit B-2, specifying the Loans to be so Converted, the Type of Loans to be Converted into and, if to be Converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed Conversion affecting any of its Loans. For the avoidance of doubt, the prepayment or repayment of any Loans out of the proceeds of other Loans by the Borrower is not considered a Conversion of Loans into other Loans.

         2.7. INTEREST. (a) INTEREST ON PRIME RATE LOANS. During such periods as a Loan is a Prime Rate Loan, it shall bear interest at a fluctuating rate per annum which shall at all times be equal to the Prime Rate then in effect PLUS the Applicable Prime Rate Margin then in effect.

         (b) INTEREST ON EURODOLLAR LOANS. During such periods as a Loan is a Eurodollar Loan, it shall bear interest at a rate per annum which shall at all times during an Interest Period therefor be the relevant Adjusted Eurodollar Rate for such Eurodollar Loan for such Interest Period PLUS the Applicable Eurodollar Margin from time to time in effect.

         (c) DEFAULT INTEREST. Notwithstanding the above provisions, if a Default under section 10.1(a) or Event of Default is in existence, all outstanding amounts of principal and, to the extent permitted by law, all overdue interest, in respect of each Loan shall bear interest, payable on demand, at a fluctuating rate per annum equal to 2% per annum above the rate in effect from time to time pursuant to section 2.7(a). If any amount (other than the principal of and interest on the Loans) payable by the Borrower under the Credit Documents is not paid when due, such amount shall bear interest, payable on demand, at a fluctuating rate per annum equal to 2% per annum above the rate in effect from time to time pursuant to section 2.7(a).

         (d) ACCRUAL AND PAYMENT OF INTEREST. Interest shall accrue from and including the date of any Borrowing to but excluding the date of any prepayment or repayment thereof and shall be payable

                (i) in respect of each Prime Rate Loan, quarterly in arrears on the first Business Day of each April, July, October and January;

                (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and in the case of an Interest Period in excess of three months, on the dates which are successively three months after the commencement of such Interest Period; and

                (iii) in respect of each Loan, on any prepayment or Conversion (on the amount prepaid or Converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

         (e) COMPUTATIONS OF INTEREST. All computations of interest hereunder shall be made in accordance with section 12.7(b).

         (f) INFORMATION AS TO RATES. The Administrative Agent upon determining the interest rate for any Borrowing shall promptly notify the Borrower and the affected Lenders thereof. If the Administrative Agent is unable to determine the Adjusted Eurodollar Rate for any Borrowing of Eurodollar Loans by reference to the Telerate screen or other information provided by a service organization referred to in clause (i) of the definition of the term Adjusted Eurodollar Rate, then each Reference Bank agrees to furnish the Administrative Agent timely information for the purpose of determining the Adjusted Eurodollar Rate for any such Borrowing. If any one or more of the Reference Banks shall not timely furnish such information, the Administrative Agent shall determine the Adjusted Eurodollar Rate on the basis of timely information furnished by the remaining Reference Banks.

         (g) INTEREST RATE MARGINS. As used herein, the term "APPLICABLE PRIME RATE MARGIN", as applied to any Loan which is a Prime Rate Loan, and the term "APPLICABLE EURODOLLAR MARGIN", as applied to any Loan which is a Eurodollar Loan, means the particular rate per annum determined by the Administrative Agent in accordance with the Pricing Grid Table which appears below, based on the Borrower's ratio of Consolidated Total Adjusted Debt to Consolidated EBITDA, as computed in accordance with section 9.7 hereof, and such Pricing Grid Table, and the following provisions:

                (i) Initially, until changed hereunder in accordance with the following provisions, the Applicable Prime Rate Margin will be zero basis points per annum and the Applicable Eurodollar Margin will be 150 basis points per annum.

                (ii) Commencing with the fiscal quarter of the Borrower ended on or nearest to March 31, 2000, and continuing with each fiscal quarter thereafter, the Administrative Agent will determine the Applicable Prime Rate Margin for any Prime Rate Loan and the the Applicable Eurodollar Margin for any Eurodollar Loan in accordance with the Pricing Grid Table, based on the Borrower's ratio of (x) Consolidated Total Adjusted Debt as of the end of the fiscal quarter, to (y) Consolidated EBITDA for the Testing Period ended on the last day of the fiscal quarter, as computed in accordance with section 9.7 hereof, and identified in such Pricing Grid Table. Changes in the Applicable Prime Rate Margin and the Applicable Eurodollar Margin based upon changes in such ratio shall become effective on the first day of the month following the receipt by the Administrative Agent pursuant to section 8.1(a) or (b), as applicable, of the financial statements of the Borrower, accompanied by the certificate and calculations referred to in section 8.1(c), demonstrating the computation of such ratio, based upon the ratio in effect at the end of the applicable period covered (in whole or in part) by such financial statements.

                (iii) Notwithstanding the above provisions, during any period when (A) the Borrower has failed to timely deliver its consolidated financial statements referred to in section 8.1(a) or (b), accompanied by the certificate and calculations referred to in section 8.1(c), (B) a Default under section 10.1(a) has occurred and is continuing, or (C) an Event of Default has occurred and is continuing, the Applicable Prime Rate Margin and the Applicable Eurodollar Margin shall each be the highest rate per annum indicated therefor in the Pricing Grid

         Table, regardless of the Borrower's ratio of Consolidated Total Adjusted Debt to Consolidated EBITDA at such time.

                (iv) Any changes in the Applicable Prime Rate Margin or the Applicable Eurodollar Margin shall be determined by the Administrative Agent in accordance with the above provisions and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Administrative Agent pursuant to this section 2.7(g) shall be conclusive and binding absent manifest error.


                               PRICING GRID TABLE
                           (EXPRESSED IN BASIS POINTS)

================================================================================
          RATIO OF
CONSOLIDATED TOTAL ADJUSTED DEBT        APPLICABLE   APPLICABLE   APPLICABLE
             TO                         EURODOLLAR   PRIME RATE   COMMITMENT
      CONSOLIDATED EBITDA                 MARGIN       MARGIN      FEE RATE
================================================================================
>= 2.50 to 1.00                           225.00       75.00       50.00
--------------------------------------------------------------------------------
>= 2.00 to 1.00 and < 2.50 to 1.00        200.00       50.00       37.50
--------------------------------------------------------------------------------
>= 1.50 to 1.00 and < 2.00 to 1.00        175.00       25.00       30.00
--------------------------------------------------------------------------------
>= 1.00 to 1.00 and < 1.50 to 1.00        150.00        -0-        25.00
--------------------------------------------------------------------------------
< 1.00 to 1.00                            100.00        -0-        20.00
================================================================================


         2.8. SELECTION AND CONTINUATION OF INTEREST PERIODS. (a) The Borrower shall have the right

                (x) at the time it gives a Notice of Borrowing or Notice of Conversion in respect of the making of or Conversion into a Borrowing consisting of Eurodollar Loans, to select in such Notice the Interest Period to be applicable to such Borrowing, and

                (y) prior to 11:00 A.M. (local time at the Notice Office) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing consisting of Eurodollar Loans, to elect by giving the Administrative Agent written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) to Continue all or the Minimum Borrowing Amount of the principal amount of such Loans as one or more Borrowings of Eurodollar Loans and to select the Interest Period to be applicable to any such Borrowing (any such notice, a "NOTICE OF CONTINUATION"), which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period; PROVIDED, that notwithstanding anything to the contrary contained above, the Borrower's right to select an Interest Period or to effect any Continuation shall be subject to the applicable provisions of section 2.9 and to the following:

                (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (the date of a Borrowing resulting from a Conversion or Continuation shall be the date of such Conversion or Continuation) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                (iv) no Interest Period for any Eurodollar Loan may be selected which would end after the Maturity Date;

                (v) each Borrowing of Eurodollar Loans resulting from any Continuation shall be in at least the Minimum Borrowing Amount applicable thereto; and

                (vi) no Interest Period may be elected at any time when a Default under section 10.1(a) or an Event of Default is then in existence unless the Required Lenders otherwise agree.

         (b) If upon the expiration of any Interest Period the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to Convert such Borrowing to Prime Rate Loans effective as of the expiration date of such current Interest Period. If the Borrower fails to specify in a Notice of Continuation the Interest Period for any Eurodollar Loans which will be Continued as Eurodollar Loans, such Interest Period shall be deemed to be one month.

         2.9. INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender, shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                (i) on any date for determining the Adjusted Eurodollar Rate for any Interest Period that, by reason of any changes arising after the Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted Eurodollar Rate; or

                (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder in an amount which such Lender deems material with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves includable in the Adjusted Eurodollar Rate pursuant to the definition thereof) and/or (y) other circumstances adversely affecting the interbank Eurodollar market; or

                (iii) at any time, that the making or Continuance of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any change since the Effective Date in any law, governmental rule, regulation, guideline or order, or the official interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Lender customarily complies or has become impracticable as a result of a contingency occurring after the Effective Date which materially adversely affects the interbank Eurodollar market;

THEN, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (x) on or promptly following such date or time and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the

Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing, Notice of Continuation or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred, Continued or Converted shall be deemed rescinded by the Borrower or, in the case of a Notice of Borrowing, shall, at the option of the Borrower, be deemed converted into a Notice of Borrowing for Prime Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender, for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, which basis must be reasonable, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in section 2.9(b) as promptly as possible and, in any event, within the time period required by law.

         (b) At any time that any Eurodollar Loan is affected by the circumstances described in section 2.9(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to section 2.9(a)(iii) the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to section 2.9(a)(ii) or (iii), cancel said Borrowing, convert the related Notice of Borrowing into one requesting a Borrowing of Prime Rate Loans or require the affected Lender to make its requested Loan as a Prime Rate Loan, or (ii) if the affected Eurodollar Loan is then outstanding, upon at least one Business Day's notice to the Administrative Agent, require the affected Lender to Convert each such Eurodollar Loan into a Prime Rate Loan, PROVIDED that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this section 2.9(b).

         (c) If any Lender shall have determined that after the Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, in each case made subsequent to the Effective Date, has or would have the effect of reducing by an amount reasonably deemed by such Lender to be material the rate of return on such Lender's or its parent corporation's capital or assets as a consequence of such Lender's commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent corporation's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this section 2.9(c), will give prompt written notice thereof to the Borrower, which notice shall set forth, in reasonable detail, the basis of the calculation of such additional amounts, which basis must be reasonable, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this section 2.9(c) upon the subsequent receipt of such notice.

         (d)    Notwithstanding anything in this Agreement to the contrary,
(i) no Lender shall be entitled to compensation or payment or reimbursement of other amounts under section 2.9 or 3.5 for any amounts incurred or accruing more than 90 days prior to the giving of notice to the Borrower of additional costs or other amounts of the nature described in such sections, and (ii) no Lender shall demand compensation for any reduction referred to in section 2.9(c) or payment or reimbursement of other amounts under section 3.5 if it shall not at the time be the general policy or practice of such Lender to demand such compensation, payment or reimbursement in similar circumstances under comparable provisions of other credit agreements.

         2.10. BREAKAGE COMPENSATION. The Borrower shall compensate each applicable Lender, upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing, Notice of Continuation or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to section 2.9(a)); (ii) if any repayment, prepayment or Conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to section 2.9(b).

         2.11. CHANGE OF LENDING OFFICE; REPLACEMENT OF LENDERS. (a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of section 2.9(a)(ii) or (iii), 2.9(c) or 3.5 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office for any Loans or Commitment affected by such event, PROVIDED that such designation is made on such terms that such Lender and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section.

         (b) If any Lender requests any compensation, reimbursement or other payment under section 2.9(a)(ii) or (iii), 2.9(c) or 3.5 with respect to such Lender, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with the restrictions contained in section 12.4(c)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation, reimbursement or other payments required to be made under section 2.9(a)(ii) or (iii), 2.9(c) or 3.5 with respect to such Lender, such assignment will result in a reduction in such compensation, reimbursement or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

         (c) Nothing in this section 2.11 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in section 2.9 or 3.5.

         SECTION 3.   LETTERS OF CREDIT.

         3.1. LETTERS OF CREDIT. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request a Letter of Credit Issuer at any time and from time to time on or after the Closing Date and prior to the date that is 15 Business Days prior to the Maturity Date to issue, for the account of the Borrower or any of its Subsidiaries and in support of (i) trade obligations of the Borrower and its Subsidiaries incurred in the ordinary course of business, and/or (ii) worker compensation, liability insurance, releases of contract retention obligations, contract performance guarantee requirements and other bonding obligations of the Borrower or any such Subsidiary incurred in the ordinary course of its business, and such other standby obligations of the Borrower and its Subsidiaries that are acceptable to the Letter of Credit Issuer, and subject to and upon the terms and conditions herein set forth, such Letter of Credit Issuer agrees to issue from time to time, irrevocable documentary or standby letters of credit denominated and payable in Dollars or an Alternative Currency in such form as may be approved by such Letter of Credit Issuer and the Administrative Agent (each such letter of credit (and each Existing Letter of Credit described in section 3.1(d)), a "LETTER OF CREDIT" and collectively, the "LETTERS OF CREDIT").

         (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings at such time, would exceed either (x) $10,000,000, or (y) when added to the aggregate principal amount of all Loans then outstanding, an amount equal to the Total Commitment at such time; (ii) no individual Letter of Credit (other than any Existing Letter of Credit) shall be issued which has an initial Stated Amount less than $100,000 unless such lesser Stated Amount is acceptable to the Letter of Credit Issuer; and (iii) each Letter of Credit shall have an expiry date (including any renewal periods) occurring not later than the earlier of (A) one year from the date of issuance thereof, unless a longer period is approved by the relevant Letter of Credit Issuer and Lenders (other than any Defaulting Lender) holding a majority of the Total Commitment, and (B) 15 Business Days prior to the Maturity Date, in each case on terms acceptable to the Administrative Agent and the relevant Letter of Credit Issuer.

         (c) Notwithstanding the foregoing, in the event a Lender Default exists, no Letter of Credit Issuer shall be required to issue any Letter of Credit unless either (i) such Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrower to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' Percentage of the Letter of Credit Outstandings; or (ii) the issuance of such Letter of Credit, taking into account the potential failure of the Defaulting Lender or Lenders to risk participate therein, will not cause the Letter of Credit Issuer to incur aggregate credit exposure hereunder with respect to Loans and Letter of Credit Outstandings in excess of its Commitment, and the Borrower has undertaken, for the benefit of such Letter of Credit Issuer, pursuant to an instrument satisfactory in form and substance to such Letter of Credit Issuer, not to thereafter incur Loans or Letter of Credit Outstandings hereunder which would cause the Letter of Credit Issuer to incur aggregate credit exposure hereunder with respect to Loans and Letter of Credit Outstandings in excess of its Commitment.

         (d) Annex VI hereto contains a description of all letters of credit outstanding on, and to continue in effect after, the Closing Date. Each such letter of credit issued by a bank that is or becomes a Lender under this Agreement on the Effective Date (each, an "EXISTING LETTER OF CREDIT") shall constitute a "Letter of Credit" for all purposes of this Agreement, issued, for purposes of section 3.4(a), on the Closing Date, and the Borrower, the Administrative Agent and the applicable Lenders hereby agree that, from and after such date, the terms of this Agreement shall apply to such Letters of Credit, superseding any other agreement theretofore applicable to them to the extent inconsistent with the terms hereof.

         (e) No Letter of Credit Issuer shall issue any Letter of Credit, or renew or extend or increase the amount of any previously issued Letter of Credit, if at the time thereof the Administrative Agent and such Letter of Credit Issuer shall have been notified by the Required Lenders in writing that any of the conditions contained in this Agreement to such issuance, renewal, extension or increase have not been satisfied, UNLESS such notice shall have been withdrawn by the Required Lenders in a written instrument delivered to the Administrative Agent and such Letter of Credit Issuer.

         3.2. LETTER OF CREDIT REQUESTS: NOTICES OF ISSUANCE. (a) Whenever it desires that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and the Letter of Credit Issuer written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) which, if in the form of written notice shall be substantially in the form of Exhibit B-3, or transmit by electronic communication (if arrangements for doing so have been approved by the Letter of Credit Issuer), prior to 11:00 A.M. (local time at its Notice Office) at least three Business Days (or such shorter period as may be acceptable to the relevant Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) (each a "LETTER OF CREDIT REQUEST"), which Letter of Credit Request shall include such supporting documents that such Letter of Credit Issuer customarily requires in connection therewith (including, in the case of a Letter of Credit for an account party other than the Borrower, an application for, and if applicable a reimbursement agreement with respect to, such Letter of Credit). Any such documents executed in connection with the issuance of a Letter of Credit, including the Letter of Credit itself, are herein referred to as "LETTER OF CREDIT DOCUMENTS". In the event of any inconsistency between any of the terms or provisions of any Letter of Credit Document and the terms and provisions of this Agreement respecting Letters of Credit, the terms and provisions of this Agreement shall control. The Administrative Agent shall promptly notify each Lender of each Letter of Credit Request.

         (b) Each Letter of Credit Issuer shall provide to the Administrative Agent and each other Lender a quarterly (or monthly if requested by the Administrative Agent or any applicable Lender) summary describing each Letter of Credit issued by such Letter of Credit Issuer and then outstanding and an identification for the relevant period of the daily aggregate Letter of Credit Outstandings represented by Letters of Credit issued by such Letter of Credit Issuer. Each Letter of Credit Issuer shall, if requested by the Administrative Agent or any other Lender, provide a copy of each Letter of Credit issued by it.

         3.3. AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS. (a) The Borrower hereby agrees to reimburse (or cause any Subsidiary for whose account a Letter of Credit was issued to reimburse) each Letter of Credit Issuer, by making payment directly to such Letter of Credit Issuer in immediately available funds at the payment office of such Letter of Credit Issuer, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit (each such amount so paid or disbursed until reimbursed, an "UNPAID DRAWING") not later than the Business Day immediately following the Business Day on which such Letter of Credit Issuer notifies the Borrower (or any such Subsidiary for whose account such Letter of Credit was issued) of such payment or disbursement (which notice to the Borrower (or such Subsidiary) shall be delivered reasonably promptly after any such payment or disbursement), such payment to be made in Dollars (and in the amount which is the Dollar equivalent of any such payment or disbursement made or denominated in an Alternative Currency), with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (local time at the payment office of the Letter of Credit Issuer) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the rate then applicable to Loans which are Prime Rate Loans (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such payment or disbursement), any such interest also to be payable on demand. If by 11:00 A.M. on the Business Day immediately following notice to it of its obligation to make reimbursement in respect of an Unpaid Drawing, the Borrower has not made such reimbursement out of its available cash on hand or a contemporaneous Borrowing hereunder, (x) the Borrower will be deemed to have given a Notice of Borrowing for Prime Rate Loans in an aggregate principal amount sufficient to reimburse such Unpaid Drawing (and the Administrative Agent shall promptly give notice to the Lenders of such deemed Notice of Borrowing), (y) the Lenders shall, unless they are legally prohibited from doing so, make the Loans contemplated by such deemed Notice of Borrowing (which Loans shall be considered made under section 2.1 hereof), and
(z) the proceeds of such Prime Rate Loans shall be disbursed directly to the applicable Letter of Credit Issuer to the extent necessary to effect such reimbursement, with any excess proceeds to be made available to the Borrower in accordance with the applicable provisions of this Agreement.

         (b) The Borrower's obligation under this section 3.3 to reimburse, or cause a Subsidiary to reimburse, each Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against such Letter of Credit Issuer, the Administrative Agent, any other Letter of Credit Issuer or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing, PROVIDED, HOWEVER that the Borrower shall not be obligated to reimburse, or cause a Subsidiary to reimburse, a Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

         3.4. LETTER OF CREDIT PARTICIPATIONS. (a) Immediately upon the issuance by a Letter of Credit Issuer of any Letter of Credit (and on the Closing Date with respect to any Existing Letter of Credit), such Letter of Credit Issuer shall be deemed to have sold and transferred to each Lender with a Commitment, and each such Lender (each a "PARTICIPANT") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder, the obligations of the Borrower under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Administrative Agent for the account of the Lenders as provided in section 4.1(b) and the Participants shall have no right to receive any portion of any fees of the nature contemplated by section 4.1(c)), the obligations of any Subsidiary of the Borrower under any Letter of Credit Documents pertaining thereto, and any security for, or guaranty pertaining to, any of the foregoing. Upon any change in the Commitments of the Lenders pursuant to section 12.4(c), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this section 3.4 to reflect the new Percentages of the assigning and assignee Lender.

         (b) In determining whether to pay under any Letter of Credit, a Letter of Credit Issuer shall not have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by a Letter of Credit Issuer under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability.

         (c) In the event that a Letter of Credit Issuer makes any payment under any Letter of Credit and the Borrower shall not have reimbursed (or caused any applicable Subsidiary to reimburse) such amount in full to such Letter of Credit Issuer pursuant to section 3.3(a), such Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Letter of Credit Issuer, the amount of such Participant's Percentage of such payment in Dollars (the Administrative Agent having determined in the case of any payment by a Letter of Credit Issuer made in an Alternative Currency the equivalent thereof in Dollars) and in same day funds, PROVIDED, HOWEVER, that no Participant shall be obligated to pay to the Administrative Agent its Percentage of such unreimbursed amount for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer. If the Administrative Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (local time at its Notice Office) on any Business Day, such Participant shall make available to the Administrative Agent for the account of the relevant Letter of Credit Issuer such Participant's Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to the Administrative Agent for the account of the relevant Letter of Credit Issuer, such Participant agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Letter of Credit Issuer at the Federal Funds Effective Rate. The failure of any Participant to make available to the Administrative Agent for the account of the relevant Letter of Credit Issuer its Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Letter of Credit Issuer its Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Letter of Credit Issuer such other Participant's Percentage of any such payment.

         (d) Whenever a Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to section 3.4(c) above, such Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its Percentage thereof, in U.S. dollars and in same day funds, an amount equal to such Participant's Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations, as and to the extent so received.

         (e) The obligations of the Participants to make payments to the Administrative Agent for the account of each Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                (ii) the existence of any claim, set-off defense or other right which the Borrower (or any Subsidiary) may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any person for whom any such transferee may be acting), the Administrative Agent, any Letter of Credit Issuer, any Lender, or other person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower (or any Subsidiary) and the beneficiary named in any such Letter of Credit), other than any claim which the Borrower (or any Subsidiary which is the account party with respect to a Letter of Credit) may have against any applicable Letter of Credit Issuer for gross negligence or wilful misconduct of such Letter of Credit Issuer in making payment under any applicable Letter of Credit;

                (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit
         Documents: or

                (v)     the occurrence of any Default or Event of Default.

         (f) To the extent the Letter of Credit Issuer is not indemnified by the Borrower, the Participants will reimburse and indemnify the Letter of Credit Issuer, in proportion to their respective Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Letter of Credit Issuer in performing its respective duties in any way related to or arising out of its issuance of Letters of Credit, PROVIDED that no Participants shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements resulting from the Letter of Credit Issuer's gross negligence or willful misconduct.

         3.5. INCREASED COSTS. If after the Effective Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any Lender with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency (in each case made subsequent to the Effective Date) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such Lender's participation therein, or (ii) shall impose on such Letter of Credit Issuer or any Lender any other conditions affecting this Agreement, any Letter of Credit or such Lender's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Lender of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Lender hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges), then, upon demand to the Borrower by such Letter of Credit Issuer or such Lender (a copy of which notice shall be sent by such Letter of Credit Issuer or such Lender to the Administrative Agent), the Borrower shall pay to such Letter of Credit Issuer or such Lender such additional amount or amounts as will compensate any such Letter of Credit Issuer or such Lender for such increased cost or reduction. A certificate submitted to the Borrower by any Letter of Credit Issuer or any Lender, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Lender to the Administrative Agent), setting forth, in reasonable detail, the basis for the determination of such additional amount or amounts necessary to compensate any Letter of Credit Issuer or such Lender as aforesaid shall be conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this section 3.5. Reference is hereby made to the provisions of sections 2.9(d) and 2.11 for certain limitations upon the rights of a Letter of Credit Issuer or Lender under this section.

         3.6. GUARANTY OF SUBSIDIARY LETTER OF CREDIT OBLIGATIONS. (a) The Borrower hereby unconditionally guarantees, for the benefit of the Administrative Agent and the Lenders, the full and punctual payment of the Obligations of each Subsidiary under each Letter of Credit Document to which such Subsidiary is now or hereafter becomes a party. Upon failure by any such Subsidiary to pay punctually any such amount, the Borrower shall forthwith on demand by the Administrative Agent pay the amount not so paid at the place and in the currency and otherwise in the manner specified in this Agreement or any applicable Letter of Credit Document.

         (b) As a separate, additional and continuing obligation, the Borrower unconditionally and irrevocably undertakes and agrees, for the benefit of the Administrative Agent and the Lenders, that, should any amounts not be recoverable from the Borrower under section 3.6(a) for any reason whatsoever (including, without limitation, by reason of any provision of any Credit Document or any other agreement or instrument executed in connection therewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any notice or knowledge thereof by any Lender, the Administrative Agent, any of their respective Affiliates, or any other person, at any time, the Borrower as sole, original and independent obligor, upon demand by the Administrative Agent, will make payment to the Administrative Agent, for the account of the Lenders and the Administrative Agent, of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in the Credit Documents.

         (c) The obligations of the Borrower under this section shall be unconditional and absolute and, without limiting the generality of the foregoing shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:

                (i) any extension, renewal, settlement, compromise, waiver or release in respect to any obligation of any Subsidiary under any Letter of Credit Document, by operation of law or otherwise;

                (ii) any modification or amendment of or supplement to this Agreement, any Note or any other Credit Document;

                (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower under this Agreement, any Note or any other Credit Document or of any Subsidiary under any Letter of Credit Document;

                (iv) any change in the corporate existence, structure or ownership of any Subsidiary or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Subsidiary or its assets or any resulting release or discharge of any obligation of any Subsidiary contained in any Letter of Credit Document;

                (v) the existence of any claim, set-off or other rights which the Borrower may have at any time against any Subsidiary, the Administrative Agent, any Lender or any other person, whether in connection herewith or any unrelated transactions;

                (vi) any invalidity or unenforceability relating to or against any Subsidiary for any reason of any Letter of Credit Document, or any provision of applicable law or regulation purporting to prohibit the payment by any Subsidiary of any Obligations in respect of any Letter of Credit; or

                (vii) any other act or omission to act or delay of any kind by any Subsidiary, the Administrative Agent, any Lender or any other person or any other circumstance whatsoever which might, but for the provisions of this section, constitute a legal or equitable discharge of the Borrower's obligations under this section.

         (d) The Borrower's obligations under this section shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Borrower under the Credit Documents and by any Subsidiary under the Letter of Credit Documents shall have been paid in full. If at any time any payment of any of the Obligations of any Subsidiary in respect of any Letter of Credit Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Subsidiary, the Borrower's obligations under this section with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

         (e) The Borrower irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Subsidiary or any other person, or against any collateral or guaranty of any other person.

         (f) The Borrower hereby subordinates all rights, whether arising by operation of law or otherwise, which it may have upon making any payment under this section to be subrogated to the rights of the payee against any Subsidiary with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any Subsidiary in respect thereof, to the indefeasible payment in full of all of the Obligations.

         (g) In the event that acceleration of the time for payment of any amount payable by any Subsidiary under any Letter of Credit Document is stayed upon insolvency, bankruptcy or reorganization of such Subsidiary, all such amounts otherwise subject to acceleration under the terms of any applicable Letter of Credit Document shall nonetheless be payable by the Borrower under this section forthwith on demand by the Administrative Agent.


         SECTION 4.   FEES; COMMITMENTS.

         4.1. FEES. (a) COMMITMENT FEE. (i) The Borrower agrees to pay to the Administrative Agent a commitment fee (the "COMMITMENT FEE") for the account of each Non-Defaulting Lender for the period from and including the Effective Date to, but not including, the Maturity Date or, if earlier, the date upon which the Total Commitment has been terminated, computed for each day at a rate per annum equal to the Applicable Commitment Fee Rate for such day on such Lender's Unutilized Commitment for such day. The Commitment Fee shall be due and payable in arrears on the first Business Day of each April, July, October and January and on the Maturity Date or, if earlier, the date upon which the Total Commitment has been terminated.

         (ii) As used herein the term "APPLICABLE COMMITMENT FEE RATE" shall mean the particular rate per annum determined by the Administrative Agent in accordance with the Pricing Grid Table which appears in section 2.7(g), based on the Borrower's ratio of Consolidated Total Adjusted Debt to Consolidated EBITDA, as computed in accordance with section 9.7 hereof, and such Pricing Grid Table, and the following provisions:

                (A) Initially, until changed hereunder in accordance with the following provisions, the Applicable Commitment Fee Rate will be
         25.00 basis points per annum.

                (B) Commencing with the fiscal quarter of the Borrower ended on or nearest to March 31, 2000, and continuing with each fiscal quarter thereafter, the Administrative Agent will determine the Applicable Commitment Fee Rate in accordance with the Pricing Grid Table, based on the Borrower's ratio of (x) Consolidated Total Adjusted Debt as of the end of the fiscal quarter, to (y) Consolidated EBITDA for the Testing Period ended on the last day of the fiscal quarter, as computed in accordance with section 9.7 hereof, and identified in such Pricing Grid Table. Changes in the Applicable Commitment Fee Rate based upon changes in such ratio shall become effective on the first day of the month following the receipt by the Administrative Agent pursuant to section 8.1(a) or (b) of the financial statements of the Borrower, accompanied by the certificate and calculations referred to in section 8.1(c), demonstrating the computation of such ratio, based upon the ratio in effect at the end of the applicable period covered (in whole or in part) by such financial statements.

                (C) Notwithstanding the above provisions, during any period when (1) the Borrower has failed to timely deliver its consolidated financial statements referred to in section 8.1(a) or (b), accompanied by the certificate and calculations referred to in section 8.1(c), (2) a Default under section 10.1(a) has occurred and is continuing, or (3) an Event of Default has occurred and is continuing, the Applicable Commitment Fee Rate shall be the highest rate per annum indicated therefor in the Pricing Grid Table, regardless of the Borrower's ratio of Consolidated Total Adjusted Debt to Consolidated EBITDA at such time.

                  (D) Any changes in the Applicable Commitment Fee rate shall be determined by the Administrative Agent in accordance with the above provisions and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Administrative Agent pursuant to this section 4.1(a)(ii) shall be conclusive and binding absent manifest error.

         (b) LETTER OF CREDIT FEES. The Borrower agrees to pay to the Administrative Agent, for the account of each Non-Defaulting Lender, PRO RATA on the basis of its Percentage, a fee in respect of each Letter of Credit (the "LETTER OF CREDIT FEE"), computed for each day at the rate per annum equal to the Applicable Eurodollar Margin then in effect on the Stated Amount of all Letters of Credit outstanding on such day. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on the first Business Day of each April, July, October and January and on the date when the Total Commitment expires or is terminated and no Letters of Credit remain outstanding. The Borrower also agrees to pay to the Administrative Agent, for the account of each Non-Defaulting Lender, PRO RATA on the basis of its Percentage, additional Letter of Credit Fees, on demand, at the rate of 200 basis points per annum, on the Stated Amount of each Letter of Credit, for any period when a Default under section 10.1(a) or Event of Default is in existence.

         (c) FACING FEES. The Borrower to pay directly to each Letter of Credit Issuer a fee in respect of each Letter of Credit issued by it (a "FACING FEE"), payable on the date of issuance (or any increase in the amount, or renewal or extension) thereof, computed at the rate of 1/8 of 1% of the Stated Amount thereof for the period from the date of issuance (or increase, renewal or extension) to the expiration date thereof (including any extensions of such expiration date which may be made at the election of the account party or the beneficiary thereof).

         (d) ADDITIONAL CHARGES OF LETTER OF CREDIT ISSUER. The Borrower agrees to pay directly to each Letter of Credit Issuer upon each issuance of, drawing under, and/or amendment, extension, renewal or transfer of, a Letter of Credit issued by it such amount as shall at the time of such issuance, drawing, amendment, extension, renewal or transfer be the administrative or processing charge which such Letter of Credit Issuer is customarily charging for issuances of, drawings under or amendments, extensions, renewals or transfers of, letters of credit issued by it.

         (e) OTHER FEES. The Borrower shall pay to the Administrative Agent, on the Effective Date and thereafter, for its or their own account and/or for distribution to the Lenders, such fees as heretofore agreed by the Borrower and the Administrative Agent.

         (f) COMPUTATIONS OF FEES. All computations of Fees shall be made in accordance with section 12.7(b).

         4.2. VOLUNTARY TERMINATION/REDUCTION OF COMMITMENTS. Upon at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, to:

                (a) terminate the Total Commitment, PROVIDED that (i) all outstanding Loans are contemporaneously prepaid in accordance with section 5.1, and (ii) either (A) no Letters of Credit remain outstanding, or (B) the Borrower shall contemporaneously either (x) cause all outstanding Letters of Credit to be surrendered for cancellation (any such Letters of Credit to be replaced by letters of credit issued by other financial institutions acceptable to the Required Lenders), or (y) the Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to 100% of the Letter of Credit Outstandings and the Administrative Agent shall hold such payment as security for the reimbursement obligations of the Borrower hereunder in respect of Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Borrower (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent and the Borrower until the proceeds are applied to the secured obligations); and/or

                (b) partially and permanently reduce the Unutilized Total Commitment, PROVIDED that (i) any such reduction shall apply to proportionately and permanently reduce the Commitment of each of the Lenders; and (ii) any partial reduction of the Unutilized Total Commitment pursuant to this section 4.2(b) shall be in the amount of at least $1,000,000 (or, if greater, in integral multiples of $1,000,000).

         4.3. MANDATORY TERMINATION/REDUCTION OF COMMITMENTS, ETC. (a) The Total Commitment (and the Commitment of each Lender) shall terminate on March 10, 2000, unless the Closing Date has occurred on or prior to such date.

         (b) The Total Commitment shall terminate (and the Commitment of each Lender shall terminate) on the earlier of (x) the Maturity Date and (y) the date on which a Change of Control occurs.

         (c) If as of any date specified below the Borrower has not, pursuant to section 4.2(b), permanently reduced the Total Commitment to no more than the amount indicated for such date, THEN effective on such date the Total Commitment as then in effect shall be automatically and permanently reduced, without premium or penalty, to the amount indicated for such date:

================================================================================
                                                     AMOUNT OF
        DATE                                     TOTAL COMMITMENT
================================================================================
First Anniversary of Closing Date                    $72,000,000
--------------------------------------------------------------------------------
Second Anniversary of Closing Date                   $64,000,000
--------------------------------------------------------------------------------
Third Anniversary of Closing Date                    $56,000,000
================================================================================

Any such reduction shall apply to proportionately and permanently reduce the Commitment of each of the Lenders.

         (d) The Total Commitment shall be permanently reduced, without premium or penalty, at the time that any mandatory prepayment of Loans would be made pursuant to section 5.2(b), (c), (d) or (e) if Loans were then outstanding in the full amount of the Total Commitment then in effect, in an amount equal to the required prepayment of principal of Loans which would be required to be made in such circumstance, PROVIDED that if no Event of Default is in existence, no such reduction of the Total Commitment shall be required as a consequence of (x) an Asset Sale or refinancing (including any issuance or sale of debt securities by the Borrower) consisting of the Borrower's existing Tyler Boulevard

Facility, or (y) an Asset Sale or refinancing (including any issuance or sale of debt securities by the Borrower) consisting of the Borrower's existing Alpha Drive Facility. Any reduction in the Total Commitment made pursuant to this section 4.3(d) shall apply to proportionately and permanently reduce the Commitment of each of the Lenders. The Borrower will provide at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), of any reduction of the Total Commitment pursuant to this section 4.3(d), specifying the date and amount of the reduction.

         SECTION 5.   PAYMENTS.

         5.1. VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay any of its Loans, in whole or in part, without premium or penalty, from time to time, but only on the following terms and conditions:

                (a) the Borrower shall give the Administrative Agent at the Notice Office written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of its intent to prepay the Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be received by the Administrative Agent by

                        (x) 12:00 noon (local time at the Notice Office) three Business Days prior to the date of such prepayment, in the case of any prepayment of Eurodollar Loans, or

                        (y) 12:00 noon (local time at the Notice Office) on the date of such prepayment, in the case of any prepayment of Prime Rate Loans,

         and which notice shall promptly be transmitted by the Administrative Agent to each of the affected Lenders;

                (b) each partial prepayment by the Borrower of any Borrowing shall be in an aggregate principal amount of (i) at least $100,000, or an integral multiple of $100,000 in excess thereof, in the case of Loans which are Prime Rate Loans, or (ii) at least $1,000,000, or an integral multiple of $500,000 in excess thereof, in the case of Loans which are Eurodollar Loans;

                (c) no partial prepayment of Eurodollar Loans of the Borrower made pursuant to a Borrowing shall reduce the aggregate principal amount of the Eurodollar Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto;

                (d) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans; and

                (e)     each prepayment of Eurodollar Loans pursuant to this
         section 5.1 on any date other than the last day of the Interest Period applicable thereto shall be accompanied by any amounts payable in respect thereof under section 2.10.

         5.2. MANDATORY PREPAYMENTS. The Loans shall be subject to mandatory prepayment in accordance with the following provisions:

                (a) MANDATORY PREPAYMENT---IF OUTSTANDING LOANS AND LETTER OF CREDIT OUTSTANDINGS EXCEED TOTAL COMMITMENT. If on any date (after giving effect to any other payments on such date) the sum of (i) the aggregate outstanding principal amount of Loans PLUS (ii) the aggregate amount of Letter of Credit Outstandings, exceeds the Total Commitment as then in effect, the Borrower shall prepay on such date that principal amount of Loans and, after Loans have been paid in full, Unpaid Drawings, in an aggregate amount at least equal to such excess and conforming in the case of partial prepayments of Loans to the requirements as to the amounts of partial prepayments of Loans which are contained in section 5.1. If, after giving effect to the prepayment of Loans and Unpaid Drawings, the aggregate amount of Letter of Credit Outstandings exceeds the Total Commitment as then in effect, the Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to such excess and the Administrative Agent shall hold such payment as security for the reimbursement obligations of the Borrower hereunder in respect of Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Borrower (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent and the Borrower until the proceeds are applied to the secured obligations).

                  (b) MANDATORY PREPAYMENT---CERTAIN PROCEEDS OF ASSET SALES. If during any fiscal year of the Borrower, the Borrower and its Subsidiaries have received cumulative Cash Proceeds during such fiscal year from one or more Asset Sales of at least $3,000,000, THEN not later than the third Business Day following the date of receipt of any Cash Proceeds in excess of such amount, an amount, conforming to the requirements as to the amount of partial prepayments contained in section 5.1, at least equal to 100% of the Net Cash Proceeds then received in excess of such amount from any such Asset Sale, shall be applied as a mandatory prepayment of principal of the outstanding Loans; PROVIDED, that (i) if no Default under section 10.1(a) or Event of Default shall have occurred and be continuing, (ii) the Borrower and its Subsidiaries have scheduled Consolidated Capital Expenditures during the following 12 months, and (iii) the Borrower notifies the Administrative Agent of the amount and nature thereof and of its intention to reinvest all or a portion of such Net Cash Proceeds in such Consolidated Capital Expenditures during such 12 month period, then no such prepayment shall be required to the extent of the amount which the Borrower so indicates will be so reinvested. If at the end of any such 12 month period any portion of such Net Cash Proceeds has not been so reinvested, the Borrower will immediately make a prepayment of the outstanding Loans as provided above in an amount, conforming to the requirements as to amount of prepayments contained in section 5.1, at least equal to such remaining amount.

                  (c) MANDATORY PREPAYMENT---CERTAIN PROCEEDS OF EQUITY SALES. Not later than the Business Day following the date of the receipt by the Borrower and/or any Subsidiary of the cash proceeds (net of underwriting discounts and commissions, placement agent fees and other customary fees and costs associated therewith) from any sale or issuance of equity securities by the Borrower or any Subsidiary after the Closing Date (other than (i) any inter-company sale to the Borrower or any Subsidiary and (ii) any sale or issuance to management, employees (or key employees) or directors pursuant to stock option or similar plans for the benefit of management, employees (key employees) or directors generally), the Borrower will prepay the principal of the outstanding Loans, in an aggregate amount, conforming to the requirements as to the amounts of partial prepayments contained in section 5.1, which is not less than (x) 100% of such net proceeds, or
         (y) if less, an amount equal to the then aggregate outstanding principal amount of the outstanding Loans, if any.

                  (d) MANDATORY PREPAYMENT---CERTAIN PROCEEDS OF DEBT SECURITIES. Not later than the Business Day following the date of the receipt by the Borrower of the cash proceeds (net of underwriting discounts and commissions, placement agent fees and other customary fees and costs associated therewith) from any sale or issuance of debt securities by the Borrower after the Closing Date in an underwritten public offering, Rule 144A offering, or private placement or other form of loan transaction with one or more institutional investors, the Borrower will prepay the principal of the outstanding Loans, in an aggregate amount, conforming to the requirements as to the amounts of partial prepayments contained in section 5.1, which is not less than
         (x) 100% of such net proceeds, or (y) if less, an amount equal to the then aggregate outstanding principal amount of the outstanding Loans, if any.

                  (e) MANDATORY PREPAYMENT---CERTAIN PROCEEDS OF AN EVENT OF LOSS. If during any fiscal year of the Borrower, the Borrower and its Subsidiaries have received cumulative Cash Proceeds during such fiscal year from one or more Events of Loss of at least $1,000,000, not later than the third Business Day following the date of receipt of any Cash Proceeds in excess of such amount, an amount, conforming to the requirements as to the amount of partial prepayments contained in section 5.1, at least equal to 100% of the Net Cash Proceeds then received in excess of such amount from any Event of Loss, shall be applied as a mandatory prepayment of principal of the outstanding Loans, if any.

                  Notwithstanding the foregoing, in the event any property suffers an Event of Loss and (i) the Cash Proceeds received in any fiscal year as a result of such Event of Loss are less than $1,000,000,
         (ii) no Default under section 10.1(a) or Event of Default has occurred and is continuing, (iii) the Borrower notifies the Administrative Agent and the Lenders in writing that it intends to rebuild or restore the affected property, that such rebuilding or restoration can be accomplished within 18 months out of such Cash Proceeds and other funds available to the Borrower, THEN no such prepayment of the Loans shall be required if the Borrower immediately deposits such Cash Proceeds in a cash collateral deposit account over which the Collateral Agent shall have sole dominion and control, and which shall constitute part of the Collateral under the Security Documents and may be applied as provided in section 10.3 if an Event of Default occurs and is continuing. So long as no Default under section 10.1(a) or Event of Default has occurred and is continuing, the Collateral Agent is authorized to disburse amounts from such cash collateral deposit account to or at the direction of the Borrower for application to the costs of rebuilding or restoration of the affected property. Any amounts not so applied to the costs of rebuilding or restoration or as provided in section 10.3 shall be applied to the prepayment of the Loans as provided above.

                (f) MANDATORY PREPAYMENT---CHANGE OF CONTROL. On the date of which a Change of Control occurs, notwithstanding anything to the contrary contained in this Agreement, no further Borrowings shall be made and the then outstanding principal amount of all Loans, if any, shall become due and payable and shall be prepaid in full, and the Borrower shall contemporaneously either (i) cause all outstanding Letters of Credit to be surrendered for cancellation (any such Letters of Credit to be replaced by letters of credit issued by other financial institutions acceptable to the Required Lenders), or (ii) the Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to 100% of the Letter of Credit Outstandings and the Administrative Agent shall hold such payment as security for the reimbursement obligations of the Borrower hereunder in respect of Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Borrower (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent and the Borrower until the proceeds are applied to the secured obligations).

                (g) PARTICULAR LOANS TO BE PREPAID. With respect to each repayment or prepayment of Loans required by this section 5.2, the Borrower shall designate the Types of Loans which are to be prepaid and the specific Borrowing(s) pursuant to which such repayment or prepayment is to be made, PROVIDED that (i) the Borrower shall first so designate all Loans that are Prime Rate Loans and Eurodollar Loans with Interest Periods ending on the date of repayment or prepayment prior to designating any other Eurodollar Loans for repayment or prepayment,
         (ii) if the outstanding principal amount of Eurodollar Loans made pursuant to a Borrowing is reduced below the applicable Minimum Borrowing Amount as a result of any such repayment or prepayment, then all the Loans outstanding pursuant to such Borrowing shall be converted into Prime Rate Loans, and (iii) each repayment and prepayment of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under section 2.10. Any repayment or prepayment of Eurodollar Loans pursuant to this section
         5.2 shall in all events be accompanied by such compensation as is required by section 2.10.

         5.3. METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable (based on its PRO RATA share) account of the Lenders entitled thereto, not later than 12:00 noon (local time at the Payment Office) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office, it being understood that written notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 12:00 noon (local time at the Payment Office) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

         5.4. NET PAYMENTS. (a) All payments made by the Borrower hereunder, under any Note or any other Credit Document, will be made without setoff, counterclaim or other defense. Except as provided for in section 5.4(c), all such payments will be made free and clear of, and without deduction or withholding for, any present or future United States withholding taxes. The Borrower will furnish to the Administrative Agent within 45 days after the date of any withholding or deduction on account of United States withholding taxes certified copies of tax receipts, or other evidence satisfactory to the Lender, evidencing such payment by the Borrower.

         (b) Each Lender that is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for Federal income tax purposes agrees to provide to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the cases of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to section 12.4 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer and such Lender is in compliance with the provisions of this section 5.4(b)), on the date of such assignment or transfer to such Lender,
(i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement, any Note or any other Credit Document, or (ii) if the Lender is not a "bank" within the meaning of section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit G (any such certificate, a "SECTION 5.4(B)(II) CERTIFICATE") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement, any Note or any other Credit Document. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a
Section 5.4(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement, any Note or any other Credit Document, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this section 5.4(b).

         (c) Notwithstanding anything to the contrary contained in section 5.4(a), the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for United States federal income tax purposes and which has not provided to the Borrower such forms that establish a complete exemption from such deduction or withholding (i) if such Lender has not provided to the Borrower the Internal Revenue Service forms required to be provided to the Borrower pursuant to section 5.4(b), or (ii) in the case of a payment other than interest, to a Lender described in clause (ii) of section 5.2(b) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes.

         SECTION 6.   CONDITIONS PRECEDENT.

         6.1. CONDITIONS PRECEDENT AT CLOSING DATE. The obligation of the Lenders to make Loans, and of any Letter of Credit Issuer to issue Letters of Credit, is subject to the satisfaction of each of the following conditions on the Closing Date:

                (a)     EFFECTIVENESS; NOTES. On or prior to the Closing Date,
         (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender the appropriate Note or Notes executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.

                (b) FEES, ETC. The Borrower shall have paid or caused to be paid all fees required to be paid by it on or prior to such date pursuant to section 4.1 hereof and all reasonable fees and expenses of the Administrative Agent and of special counsel to the Administrative Agent which have been invoiced on or prior to such date in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby.

                (c) OTHER CREDIT DOCUMENTS. The Credit Parties named therein shall have duly executed and delivered and there shall be in full force and effect, and original counterparts shall have been delivered to the Administrative Agent, in sufficient quantities for the Lenders, of, (i) the Subsidiary Guaranty (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "SUBSIDIARY GUARANTY"), substantially in the form attached hereto as Exhibit C-1, (ii) the Security Agreement (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "SECURITY AGREEMENT"), substantially in the form attached hereto as Exhibit C-2; (iii) the Collateral Assignment of Patents and Security Agreement (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "COLLATERAL ASSIGNMENT OF PATENTS"), substantially in the form attached hereto as Exhibit C-3; (iv) the Collateral Assignment of Trademarks and Security Agreement (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "COLLATERAL ASSIGNMENT OF TRADEMARKS"), substantially in the form attached hereto as Exhibit C-4; and (v) the Pledge Agreement (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "PLEDGE AGREEMENT"), substantially in the form attached hereto as Exhibit D.

                (d) CORPORATE RESOLUTIONS AND APPROVALS. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, certified copies of the resolutions of the Board of Directors of the Borrower and each other Credit Party, approving the Credit Documents to which the Borrower or any such other Credit Party, as the case may be, is or may become a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the execution, delivery and performance by the Borrower or any such other Credit Party of the Credit Documents to which it is or may become a party.

                (e) INCUMBENCY CERTIFICATES. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, a certificate of the Secretary or an Assistant Secretary of the Borrower and of each other Credit Party, certifying the names and true signatures of the officers of the Borrower or such other Credit Party, as the case may be, authorized to sign the Credit Documents to which the Borrower or such other Credit Party is a party and any other documents to which the Borrower or any such other Credit Party is a party which may be executed and delivered in connection herewith.

                (f) OPINION OF COUNSEL. On the Closing Date, the Administrative Agent shall have received an opinion, addressed to the Administrative Agent and each of the Lenders and dated the Closing Date, from Kahn, Kleinman, Yanowitz & Arnson, special counsel to the Borrower, substantially in the form of Exhibit E hereto and covering such other matters incident to the transactions contemplated hereby as the Administrative Agent may reasonably request, such opinion to be in form and substance satisfactory to the Administrative Agent.

                (g) EXISTING CREDIT AGREEMENT. The Borrower shall have terminated the commitments of the lenders under its existing Credit Agreement, dated as of May 1, 1998, as amended, shall have prepaid all borrowings thereunder, shall have made effective provision satisfactory to the Administrative Agent for the termination, or assignment to the Collateral Agent, of the liens and security thereunder, and if required in connection with such termination, made effective provision for any letters of credit issued thereunder to be supported or replaced by Letters of Credit issued (or deemed issued) hereunder.

                (h) FINANCIAL CERTIFICATE. The Borrower shall have delivered to the Administrative Agent, in sufficient quantities for the Lenders, a certificate of a responsible financial or accounting officer of the Borrower, containing calculations, in reasonable detail, as to the computation of the Borrower's ratio of Consolidated Total Adjusted Debt to Consolidated EBITDA for the most recent Testing Period for which financial information has been furnished to the Lenders hereunder.

                (i) RECORDATION OF SECURITY DOCUMENTS, DELIVERY OF COLLATERAL, TAXES, ETC. The Security Documents (or proper notices or financing statements in respect thereof) shall have been duly recorded, published and filed in such manner and in such places as is required by law to establish, perfect, preserve and protect the rights and security interests of the parties thereto and their respective successors and assigns, all collateral items required to be physically delivered to the Collateral Agent thereunder shall have been so delivered, accompanied by any appropriate instruments of transfer, and all taxes, fees and other charges then due and payable in connection with the execution, delivery, recording, publishing and filing of such instruments and the issue and delivery of the Notes shall have been paid in full.

                (j) EVIDENCE OF INSURANCE. The Collateral Agent shall have received certificates of insurance and other evidence, satisfactory to it, of compliance with the insurance requirements of this Agreement and the Security Documents.

                (k) SEARCH REPORTS. The Administrative Agent shall have received completed requests for information on Form UCC-11, or search reports from one or more commercial search firms acceptable to the Administrative Agent, listing all of the effective financing statements filed against the Borrower in any jurisdiction in which the Borrower maintains an office or in which any Collateral of the Borrower is located, together with copies of such financing statements.

                (l) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings and all documents incidental to the transactions contemplated hereby shall be satisfactory in substance and form to the Administrative Agent and the Lenders and the Administrative Agent and its special counsel and the Lenders shall have received all such counterpart originals or certified or other copies of such documents as the Administrative Agent or its special counsel or any Lender may reasonably request.

         6.2. CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The obligations of the Lenders to make each Loan and/or of a Letter of Credit Issuer to issue each Letter of Credit is subject, at the time thereof, to the satisfaction of the following conditions:

                (a) NOTICE OF BORROWING, ETC. The Administrative Agent shall have received a Notice of Borrowing meeting the requirements of section
         2.3 with respect to the incurrence of Loans or a Letter of Credit Request meeting the requirement of section 3.2 with respect to the issuance of a Letter of Credit.

                (b) NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of each Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties of the Credit Parties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to each of the Lenders that all of the applicable conditions specified in section 6.1 and/or 6.2, as the case may be, exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in this section 6, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders, and the Administrative Agent will promptly distribute to the Lenders their respective Notes and the copies of such other certificates, legal opinions and documents.


         SECTION 7.   REPRESENTATIONS AND WARRANTIES.

         In order to induce the Lenders to enter into this Agreement and to make the Loans, and/or to issue and/or to participate in the Letters of Credit provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and each Credit Event:

         7.1.   CORPORATE STATUS, ETC. Each of the Borrower and its Subsidiaries
(i) is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (ii) has duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified except where the failure to be so qualified would not be reasonably likely to have a Material Adverse Effect.

         7.2. SUBSIDIARIES. Annex II hereto lists, as of the date hereof, each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein).

         7.3. CORPORATE POWER AND AUTHORITY, ETC. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is party. Each Credit Party has duly executed and delivered each Credit Document to which it is party and each Credit Document to which it is party constitutes the legal, valid and binding agreement or obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         7.4. NO VIOLATION. Neither the execution, delivery and performance by any Credit Party of the Credit Documents to which it is party nor compliance with the terms and provisions thereof (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to such Credit Party or its properties and assets, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party (other than the Liens provided for in the Security Documents) pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other material agreement or other instrument, to which such Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject, or (iii) will violate any provision of the certificate or articles of incorporation, by-laws, or other charter documents of such Credit Party.

         7.5. GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required as a condition to (i) the execution, delivery and performance by any Credit Party of any Credit Document to which it is a party, or (ii) the legality, validity, binding effect or enforceability of any Credit Document to which any Credit Party is a party, except the filing and recording of financing statements and other documents necessary in order to perfect the Liens created by the Security Documents

         7.6. LITIGATION. There are no actions, suits or proceedings pending or, to, the knowledge of the Borrower, threatened with respect to the Borrower or any of its Subsidiaries (i) that individually or in the aggregate have, or are reasonably likely to have, a Material Adverse Effect, or (ii) which question the validity or enforceability of any of the Credit Documents, or of any action to be taken by any Credit Party pursuant to any of the Credit Documents.

         7.7. USE OF PROCEEDS; MARGIN REGULATIONS. (a) The proceeds of Loans shall be utilized to retire the Indebtedness referred to in section 6.1(g), to finance Permitted Acquisitions, to finance Restricted Stock Payments made in accordance with section 9.6, and for general corporate purposes (including working capital) not inconsistent with the requirements of this Agreement.

         (b) No part of the proceeds of any Credit Event will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of the requirements of the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of the Borrower or of the Borrower and its consolidated Subsidiaries that are subject to any "arrangement" (as such term is used in section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.

         7.8. FINANCIAL STATEMENTS, ETC. (a) The Borrower has furnished to the Lenders and the Administrative Agent complete and correct copies of (i) the audited consolidated balance sheets of the Borrower and its consolidated subsidiaries as of December 31, 1998, and December 31, 1997, and the related audited consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1998, accompanied by the unqualified report thereon of the Borrower's independent accountants, as contained in the Report on Form 10-K filed by the Borrower with the SEC for its fiscal year ended December 31, 1998; and (ii) the unaudited condensed consolidated balance sheets of the Borrower and its consolidated subsidiaries as of September 30, 1999, and the related unaudited condensed consolidated statements of income and of cash flows of the Borrower and its consolidated subsidiaries for the fiscal quarter or quarters then ended, as contained in the Form 10-Q Quarterly Report of the Borrower filed with the SEC for such fiscal quarter. All such financial statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present the financial position of the Borrower and its consolidated subsidiaries as of the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated, subject in the case of any such financial statements which are unaudited, to normal audit adjustments, none of which could reasonably be expected to involve a Material Adverse Effect.

         (b) The Borrower has received consideration which is the reasonable equivalent value of the obligations and liabilities that the Borrower has incurred to the Administrative Agent and the Lenders. As of the Closing Date, the Borrower has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is now solvent and able to pay its debts as they mature and the Borrower, as of the Closing Date, owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay the Borrower's debts; and the Borrower is not entering into the Credit Documents with the intent to hinder, delay or defraud its creditors. Without limitation of the foregoing, on and as of the Closing Date, and after giving effect to all Indebtedness incurred and to be incurred by the Borrower and its Subsidiaries in connection herewith, (i) the sum of the assets, at a fair valuation, of the Borrower will exceed its debts, (ii) the Borrower will not have incurred or intended to, or believe that it will, incur debts beyond its ability to pay such debts as such debts mature and (iii) the Borrower will have sufficient capital with which to conduct its business. For purposes of this section 7.8(b), "DEBT" means any liability on a claim, and "CLAIM" means (x) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (y) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         (c) The Borrower has delivered or caused to be delivered to the Lenders prior to the execution and delivery of this Agreement (i) a copy of the Borrower's Report on Form 10-K as filed with the SEC for its fiscal year ended December 31, 1998, which contains as of its date a general description of the business and affairs of the Borrower and its Subsidiaries, (ii) a confidential information brochure dated January 2000 prepared by the Administrative Agent (with assistance from the Borrower) which contains information with respect to the business, properties and operations of the Borrower and its Subsidiaries (the "CONFIDENTIAL INFORMATION MEMORANDUM"), and (iii) financial projections prepared by management of the Borrower for the Borrower and its Subsidiaries for the fiscal years 2000-2002, which are included as Part VIII of the Confidential Information Memorandum (the "FINANCIAL PROJECTIONS"). The Financial Projections were prepared on behalf of the Borrower in good faith after taking into account the existing and historical levels of business activity of the Borrower and its Subsidiaries, known trends, including general economic trends, and all other information, assumptions and estimates considered by management of the Borrower and its Subsidiaries to be pertinent thereto. The Financial Projections were considered by management of the Borrower, as of such date of preparation, to be realistically achievable; PROVIDED, that no representation or warranty is made as to the impact of future general economic conditions or as to whether the Borrower's projected consolidated results as set forth in the Financial Projections will actually be realized. No facts are known to the Borrower at the date hereof which, if reflected in the Financial Projections, would be reasonably likely to result in a material adverse change in the assets, liabilities, results of operations or cash flows reflected therein.

         7.9. NO MATERIAL ADVERSE CHANGE. Since December 31, 1998, there has not been any change in the condition, business or affairs of the Borrower and its Subsidiaries taken as a whole, or their properties and assets considered as an entirety, except for changes, none of which, individually or in the aggregate, has had or is reasonably likely to have, a Material Adverse Effect.

         7.10. TAX RETURNS AND PAYMENTS. Each of the Borrower and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. The Borrower and each of its Subsidiaries has established on its books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by GAAP. The Borrower knows of no proposed assessment for additional federal, foreign or state taxes for any period, or of any basis therefor, which, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as the Borrower and its Subsidiaries have made, is reasonably likely to have a Material Adverse Effect.

         7.11. TITLE TO PROPERTIES, ETC. (a) The Borrower and each of its Subsidiaries has good and marketable title, in the case of real property, and good title (or valid Leaseholds, in the case of any leased property), in the case of all other property, to all of its properties and assets free and clear of Liens other than Liens permitted by section 9.3. The interests of the Borrower and each of its Subsidiaries in the properties reflected in the most recent balance sheet referred to in section 7.8, taken as a whole, were sufficient, in the judgment of the Borrower, as of the date of such balance sheet for purposes of the ownership and operation of the businesses conducted by the Borrower and such Subsidiaries.

         (b)    As of the date of the most recent balance sheet referred to in section 7.8 and as of the Closing Date, neither the Borrower or any of its Subsidiaries owned in fee any Real Property located in the United States, other than certain Real Property encumbered by mortgages referred to in Annex III to this Agreement.

         7.12. LAWFUL OPERATIONS, ETC. The Borrower and each of its Subsidiaries (i) holds all governmental licenses, registrations, certifications, permits and authorizations, both domestic and foreign, which are necessary to conduct its business, and (ii) is in full compliance with all material requirements imposed by law, regulation or rule, whether domestic or foreign, which are applicable to it, its operations, or its properties and assets, including without limitation, applicable requirements of Environmental Laws, EXCEPT for any failure to obtain and maintain in effect, or noncompliance, which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

         7.13. ENVIRONMENTAL MATTERS. (a) The Borrower and each of its Subsidiaries is in compliance with all Environmental Laws governing its business except to the extent that any such failure to comply (together with any resulting penalties, fines or forfeitures) is not reasonably likely to have a Material Adverse Effect. All licenses, permits, registrations or approvals required for the business of the Borrower and each of its Subsidiaries, as conducted as of the Closing Date, under any Environmental Law have been secured and the Borrower and each of its Subsidiaries is in substantial compliance therewith, except for such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not reasonably likely to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received written notice, or otherwise knows, that it is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which the Borrower or such Subsidiary is a party or which would affect the ability of the Borrower or such Subsidiary to operate any real property and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as would not reasonably be likely to, in the aggregate, have a Material Adverse Effect. There are as of the Closing Date no Environmental Claims pending or, to the best knowledge of the Borrower, threatened wherein an unfavorable decision, ruling or finding would reasonably be likely to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Real Property now or at any time owned, leased or operated by the Borrower or any of its Subsidiaries or on any property adjacent to any such Real Property, which are known by the Borrower or as to which the Borrower or any such Subsidiary has received written notice, that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property of the Borrower or any of its Subsidiaries, or (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate would not reasonably be likely to have a Material Adverse Effect.

         (b) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property of the Borrower or any of its Subsidiaries or (ii) released on any such Real Property, in each case where such occurrence or event is not in compliance with Environmental Laws and is reasonably likely to have a Material Adverse Effect.

         7.14. COMPLIANCE WITH ERISA. Compliance by the Borrower with the provisions hereof and Credit Events contemplated hereby will not involve any prohibited transaction within the meaning of ERISA or section 4975 of the Code. The Borrower and each of its Subsidiaries, (i) has fulfilled all obligations under minimum funding standards of ERISA and the Code with respect to each Plan that is not a Multiemployer Plan or a Multiple Employer Plan, (ii) has satisfied all respective contribution obligations in respect of each Multiemployer Plan and each Multiple Employer Plan, (iii) is in compliance in all material respects with all other applicable provisions of ERISA and the Code with respect to each Plan, each Multiemployer Plan and each Multiple Employer Plan, and (iv) has not incurred any liability under the Title IV of ERISA to the PBGC with respect to any Plan, any Multiemployer Plan, any Multiple Employer Plan, or any trust established thereunder. No Plan or trust created thereunder has been terminated, and there have been no Reportable Events, with respect to any Plan or trust created thereunder or with respect to any Multiemployer Plan or Multiple Employer Plan, which termination or Reportable Event will or could result in the termination of such Plan, Multiemployer

Plan or Multi Employer Plan and give rise to a material liability of the Borrower or any ERISA Affiliate in respect thereof. Neither the Borrower nor any ERISA Affiliate is at the date hereof, or has been at any time within the two years preceding the date hereof, an employer required to contribute to any Multiemployer Plan or Multi Employer Plan, or a "contributing sponsor" (as such term is defined in section 4001 of ERISA) in any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to the Lenders in writing.

         7.15. INTELLECTUAL PROPERTY, ETC. The Borrower and each of its Subsidiaries has obtained or has the right to use all material patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others, EXCEPT for such patents, trademarks, servicemarks, trade names, copyrights, licenses and rights, the loss of which, and such conflicts, which in any such case individually or in the aggregate would not be reasonably likely to have a Material Adverse Effect.

         7.16. INVESTMENT COMPANY ACT, ETC. Neither the Borrower nor any of its Subsidiaries is subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Company Act of 1940, as amended, the ICC Termination Act of 1995, as amended, the Federal Power Act, as amended, the Public Utility Holding Company Act of 1935, as amended, or any applicable state public utility law.

         7.17. BURDENSOME CONTRACTS; LABOR RELATIONS. Neither the Borrower nor any of its Subsidiaries (i) is subject to any unduly burdensome contract, agreement, corporate restriction, judgment, decree or order, (ii) is a party to any labor dispute affecting any bargaining unit or other group of employees generally, (iii) is subject to any material strike, slow down, workout or other concerted interruptions of operations by employees of the Borrower or any Subsidiary, whether or not relating to any labor contracts, (iv) is subject to any significant pending or, to the knowledge of the Borrower, threatened, unfair labor practice complaint, before the National Labor Relations Board, and (v) is subject to any significant pending or, to the knowledge of the Borrower, threatened, grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement, (vi) is subject to any significant pending or, to the knowledge of the Borrower, threatened, significant strike, labor dispute, slowdown or stoppage, or (vii) is, to the knowledge of the Borrower, involved or subject to any union representation organizing or certification matter with respect to the employees of the Borrower or any of its Subsidiaries, EXCEPT (with respect to any matter specified in any of the above clauses), for such matters as, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect.

         7.18. EXISTING INDEBTEDNESS. Annex III sets forth a true and complete list, as of the date or dates set forth therein, of all Indebtedness of the Borrower and each of its Subsidiaries, on a consolidated basis, which (i) has an outstanding principal amount of at least $1,000,000, or may be incurred pursuant to existing commitments or lines of credit, or (ii) is secured by any Lien on any property of the Borrower or any Subsidiary, and which will be outstanding on the Closing Date after giving effect to the initial Borrowing hereunder, other than the Indebtedness created under the Credit Documents (all such Indebtedness, whether or not in a principal amount meeting such threshold and required to be so listed on Annex III, herein the "EXISTING INDEBTEDNESS"). The Borrower has provided to the Administrative Agent prior to the date of execution hereof true and complete copies (or summary descriptions) of all agreements and instruments governing the Indebtedness listed on Annex III (the "EXISTING INDEBTEDNESS AGREEMENTS").

         7.19. YEAR 2000 COMPUTER MATTERS. During 1999 and prior thereto, the Borrower and its Subsidiaries reviewed the areas within their business and operations which could have been adversely affected by the "Year 2000 Computer Issue" (that is, the risk that computer applications used by the Borrower and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999). Based on such review, the activities completed by the Borrower and its Subsidiaries as a consequence of such review and the Borrower's analysis and planning relative thereto, and events subsequent to December 31, 1999 involving the Borrower and its Subsidiaries, the Borrower reasonably believes that the "Year 2000 Computer Issue" has not had, and is not reasonably likely to have, a Material Adverse Effect.

         7.20. SECURITY INTERESTS. Once executed and delivered, and until terminated in accordance with the terms thereof, each of the Security Documents creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto from time to time, in favor of the Collateral Agent for the benefit of the Secured Creditors referred to in the Security Documents, superior to and prior to the rights of all third persons and subject to no other Liens (except that the Collateral under the Security Agreement may be subject to Permitted Liens). No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made, or for which satisfactory arrangements have been made, upon or prior to the execution and delivery thereof. All recording, stamp, intangible or other similar taxes required to be paid by any person under applicable legal requirements or other laws applicable to the property encumbered by the Security Documents in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement thereof have been paid.

         7.21. TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein, other than the Financial Projections (as to which representations are made only as provided in section 7.8), is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such person in writing to any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, except that any such future information consisting of financial projections prepared by management of the Borrower is only represented herein as being based on good faith estimates and assumptions believed by such persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results. As of the Effective Date, there is no fact known to the Borrower or any of its Subsidiaries which has, or would reasonably be likely to have, a Material Adverse Effect which has not theretofore been disclosed in writing to the Lenders.


         SECTION 8.   AFFIRMATIVE COVENANTS.

         The Borrower hereby covenants and agrees that so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes are outstanding and the Loans, together with interest, Fees and all other Obligations hereunder, have been paid in full:

         8.1. REPORTING REQUIREMENTS. The Borrower will furnish to each Lender and the Administrative Agent:

                (A) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower, the consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, of stockholder's equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail and accompanied by the opinion with respect to such consolidated financial statements of independent public accountants of recognized national standing selected by the Borrower, which opinion shall be unqualified and shall (i) state that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its consolidated subsidiaries as at the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in conformity with generally accepted accounting principles, or (ii) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization); PROVIDED that such requirement for the furnishing of such annual financial statements and accompanying opinion may be fulfilled by the furnishing of the Borrower's Report on Form 10-K which includes such financial statements and opinion, as filed with the SEC for the applicable fiscal year.

                (B) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, the unaudited condensed consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarterly period and the related unaudited condensed consolidated statements of income and of cash flows for such quarterly period or for the fiscal year to date, and setting forth, in the case of such unaudited condensed consolidated statements of income and of cash flows, comparative figures for the related periods in the prior fiscal year, and which consolidated financial statements shall be certified on behalf of the Borrower by the Chief Financial Officer or other Authorized Officer of the Borrower, subject to changes resulting from normal year-end audit adjustments; PROVIDED that such requirement for the furnishing of quarterly financial statements may be fulfilled by the furnishing of the Borrower's Report on Form 10-Q which includes such financial statements, as filed with the SEC for the applicable fiscal quarter.

                (C) OFFICER'S COMPLIANCE CERTIFICATES. At the time of the delivery of the financial statements provided for in sections 8.1(a) and (b), a certificate, substantially in the form attached hereto as
         Exhibit I, on behalf of the Borrower, of the Chief Financial Officer or other Authorized Officer of the Borrower to the effect that, to the best knowledge of the Borrower, no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish compliance with the provisions of sections 9.4(b) and (c), 9.7. 9.8, 9.9 and 9.10 of this Agreement and identify in reasonable detail any financial adjustments included in such calculations to take into account the acquisition or disposition of any business which is required or permitted to be taken into account hereunder in connection with such calculations.

                (D) MONTHLY FINANCIAL STATEMENTS. As soon as available and in any event within 30 days after the close of each of each calendar month in each fiscal year of the Borrower, the unaudited condensed consolidated statement of operations of the Borrower and its consolidated Subsidiaries for such month and for the fiscal year to date, and setting forth comparative figures for the related periods in the prior fiscal year and a comparison to the current fiscal year budgeted amounts, and which consolidated statement of operations shall be certified on behalf of the Borrower by the Chief Financial Officer or other Authorized Officer of the Borrower, subject to changes resulting from normal year-end audit adjustments.

                (E) BUDGETS AND FORECASTS. Not later than 30 days following the approval of a consolidated budget for any fiscal year by the Board of Directors of the Borrower, a consolidated budget in reasonable detail for each of the four fiscal quarters of such fiscal year, and (if and to the extent prepared by management of the Borrower) for any subsequent fiscal years, as customarily prepared by management for its internal use, setting forth, with appropriate discussion, the forecasted balance sheet, income statement, operating cash flows and capital expenditures of the Borrower and its Subsidiaries for the period covered thereby, and the principal assumptions upon which forecasts and budget are based.

                (F) NOTICE OF DEFAULT, LITIGATION, LEGISLATION OR CERTAIN MATTERS INVOLVING MAJOR CUSTOMERS OR SUPPLIERS. Promptly, and in any event within three Business Days, in the case of clause (i) below, or five Business Days, in the case of clause (ii) or (iii) below, after the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of

                        (i) the occurrence of any event which constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto,

                        (ii) any litigation or governmental or regulatory proceeding pending against the Borrower or any of its Subsidiaries, or the adoption of any legislation, regulations or rules by any governmental body or agency thereof, in each case which is likely to have a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations hereunder or under any other Credit Document, and

                        (iii) any significant adverse change (in the Borrower's reasonable judgment) in the Borrower's or any Subsidiary's relationship with, or any significant event or circumstance which is in the Borrower's reasonable judgment likely to adversely affect the Borrower's or any Subsidiary's relationship with, (A) any customer (or related group of customers) representing more than 5% of the Borrower's consolidated revenues during its most recent fiscal year, or
                  (B) any supplier which is significant to the Borrower and its Subsidiaries considered as an entirety.

                  (G) ERISA. Promptly, and in any event within 10 days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate on behalf of the Borrower of an Authorized Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto:

                         (i) that a Reportable Event has occurred with respect to any Plan, which is reasonably likely (in the Borrower's reasonable judgment) to result in a Material Adverse Effect;

                         (ii) the institution of any steps by the Borrower, any ERISA Affiliate, the PBGC or any other person to terminate any Plan, which is reasonably likely (in the Borrower's reasonable judgment) to result in a Material Adverse Effect;

                         (iii) the institution of any steps by the Borrower or any ERISA Affiliate to withdraw from any Plan, which is reasonably likely (in the Borrower's reasonable judgment) to result in a Material Adverse Effect;

                         (iv) the institution of any steps by the Borrower or any Subsidiary to withdraw from any Multiemployer Plan or Multiple Employer Plan, if such withdrawal could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) in excess of $1,000,000;

                         (v) a non-exempt "prohibited transaction" within the meaning of section 406 of ERISA in connection with any Plan, which is reasonably likely (in the Borrower's reasonable judgment) to result in a Material Adverse Effect;

                         (vi) that a Plan has an Unfunded Current Liability exceeding $1,000,000;

                         (vii) any material increase in the contingent liability of the Borrower or any Subsidiary with respect to any post-retirement welfare liability; or

                         (viii) the taking of any action by, or the
                  threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.

                  (H) ENVIRONMENTAL MATTERS. Promptly upon, and in any event within 10 Business Days after, an officer of the Borrower obtains actual knowledge thereof, notice of any of the following environmental matters which is reasonably likely (in the Borrower's reasonable judgment) to result in a Material Adverse Effect: (i) any pending or threatened (in writing) Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Borrower or any of its Subsidiaries that (A) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (B) would reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property; (iii) any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the Environmental Claim and the Borrower's or such Subsidiary's response thereto.

                  (I) AUDITORS' INTERNAL CONTROL COMMENT LETTERS, ETC. Promptly upon receipt thereof, a copy of each letter or memorandum commenting on internal accounting controls and/or accounting or financial reporting policies followed by the Borrower and/or any of its Subsidiaries, which is submitted to the Borrower by its independent accountants in connection with any annual or interim audit made by them of the books of the Borrower or any of its Subsidiaries.

                  (J) SEC REPORTS AND REGISTRATION STATEMENTS. Promptly upon transmission thereof or other filing with the SEC, copies of all registration statements (other than the exhibits thereto and any registration statement on Form S-8 or its equivalent) and annual, quarterly or current reports that the Borrower or any of its Subsidiaries files with the SEC.

                  (K) OTHER INFORMATION. With reasonable promptness, such other information or documents (financial or otherwise) relating to the Borrower or any of its Subsidiaries as any Lender may reasonably request from time to time.

         8.2. BOOKS, RECORDS AND INSPECTIONS. The Borrower will, and will cause each of its Subsidiaries to, (i) keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower or such Subsidiaries, as the case may be, in accordance with GAAP; and (ii) permit, upon at least five Business Days' notice to the Chief Financial Officer or any other Authorized Officer of the Borrower, officers and designated representatives of the Administrative Agent to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever's possession (but only to the extent the Borrower or such Subsidiary has the right to do so to the extent in the possession of another person), to examine the books of account of the Borrower and any of its Subsidiaries, and to make copies thereof and take extracts therefrom, and to discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent may request.

         8.3. INSURANCE. (a) The Borrower will, and will cause each of its Subsidiaries to, (i) maintain with financially sound and reputable insurers, insurance with respect to their respective properties and businesses, both domestic and foreign, against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto as may be required under GAAP) as is customary in the case of entities of established reputations engaged in the same or a similar business in or from the same or similar jurisdictions or locales and otherwise similarly situated; (ii) in any event maintain at least such insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by the Borrower and its Subsidiaries at the date hereof; and (iii) forthwith upon the Administrative Agent's written request, furnish to the Administrative Agent such information about such insurance as the Administrative Agent may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to the Administrative Agent and certified by an Authorized Officer of the Borrower.

         (b) The Borrower will, and will cause each of its Subsidiaries which is a Credit Party to, at all times keep their respective property which is subject to the Lien of any Security Document insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Borrower or any such Subsidiary) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee (with respect to Collateral) or, to the extent permitted by applicable law, as an additional insured), (ii) shall state that such insurance policies shall not be canceled without 30 days' prior written notice thereof (or 10 days' prior written notice in the case of cancellation for the non-payment of premiums) by the respective insurer to the Collateral Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Lenders, and (iv) shall in the case of any such certificates or endorsements in favor of the Collateral Agent, be delivered to or deposited with the Collateral Agent. In no event shall the Borrower be required to deposit the actual insurance policies with the Collateral Agent. The Administrative Agent shall deliver copies of any certificates of insurance to a Lender upon such Lender's request.

         (c) If the Borrower or any of its Subsidiaries shall fail to maintain all insurance in accordance with this section 8.3, or if the Borrower or any of its Subsidiaries shall fail to so endorse and deliver or deposit all endorsements or certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation), upon prior notice to the Borrower, to procure such insurance and the Borrower agrees to reimburse the Administrative Agent or the Collateral Agent, as the case may be, on demand, for all costs and expenses of procuring such insurance.

         8.4. PAYMENT OF TAXES AND CLAIMS. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries; PROVIDED that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP. Without limiting the generality of the foregoing, the Borrower will, and will cause each of its Subsidiaries to, pay in full all of its wage obligations to its employees in accordance with the Fair Labor Standards Act (29 U.S.C. sections 206-207) and any comparable provisions of applicable law.

         8.5. CORPORATE FRANCHISES. The Borrower will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate or other organizational existence, rights, authority and franchises, PROVIDED that nothing in this section 8.5 shall be deemed to prohibit (i) any transaction permitted by section 9.2; (ii) the termination of existence of any Subsidiary if (A) the Borrower determines that such termination is in its best interest and (B) such termination is not adverse in any material respect to the Lenders; or (iii) the loss of any rights, authorities or franchises if the loss thereof, in the aggregate, would not reasonably be likely to have a Material Adverse Effect.

         8.6. GOOD REPAIR. The Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements, thereto, to the extent and in the manner customary for companies in similar businesses.

         8.7. COMPLIANCE WITH STATUTES, ETC. The Borrower will, and will cause each of its Subsidiaries to, comply, in all material respects, with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, other than those (i) being contested in good faith by appropriate proceedings, as to which adequate reserves are established to the extent required under GAAP, and (ii) the noncompliance with which would not have, and which would not be reasonably likely to have, a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations under any Credit Document.

         8.8. COMPLIANCE WITH ENVIRONMENTAL LAWS. Without limitation of the covenants contained in section 8.7 hereof:

                (a) The Borrower will, and will cause each of its Subsidiaries to, (i) comply, in all material respects, with all Environmental Laws applicable to the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, and promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, except for such noncompliance as would not have, and which would not be reasonably likely to have, a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations under any Credit Document; and (ii) keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws which are not permitted under section 9.3.

                (b) Without limitation of the foregoing, if the Borrower or any of its Subsidiaries shall generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, any such action shall be effected only in the ordinary course of business and in any event in compliance, in all material respects, with all Environmental Laws applicable thereto, except for such noncompliance as would not have, and which would not be reasonably likely to have, a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations under any Credit Document.

                (c) If required to do so under any applicable order of any governmental agency, the Borrower will undertake, and cause each of its Subsidiaries to undertake, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries in accordance with, in all material respects, the requirements of all applicable Environmental Laws and in accordance with, in all material respects, such orders of all governmental authorities, except (i) to the extent that the Borrower or such Subsidiary is contesting such order in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP, or (ii) for such noncompliance as would not have, and which would not be reasonably likely to have, a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations under any Credit Document.

                (d) At the written request of the Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor, at any time and from time to time after the Lenders receive notice under section 8.1(h) for any Environmental Claim involving potential expenditures by the Borrower or any of its Subsidiaries in excess of $1,000,000 in the aggregate for any Real Property, the Borrower will provide, at its sole cost and expense, an environmental site assessment report concerning any such Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or a remedial action in connection with any Hazardous Materials on such Real Property. If the Borrower fails to provide the same within 90 days after such request was made, the Administrative Agent may order the same, and the Borrower shall grant and hereby grants, to the Administrative Agent and the Lenders and their agents, access to such Real Property and specifically grants the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's expense.

         8.9. FISCAL YEARS, FISCAL QUARTERS. The Borrower will, for consolidated financial reporting purposes, continue to use December 31 as the end of its fiscal year and March 31, June 30, September 30 and December 31 as the end of its fiscal quarters. If the Borrower shall change any of its Subsidiaries' fiscal years or fiscal quarters (other than the fiscal year or fiscal quarters of a person which becomes a Subsidiary, made at the time such person becomes a Subsidiary, to conform to the Borrower's fiscal year and fiscal quarters or to conform to the fiscal year or fiscal quarters which the Borrower generally utilizes for its Subsidiaries), the Borrower will promptly, and in any event within 30 days following any such change, deliver a notice to the Administrative Agent and the Lenders describing such change and any material accounting entries made in connection therewith and stating whether such change will have any impact upon any financial computations to be made hereunder, and if any such impact is foreseen, describing in reasonable detail the nature and extent of such impact. If the Required Lenders determine that any such change will have any impact upon any financial computations to be made hereunder which is adverse to the Lenders, the Borrower will, if so requested by the Administrative Agent, enter into an amendment to this Agreement, in form and substance satisfactory to the Administrative Agent and the Required Lenders, modifying any of the financial covenants or related provisions hereof in such manner as the Required Lenders determine is necessary to eliminate such adverse effect.

         8.10. HEDGE AGREEMENTS, ETC. In the event the Borrower or any of its Subsidiaries determines to enter into a Hedge Agreement it may do so, PROVIDED that (i) the purpose of such Hedge Agreement is to provide protection to the Borrower or any such Subsidiary from fluctuations and other changes in interest rates, currency exchange rates and/or commodity prices, as and to the extent considered reasonably necessary by the Borrower, but without exposing the Borrower or its Subsidiaries to predominantly speculative risks unrelated to the amount of assets, Indebtedness or other liabilities intended to be subject to coverage on a notional basis under all such Hedge Agreements; and (ii) in the case of any Hedge Agreement entered into after the Effective Date, only if the proposed form thereof (including any proposed pricing or other material terms) has been provided to the Administrative Agent contemporaneously with the entry into such Hedge Agreement.

         8.11. CERTAIN SUBSIDIARIES TO JOIN IN SUBSIDIARY GUARANTY. (a) In the event that at any time after the Closing Date

                (x) the Borrower has any Subsidiary (other than a Foreign Subsidiary as to which section 8.11(b) applies) which is not a party to the Subsidiary Guaranty, or

                (y) an Event of Default shall have occurred and be continuing and the Borrower has any Subsidiary which is not a party to the Subsidiary Guaranty,

THEN the Borrower will promptly, and in any event within five Business Days following the occurrence of such event, notify the Administrative Agent in writing of such event, identifying the Subsidiary in question and referring specifically to the rights of the Administrative Agent and the Lenders under this section. The Borrower will, within 30 days following request therefor from the Administrative Agent (who may give such request on its own initiative or upon request by the Required Lenders), cause such Subsidiary to deliver to the Administrative Agent, in sufficient quantities for the Lenders, (i) a joinder supplement, satisfactory in form and substance to the Administrative Agent and the Required Lenders, duly executed by such Subsidiary, pursuant to which such Subsidiary joins in the Subsidiary Guaranty as a guarantor thereunder, and (ii) if such Subsidiary is a corporation, resolutions of the Board of Directors of such Subsidiary, certified by the Secretary or an Assistant Secretary of such Subsidiary as duly adopted and in full force and effect, authorizing the execution and delivery of such joinder supplement, or if such Subsidiary is not a corporation, such other evidence of the authority of such Subsidiary to execute such joinder supplement as the Administrative Agent may reasonably request.

         (b) Notwithstanding the foregoing provisions of this section 8.11 or the provisions of section 8.12 hereof, the Borrower shall not, unless an Event of Default shall have occurred and be continuing, be required to pledge (or cause to be pledged) more than 65% of the stock or other equity interests in any first tier Foreign Subsidiary, or any of the stock or other equity interests in any other Foreign Subsidiary, or to cause a Foreign Subsidiary to join in the Subsidiary Guaranty or to become a party to the Security Agreement or any other Security Document, if (i) to do so would subject the Borrower to liability for additional United States income taxes by virtue of section 956 of the Code in an amount the Borrower considers material, and (ii) the Borrower provides the Administrative Agent with documentation, including computations prepared by the Borrower's internal tax officer, its independent accountants or tax counsel, reasonably acceptable to the Required Lenders, in support thereof.

         8.12. ADDITIONAL SECURITY; FURTHER ASSURANCES. (a) In the event that at any time after the Closing Date the Borrower or any of its Subsidiaries owns or holds an interest in any Real Property, assets, stock, securities or any other property or interest, located within or outside of the United States or arising out of business conducted from any location within or outside the United States, which is not at the time included in the Collateral and is not subject to a Permitted Lien securing Indebtedness (all of the foregoing, "UNCOLLATERALIZED PROPERTY"), then the Borrower will promptly, and in any event within five Business Days following the occurrence of such event, notify the Administrative Agent in writing of such event, identifying the Uncollateralized Property in question and referring specifically to the rights of the Administrative Agent and the Lenders under this section 8.12; PROVIDED that notwithstanding the foregoing, the Borrower need not notify the Administrative Agent under this section 8.12(a) of any leasehold interest which is acquired or held by the Borrower or any Subsidiary unless the same involves a nominal or bargain purchase price option.

         (b) (i) The Borrower will, or will cause an applicable Subsidiary to, within 30 days following request by the Collateral Agent (who may make such request on its own initiative or upon instructions from the Required Lenders), grant the Collateral Agent for the benefit of the Secured Creditors (as defined in the Security Documents) security interests and mortgages or deeds of trust, pursuant to new documentation (each an "ADDITIONAL SECURITY DOCUMENT") or joinder in any existing Security Document to which it is not already a party, in all of the Uncollateralized Property as to which the Administrative Agent has notified the Borrower that the same is required to be included in the Collateral, SUBJECT to obtaining any required consents from third parties (including third party lessors and co-venturers) necessary to be obtained for the granting of a Lien on any particular Uncollateralized Property (with the Borrower hereby agreeing to use, and to cause its Subsidiaries to use, reasonable best efforts to obtain such consents), and ALSO SUBJECT to the provisions of section 8.11(b).

         (ii) In the event that at any time after the date hereof the Borrower retires in full its Indebtedness (other than the Obligations) secured by the Tyler Boulevard Facility without contemporaneously refinancing such Indebtedness as provided in section 9.4(b)(5), THEN the Borrower will grant a first mortgage on the Tyler Boulevard Facility to the Collateral Agent pursuant to an Additional Security Document, with such first mortgage being executed and delivered to the Collateral Agent within 30 days following the retirement of such Indebtedness.

         (c) Each Additional Security Document (i) shall consist of documentation reasonably satisfactory in form and substance to the Administrative Agent, which documentation shall in the case of Real Property owned in fee be accompanied by such Phase I environmental reports or assessments, a mortgage policy of title insurance (subject to a standard survey exception), and other supporting documentation requested by and reasonably satisfactory in form and substance to the Administrative Agent; and
(ii) shall constitute a valid and enforceable perfected Lien upon the interests or properties so included in the Collateral, superior to and prior to the rights of all third persons and subject to no other Liens except those permitted by section 9.3 or otherwise agreed by the Administrative Agent at the time of perfection thereof and (in the case of Real Property or interests therein) such other encumbrances as may be set forth in the mortgage policy, if any, relating to such Additional Security Document which shall be delivered to the Collateral Agent together with such Additional Security Document and which shall be satisfactory in form and substance to the Collateral Agent and the Administrative Agent. Notwithstanding the foregoing, no leasehold Mortgage or any related title insurance or surveys, shall be required for any leasehold properties (unless the lessee has a nominal or bargain purchase option).

         (d) The Borrower, at its sole cost and expense, will cause each Additional Security Document or instruments related thereto to be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens created thereby required to be granted pursuant to the Additional Security Document, and will pay or cause to be paid in full all taxes, fees and other charges payable in connection therewith. Furthermore, the Borrower shall cause to be delivered to the Collateral Agent such opinions of local counsel, appraisals, title insurance, environmental assessments, consents of landlords, lien waivers from landlords or mortgagees and other related documents as may be reasonably requested by the Collateral Agent in connection with the execution, delivery and recording of any Additional Security Document, all of which documents shall be in form and substance reasonably satisfactory to the Collateral Agent and the Administrative Agent.

         (e) The Borrower will, and will cause each of its Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such conveyances, financing statements, transfer endorsements, powers of attorney, certificates, and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. If at any time the Collateral Agent determines, based on applicable law, that all applicable taxes (including, without limitation, mortgage recording taxes or similar charges) were not paid in connection with the recordation of any mortgage or deed of trust, the Borrower shall promptly pay the same upon demand.

         (f) The Borrower will if requested by any Lender at any time, in order to meet any legal requirement applicable to such Lender, provide to the Collateral Agent and the Lenders, at the sole cost and expense of the Borrower, appraisals and other supporting documentation relating to any Closing Date Mortgage or any mortgage or deed of trust delivered as an Additional Security Document hereunder, as specified by any Lender, meeting the appraisal and other documentation requirements of the Real Estate Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, or any other legal requirements applicable to any Lender, which in the case of any such appraisal shall be prepared by one or more valuation firms of national standing, acceptable to the Required Lenders, utilizing appraisal standards satisfying such Amendments, Act or other legal requirements.

         (g) Notwithstanding the foregoing provisions of this section 8.12, in the event the Administrative Agent notifies the Borrower that the Required Lenders have determined on the basis of an environmental report or assessment delivered by the Borrower pursuant to the provisions of section 8.12(c) that an Additional Security Document encumbering any particular Real Property should not be delivered under this section 8.12, the Borrower shall be relieved of its obligation in this section 8.12 to deliver or cause to be delivered an Additional Security Document in the form of a mortgage, deed of trust or similar instrument covering such Real Property, SUBJECT to any later determination by the Required Lenders notified to the Borrower by the Administrative Agent that an Additional Security Document in the form of a mortgage, deed of trust or similar instrument covering such Real Property should be executed and delivered hereunder.

         (h) As promptly as practicable after the date (i) any Credit Party has any Collateral located in a jurisdiction as to which the Administrative Agent shall not previously have received a lien search report listing all effective UCC financing statements and other Liens filed against such Credit Party in such jurisdiction and containing copies of all such effective UCC financing statements and other Lien documents, (ii) any person first becomes a Credit Party, or (iii) any UCC financing statement or Security Document is filed against any Credit Party to perfect security interests granted pursuant to the Security Agreement or any other Security Document, the Borrower will, at its expense, cause to be delivered to the Administrative Agent and the Lenders search reports listing all effective UCC financing statements and other Lien documents filed against such person or Credit Party in each applicable jurisdiction and containing copies of all such effective UCC financing statements and other Lien documents. In addition, whenever requested by the

Administrative Agent, but not more frequently than once in any 12-month period, the Borrower will promptly provide the Administrative Agent and the Lenders with such new or updated title, lien, judgment, patent, trademark and UCC financing statement searches or reports as to the Borrower or any of its Subsidiaries, or any Collateral of any Credit Party, as the Administrative Agent may specify to the Borrower in its request.

         (i) The Collateral Agent is authorized, without the consent of any of the Lenders, to (i) enter into any modification of any Security Document which the Collateral Agent reasonably believes is required to conform to the mandatory requirements of local law, or to local customs followed by financial institutions with respect to similar collateral documents involving property located in any particular jurisdiction, (ii) in the case of any Security Document relating to property located in a particular jurisdiction which imposes a tax with respect to such Security Document based on the amount of the obligations secured thereby, expressly limit the amount of such secured obligations which are secured by such property to such amount as, in the Collateral Agent's good faith judgment, is appropriate so that the amount of such tax is reasonable in light of the estimated value of the property located in such jurisdiction, and/or (iii) designate the amount of title insurance coverage for any title insurance policy provided hereunder in an amount reasonably believed by the Collateral Agent to be representative of the fair value of the property covered thereby.

         (j) The Borrower will provide the Administrative Agent with sufficient copies of each Additional Security Document and any additional supporting documents delivered in connection therewith for distribution of copies thereof to the Lenders, and the Administrative Agent will promptly so distribute such copies.

         8.13. CASUALTY AND CONDEMNATION. (a) The Borrower will promptly (and in any event within 10 days) furnish to the Administrative Agent and the Lenders written notice of any Event of Loss involving any property included in the Collateral which is reasonably believed to be in excess of $500,000.

         (b) If any Event of Loss results in Net Proceeds (whether in the form of insurance proceeds, a condemnation award or otherwise), a portion or all of which is required to be applied as a prepayment of the Loans or to the rebuilding or restoration of any affected property pursuant to section 5.2, the Collateral Agent is authorized to collect such Net Proceeds and, if received by any Credit Party, the Borrower will, or will cause any applicable Credit Party, to pay over such Net Proceeds to the Collateral Agent.

         8.14. LANDLORD/MORTGAGEE WAIVERS; BAILEE LETTERS. If requested to do so by the Administrative Agent, acting on instructions from the Required Lenders, the Borrower will promptly (and in any event within 60 days following any such request) obtain, and thereafter the Borrower will maintain in effect,
(a) lien waivers from landlords and mortgagees having any interest in any Real Property on which any tangible items of Collateral, having a minimum value as specified by the Administrative Agent in such request, are located, substantially in the form provided by, or otherwise reasonably acceptable to, the Administrative Agent, and (b) bailee letters, substantially in the form provided by, or otherwise reasonably acceptable to, the Administrative Agent, from persons unrelated to any of the Credit Parties who are parties to the Security Agreement to whom any tangible items of Collateral having a minimum value as specified by the Administrative Agent in such request, have been delivered for storage, use in the manufacture of products for the Borrower and its Subsidiaries (such as "tooling"), consignment or similar purposes.

         8.15. SENIOR DEBT. The Borrower will at all times ensure that (i) the claims of the Lenders in respect of the Obligations of the Borrower will, insofar as they are secured by the Collateral, rank prior to the claims of any unsecured general creditor of the Borrower in any such Collateral, and (ii) any Indebtedness of the Borrower which is subordinated in any manner to the claims of any other creditor of the Borrower will be subordinated in like manner to such claims of the Lenders.


         SECTION 9.   NEGATIVE COVENANTS.

         The Borrower hereby covenants and agrees that on the Effective Date and thereafter for so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder are paid in full:

         9.1. CHANGES IN BUSINESS. Neither the Borrower nor any of its Subsidiaries will engage in any business which is not the same as or complementary to the business engaged in by the Borrower on the Effective Date, or make any changes in any such business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Borrower and its Subsidiaries, would be substantially changed from the general nature of the business engaged in by the Borrower and its Subsidiaries, taken as a whole, on the date hereof.

         9.2. CONSOLIDATION, MERGER, ACQUISITIONS, SALE OF ASSETS, ETC. The Borrower will not, and will not permit any Subsidiary to, (1) wind up, liquidate or dissolve its affairs, or (2) enter into any transaction of merger or consolidation, or (3) make or otherwise effect any Acquisition, or (4) make or otherwise effect any Asset Sale, or (5) agree to do any of the foregoing at any future time, EXCEPT that the following shall be permitted:

                (A) PERMITTED INVESTMENTS: the investments permitted pursuant to section 9.5;

                (B) CERTAIN INTERCOMPANY MERGERS, ETC.: if no Default or Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger, consolidation or amalgamation of any Wholly-Owned Subsidiary with or into the Borrower or another Wholly-Owned Subsidiary, so long as in any merger, consolidation or amalgamation involving the Borrower, the Borrower is the surviving or continuing or resulting corporation, (ii) the liquidation or dissolution of any Subsidiary, or (iii) the transfer or other disposition of any property by the Borrower to any Wholly-Owned Subsidiary or by any Wholly- Owned Subsidiary to the Borrower or any other Wholly-Owned Subsidiary of the Borrower;

                (C) PERMITTED ACQUISITIONS: if no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower or any Subsidiary may make an Acquisition only if such Acquisition (including the terms under which such Acquisition would be completed) has been consented to or approved in writing by the Required Lenders, acting in their sole discretion; PROVIDED that no such Acquisition shall be effected without the prior written consent or approval of all of the Lenders, acting in their sole discretion, if such Acquisition is actively opposed by the Board of Directors (or similar governing body) of the selling person or the person whose equity interests are to be acquired;

                (D) PERMITTED DISPOSITIONS: if no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower or any of its Subsidiaries may (i) sell any property, land or building (including any related receivables or other intangible assets) to any person which is not a Subsidiary of the Borrower, or (ii) sell the entire capital stock (or other equity interests) and Indebtedness of any Subsidiary owned by the Borrower or any other Subsidiary to any person which is not a Subsidiary of the Borrower, or (iii) permit any Subsidiary to be merged or consolidated with a person which is not an Affiliate of the Borrower, or (iv) consummate any other Asset Sale with a person who is not a Subsidiary of the Borrower; PROVIDED that (A) the consideration for such transaction represents fair value (as determined by management of the Borrower), (B) if the aggregate consideration for such transaction exceeds $3,000,000, at least 75% of such consideration consists of cash, (C) in the case of any such transaction involving consideration in excess of $3,000,000, at least five Business Days prior to the date of completion of such transaction the Borrower shall have delivered to the Administrative Agent an officer's certificate executed on behalf of the Borrower by an Authorized Officer of the Borrower, which certificate shall contain a description of the proposed transaction, the date such transaction is scheduled to be consummated, and the estimated purchase price or other consideration for such transaction, and which shall (if requested by the Administrative Agent) include a certified copy of the draft or definitive documentation pertaining thereto, and (D) promptly following the consummation of such transaction, the Borrower prepays Loans with the Net Proceeds of the transaction, as and to the extent contemplated by section 5.2(b);

                (E) CAPITAL EXPENDITURES: Consolidated Capital Expenditures not otherwise in violation of this Agreement; and

                (F) LEASES: the Borrower or any of its Subsidiaries may enter into leases of property or assets not constituting Permitted Acquisitions in the ordinary course of business not otherwise in violation of this Agreement.

To the extent the Required Lenders (or all of the Lenders as shall be required by section 12.12) waive the provisions of this section 9.2 with respect to the sale, transfer or other disposition of any Collateral, or all of the stock or other interests in a Subsidiary, or any Collateral or the stock or other equity interests in a Subsidiary is sold, transferred or disposed of as permitted by this section 9.2, (i) such Collateral shall be sold, transferred or disposed of free and clear of the Liens created by the respective Security Documents; (ii) if all of the capital stock or other equity interests in a Subsidiary which is a party to the Subsidiary Guaranty and/or any Security Document is so sold, transferred or disposed of, such Subsidiary shall be released from the Subsidiary Guaranty and/or such Security Documents; and (iii) the Administrative Agent and the Collateral Agent are hereby authorized to take actions deemed appropriate by them in order to effectuate the foregoing.

         9.3. LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with or without recourse to the Borrower or any of its Subsidiaries, other than for purposes of collection of delinquent accounts in the ordinary course of business) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, EXCEPT that the foregoing restrictions shall not apply to:

                (a)     the Standard Permitted Liens;

                (b)     Liens which

                        (i) are placed upon equipment, machinery, Real Property, or the improvements to Real Property, used in the ordinary course of business of the Borrower or any Subsidiary at the time of (or within 180 days after) the acquisition thereof, or completion of the improvements thereto, by the Borrower or any such Subsidiary, to secure Indebtedness incurred to pay or finance all or a portion of the purchase price or cost thereof, PROVIDED that the Lien encumbering the equipment, machinery, Real Property, or improvements to Real Property, so acquired or constructed does not encumber any other asset of the Borrower or any such Subsidiary; or

                        (ii) are existing on property or other assets at the time acquired by the Borrower or any Subsidiary or on assets of a person at the time such person first becomes a Subsidiary of the Borrower; PROVIDED that (A) any such Liens were not created at the time of or in contemplation of the acquisition of such assets or person by the Borrower or any of its Subsidiaries; (B) in the case of any such acquisition of a person, any such Lien attaches only to the property and assets of such person; and (C) in the case of any such acquisition of property or assets by the Borrower or any Subsidiary, any such Lien attaches only to the property and assets so acquired and not to any other property or assets of the Borrower or any Subsidiary;

        PROVIDED that (1) the Indebtedness secured by any such Lien does not exceed 100% of the fair market value of the property and assets to which such Lien attaches, determined at the time of the acquisition or completion of construction of such property or asset or the time at which such person becomes a Subsidiary of the Borrower (except in the circumstances described in clause (ii) above to the extent such Liens constituted customary purchase money Liens at the time of incurrence and were entered into in the ordinary course of business), and (2) the Indebtedness secured thereby is permitted by section 9.4(b);

                (c) the Permitted Receivables Program referred to in section 9.4(c) hereof, including without limitation any UCC financing statements filed to evidence transfers of receivables (and any related guaranties, security or other credit support) pursuant to such Permitted Receivables Program.

         9.4. INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness of the Borrower or any of its Subsidiaries, EXCEPT:

                (a) Indebtedness incurred under this Agreement and the other Credit Documents;

                (b) Not more than $15,000,000 aggregate principal amount of Indebtedness of the Borrower and its Subsidiaries in respect of

                           (1)  Capital Leases;

                           (2)  Synthetic Leases;

                           (3)  Indebtedness subject to Liens permitted by
                        section 9.3(b);

                           (4) Existing Indebtedness not related to the Tyler Boulevard Facility; and any refinancing, extension, renewal or refunding of any such Existing Indebtedness not involving an increase in the principal amount thereof or a reduction of more than 10% in the remaining weighted average life to maturity thereof (computed in accordance with standard financial practice); and

                           (5) Existing Indebtedness related to the Tyler Boulevard Facility; and any refinancing, extension, renewal or refunding of any such Existing Indebtedness, PROVIDED that (x) the aggregate principal amount of Indebtedness secured by the Tyler Boulevard Facility does not exceed $7,000,000, and
                        (y) the Borrower shall not theretofore have become obligated to grant the Collateral Agent a first mortgage on the Tyler Boulevard Facility pursuant to the provisions of section 8.12(b)(ii);

         including in any such case any guaranty by the Borrower of any such Capitalized Lease, Synthetic Lease or other Indebtedness; PROVIDED that at the time of any incurrence thereof after the date hereof, and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom;

                (c) Indebtedness consisting of limited recourse obligations of the Borrower and/or the Receivables Subsidiary under a program for the sale of receivables which meets the following requirements (i) such program, including all related arrangements and agreements, is the same as, or substantially similar to, the receivables program, arrangements and agreements in effect as of the Effective Date, (ii) there is no material increase in the nature or character of the selling or servicing company's limited recourse obligations in respect of sold receivables, and (iii) there is no expansion in the group of five retailer customers of the Borrower whose accounts with the Borrower and its Subsidiaries may be sold under such program (any such receivables program meeting the foregoing requirements, the "PERMITTED RECEIVABLES PROGRAM");

                (d) Indebtedness of the Borrower or any Subsidiary under Hedge Agreements;

                (e) Indebtedness of the Borrower to any of its Subsidiaries, and Indebtedness of any of the Borrower's Subsidiaries to the Borrower or to another Subsidiary of the Borrower, in each case to the extent permitted under section 9.5;

                (f)     Guaranty Obligations permitted under section 9.5; and

                (g) additional unsecured Indebtedness and Guaranty Obligations of the Borrower, not otherwise permitted pursuant to the foregoing clauses, up to $250,000 aggregate amount outstanding at any time, PROVIDED that at the time of incurrence thereof and after giving effect thereto, (i) no Event of Default shall have occurred and be continuing or shall result therefrom, and (ii) the Borrower would have been in compliance with the covenants contained in sections 9.7 and 9.8 hereof if such Indebtedness had been incurred at the beginning of the most recent Testing Period for which financial information has been furnished to the Lenders hereunder, and such Indebtedness remained outstanding throughout such Testing Period.

         9.5. ADVANCES, INVESTMENTS, LOANS AND GUARANTY OBLIGATIONS. The Borrower will not, and will not permit any of its Subsidiaries to, (1) lend money or credit or make advances to any person, (2) purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, or other investment in, any person, (3) create, acquire or hold any Subsidiary, (4) be or become a party to any joint venture or partnership, or

(5) be or become obligated under any Guaranty Obligations (other than those created in favor of the Lenders pursuant to the Credit Documents), EXCEPT:

                (a) the Borrower or any of its Subsidiaries may invest in cash and Cash Equivalents;

                (b) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business;

                (c) the Borrower and its Subsidiaries may acquire and hold receivables owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                (d) investments acquired by the Borrower or any of its Subsidiaries (i) in exchange for any other investment held by the Borrower or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment, or (ii) as a result of a foreclosure by the Borrower or any of its Subsidiaries with respect to any secured investment or other transfer of title with respect to any secured investment in default;

                (e) loans and advances to employees for business-related travel expenses, moving expenses, costs of replacement homes and other similar expenses, in each case incurred in the ordinary course of business, shall be permitted;

                (f) to the extent not permitted by the foregoing clauses, the existing loans, advances, investments and guarantees described on Annex V hereto;

                (g) any unsecured guaranty by the Borrower of any Indebtedness of a Subsidiary permitted by section 9.4, and any guaranty by any Subsidiary described in section 9.4;

                (h) investments of the Borrower and its Subsidiaries in Hedge Agreements;

                (i) loans and advances by any Subsidiary of the Borrower to the Borrower, PROVIDED that the Indebtedness represented thereby constitutes Subordinated Indebtedness;

                (j) loans and advances by the Borrower or by any Subsidiary of the Borrower to, or other investments in, any Domestic Subsidiary of the Borrower;

                (k) loans and advances by the Borrower or by any Subsidiary of the Borrower to, or other investments in, any Foreign Subsidiary of the Borrower, PROVIDED that the aggregate amount of all additional or incremental loans, advances and investments made after December 31, 1999 in all Foreign Subsidiaries of the Borrower does not exceed $2,000,000;

                (l) Guaranty Obligations, not otherwise permitted by the foregoing clauses, of (i) the Borrower or any Subsidiary in respect of leases of the Borrower or any Subsidiary the entry into which is not prohibited by this Agreement, (ii) the Borrower or any Subsidiary in respect of any other person (other than in respect of (x) Indebtedness for borrowed money or represented by bonds, notes, debentures or similar securities, or (y) Indebtedness constituting a Capital Lease or a Synthetic Lease) arising as a matter of applicable law because the Borrower or such Subsidiary is or is deemed to be a general partner of such other person, or (iii) the Borrower or any Subsidiary in respect of any other person (other than in respect of (x) Indebtedness for borrowed money or represented by bonds, notes, debentures or similar securities, or (y) Indebtedness constituting a Capital Lease or a Synthetic Lease) arising in the ordinary course of business;

                (m) Acquisitions permitted under section 9.2, and loans, advances and investments of any person which are outstanding at the time such person becomes a Subsidiary of the Borrower as a result of an Acquisition permitted by section 9.2, but not any increase in the amount thereof; and

                (n) any other loans, advances, investments (whether in the form of cash or contribution of property, and if in the form of a contribution of property, such property shall be valued for purposes of this clause at the fair value thereof as reasonably determined by the Borrower) and Guaranty Obligations, in or to or for the benefit of, any corporation, partnership, limited liability company, joint venture or other business entity, which is not itself a Subsidiary of the Borrower or owned or controlled by any director, officer or employee of the Borrower or any of its Subsidiaries, not otherwise permitted by the foregoing clauses, made after December 31, 1999 (such loans, advances and investments and Guaranty Obligations, collectively, "BASKET INVESTMENTS AND GUARANTEES"), shall be permitted to be incurred if (i) no Event of Default shall have occurred and be continuing, or would result therefrom, and (ii) the aggregate cumulative amount of such Basket Investments and Guarantees (taking into account any repayments of loans or advances), does not exceed $3,000,000.

         9.6. DIVIDENDS, ETC. The Borrower will not (a) directly or indirectly declare, order, pay or make any dividend (other than dividends payable solely in capital stock of the Borrower) or other distribution on or in respect of any capital stock of any class of the Borrower, whether by reduction of capital or otherwise, or (b) directly or indirectly make, or permit any of its Subsidiaries to directly or indirectly make, any purchase, redemption, retirement or other acquisition of any capital stock of any class of the Borrower (other than for a consideration consisting solely of capital stock of the same class of the Borrower) or of any warrants, rights or options to acquire or any securities convertible into or exchangeable for any capital stock of the Borrower, EXCEPT that if no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower shall be permitted to repurchase shares of its common stock in open market or privately negotiated transactions, or pursuant to one or more public tender offers, if the cumulative aggregate Restricted Stock Payments expended for such purposes after December 31, 1999 does not exceed $40,000,000.

         9.7. CONSOLIDATED TOTAL ADJUSTED DEBT/CONSOLIDATED EBITDA RATIO. The Borrower will not at any time permit the ratio of (x) the amount of Consolidated Total Adjusted Debt at such time to (y) Consolidated EBITDA for its then most recent Testing Period, to exceed (i) 3.00 to 1.00, in the case of any Testing Period ended on or prior to December 31, 2000, (ii) 2.75 to 1.00, in the case of any subsequent Testing Period ending on or prior to December 31, 2001, or (iii)
2.50 to 1.00, in the case of any subsequent Testing Period.

         9.8. FIXED CHARGE COVERAGE RATIO. The Borrower will not permit its Fixed Charge Coverage Ratio for any Testing Period to be less than (i) 1.15 to
1.00 in the case of any Testing Period ended on or prior to December 31, 2000, or (ii) 1.20 to 1.00 in the case of any subsequent Testing Period. In computing its Fixed Charge Coverage Ratio for any Testing Period ended on or prior to December 31, 2000, notwithstanding anything to the contrary contained in this Agreement, the scheduled principal payments of the mortgage debt existing at the Effective Date on the Borrower's Tyler Boulevard Facility, which mortgage debt is scheduled to mature in November 2000, shall not be taken into account, but if such mortgage debt is refinanced after the Effective Date, then such refinanced mortgage debt shall be taken into account.

         9.9. MINIMUM CONSOLIDATED NET WORTH. The Borrower will not permit its Consolidated Net Worth at any time to be less than $40,200,000, EXCEPT that:

                (a) effective as of the end of the Borrower's fiscal quarter ended on or nearest to March 31, 2000, and as of the end of each fiscal quarter thereafter, the foregoing amount (as it may from time to time be adjusted as herein provided), shall be increased by 75% of the Consolidated Net Income of the Borrower for the fiscal quarter ended on such date, if any (there being no reduction in the case of any such Consolidated Net Income which reflects a deficit);

                (b) the foregoing amount (as it may from time to time be adjusted as herein provided), shall be increased by an amount equal to 100% of the cash proceeds (net of underwriting discounts and commissions and other customary fees and costs associated therewith) from any sale or issuance of equity by the Borrower after December 31, 1999 (other than Redeemable Stock and any sale or issuance to management or employees or employee benefit plans pursuant to employee benefit plans of general application);

                (c) the foregoing amount (as it may from time to time be adjusted as herein provided), shall be increased by an amount equal to 100% of (x) the principal amount of Indebtedness or (y) the higher of stated value or liquidation value of Redeemable Stock, as the case may be, held by any person other than the Borrower or any of its Subsidiaries, which is converted or exchanged after December 31, 1999 into common stock of the Borrower or any of its Subsidiaries;

                (d) the foregoing amount (as it may from time to time be adjusted as herein provided), shall be increased by an amount equal to 100% of the increase in Consolidated Net Worth attributable to the issuance of common stock or other equity interests (other than Redeemable Stock) subsequent to December 31, 1999 as consideration in any Acquisitions permitted under section 9.2; and

                (e) the foregoing amount (as it may from time to time be adjusted as herein provided), shall be reduced by any and all Restricted Stock Payments made pursuant to section 9.6 of this Agreement after December 31, 1999.

         9.10. CONSOLIDATED CAPITAL EXPENDITURES. The Borrower will not, and will not permit any of its Subsidiaries to, make or incur Consolidated Capital Expenditures during any fiscal year of the Borrower in excess of the amount specified below, EXCEPT that in the event actual Consolidated Capital Expenditures for any fiscal year are less than such amount, 50% of the difference may be carried over to the next fiscal year, but not any subsequent fiscal year:

================================================================================
                FISCAL YEAR                             AMOUNT
================================================================================
December 31, 2000                                      $17,000,000
--------------------------------------------------------------------------------
December 31, 2001                                      $12,500,000
--------------------------------------------------------------------------------
December 31, 2002                                      $10,000,000
--------------------------------------------------------------------------------
Any fiscal year thereafter                             $10,000,000
================================================================================


         9.11. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than, in the case of the Borrower, any Subsidiary, and in the case of a Subsidiary, the Borrower or another Subsidiary) other than in the ordinary course of business of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a person other than an Affiliate, EXCEPT (i) loans, advances and investments permitted by section 9.5,
(ii) sales of goods to an Affiliate for use or distribution outside the United States which in the good faith judgment of the Borrower complies with any applicable legal requirements of the Code, or (iii) agreements and transactions with and payments to officers, directors and shareholders which are either (A) entered into in the ordinary course of business and not prohibited by any of the provisions of this Agreement, or (B) entered into outside the ordinary course of business, approved by the directors or shareholders of the Borrower, and not prohibited by any of the provisions of this Agreement.

         9.12. PREPAYMENTS AND REFINANCINGS OF OTHER DEBT, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of, or refinance or refund any other Indebtedness of the Borrower or its Subsidiaries which has an outstanding principal balance (or Capitalized Lease Obligation, in the case of a Capital Lease, or present value, based on the implicit interest rate, in the case of a Synthetic Lease) greater than $1,000,000 (other than the Obligations and other than intercompany loans and advances among the Borrower and its Subsidiaries); PROVIDED that the Borrower or any Subsidiary may refinance or refund any such Indebtedness if the Indebtedness resulting from such refinancing or refunding is not prohibited by section 9.4.

         9.13. LIMITATION ON CERTAIN RESTRICTIVE AGREEMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist or become effective, any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or suffer to exist any Lien upon any of its property or assets as security for Indebtedness, or (b) the ability of any such Subsidiary to pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, or to make loans or advances to the Borrower or any of the Borrower's other Subsidiaries, or transfer any of its property or assets to the Borrower or any of the Borrower's other Subsidiaries, EXCEPT for such restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (iv) customary provisions restricting assignment of any licensing agreement entered into in the ordinary course of business, (v) customary provisions restricting the transfer of assets subject to Liens permitted under section 9.3(b), (vi) restrictions contained in the Existing Indebtedness Agreements as in effect on the Effective Date (and similar restrictions contained in any agreement or instrument evidencing or governing any Indebtedness incurred in connection with a refinancing thereof permitted under this Agreement), (vii) customary restrictions affecting only a Subsidiary of the Borrower under any agreement or instrument governing any of the Indebtedness of a Subsidiary permitted pursuant to 9.4, (viii) any document relating to Indebtedness secured by a Lien permitted by section 9.3, insofar as the provisions thereof limit grants of junior liens on the assets securing such Indebtedness, and (ix) any operating lease or Capital Lease, insofar as the provisions thereof limit grants of a security interest in, or other assignments of, the related leasehold interest to any other person.

         9.14. PLAN TERMINATIONS, MINIMUM FUNDING, ETC. The Borrower will not, and will not permit any ERISA Affiliate to, (i) terminate any Plan or plans so as to result in liability of the Borrower or any ERISA Affiliate to the PBGC in excess of $2,000,000 in the aggregate, (ii) permit to exist one or more events or conditions which reasonably present a material risk of the termination by the PBGC of any Plan or Plans with respect to which the Borrower or any ERISA Affiliate would, in the event of such termination, incur liability to the PBGC in excess of $2,000,000 in the aggregate, or (iii) fail to comply with the minimum funding standards of ERISA and the Code with respect to any Plan.

         SECTION 10.  EVENTS OF DEFAULT.

         10.1. EVENTS OF DEFAULT. Any of the following specified events (each an "EVENT OF DEFAULT") shall constitute an Event of Default hereunder:

                (A) PAYMENTS: the Borrower shall (i) default in the payment when due of any principal of the Loans or any reimbursement obligation in respect of any Unpaid Drawing; or (ii) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

                (B) REPRESENTATIONS, ETC.: any representation, warranty or statement made by the Borrower herein or by the Borrower or any other Credit Party in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                (C) CERTAIN NEGATIVE COVENANTS: the Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in sections 9.2 through 9.10 of this Agreement; or

                (D) OTHER COVENANTS: the Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement or any other Credit Document, other than those referred to in section 10.1(a) or (b) or (c) above, and such default shall not be remedied within 30 days after the earlier of (i) an officer of the Borrower obtaining actual knowledge of such default or (ii) the Borrower receiving written notice of such default from the Administrative Agent or the Required Lenders (any such notice to be identified as a "notice of default " and to refer specifically to this paragraph); or

                (E) DEFAULT UNDER OTHER AGREEMENTS: the Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) owed to any Lender, or having an unpaid principal amount of $5,000,000 or greater, and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof); or

                  (F) OTHER CREDIT DOCUMENTS: the Subsidiary Guaranty or any Security Document (once executed and delivered) shall cease for any reason (other than termination in accordance with its terms) to be in full force and effect; or any Credit Party shall default in any payment obligation thereunder; or any Credit Party shall default in any material respect in the due performance and observance of any other obligation thereunder and such default shall continue unremedied for a period of at least 30 days after notice by the Administrative Agent or the Required Lenders; or any Credit Party shall (or seek to) disaffirm or otherwise limit its obligations thereunder otherwise than in strict compliance with the terms thereof; or

                  (G) JUDGMENTS: one or more judgments or decrees shall be entered against the Borrower and/or any of its Subsidiaries involving a liability (whether or not covered by insurance) of $1,000,000 or more in the aggregate for all such judgments and decrees for the Borrower and its Subsidiaries) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (H)   BANKRUPTCY, ETC.: any of the following shall occur:

                        (i) the Borrower, any of its Material Subsidiaries or any other Credit Party (the Borrower and each of such other persons, each a "PRINCIPAL PARTY") shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "BANKRUPTCY CODE"); or

                        (ii) an involuntary case is commenced against any Principal Party and the petition is not controverted within 10 days, or is not dismissed within 90 days, after commencement of the case; or

                        (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Principal Party; or

                        (iv) any Principal Party commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "CONSERVATOR") of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Principal Party; or

                        (v) any such proceeding is commenced against any Principal Party to the extent such proceeding is consented by such person or remains undismissed for a period of 90 days; or

                        (vi) any Principal Party is adjudicated insolvent or bankrupt; or

                        (vii) any order of relief or other order approving any such case or proceeding is entered; or

                        (viii) any Principal Party suffers any appointment of any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 90 days; or

                        (ix) any Principal Party makes a general assignment for the benefit of creditors; or

                        (x) any corporate (or similar organizational) action is taken by any Principal Party for the purpose of effecting any of the foregoing; or

                  (I) ERISA: (i) any of the events described in clauses (i) through (viii) of section 8.1(g) shall have occurred; or (ii) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (iii) any such event or events or any such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Lenders, has had, or would reasonably be likely to have, a Material Adverse Effect.

         10.2. ACCELERATION, ETC. Upon the occurrence of any Event of Default, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions (PROVIDED that, if an Event of Default specified in section 10.1(h) shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (a) and (b) below shall occur automatically without the giving of any such notice):

                (a) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind;

                (b) declare the principal of and any accrued interest in respect of all Loans, all Unpaid Drawings and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;

                (c) terminate any Letter of Credit which may be terminated in accordance with its terms;

                (d) direct the Borrower to pay (and the Borrower hereby agrees that on receipt of such notice or upon the occurrence of an Event of Default with respect to the Borrower under section 10.1(h), it will pay) to the Administrative Agent an amount of cash equal to the aggregate Stated Amount of all Letters of Credit then outstanding (such amount to be held as security after the Borrower's reimbursement obligations in respect thereof); and/or

                (e) take such other actions and exercise such other remedies as may be permitted under applicable law.

         10.3. APPLICATION OF LIQUIDATION PROCEEDS. All monies received by the Administrative Agent or any Lender from the exercise of remedies hereunder or under the other Credit Documents or under any other documents relating to this Agreement shall, unless otherwise required by the terms of the other Credit Documents or by applicable law, be applied as follows:

                (A) FIRST, to the payment of all expenses (to the extent not paid by the Borrower) incurred by the Administrative Agent and the Lenders in connection with the exercise of such remedies, including, without limitation, all reasonable costs and expenses of collection, attorneys' fees, court costs and any foreclosure expenses;

                (B) SECOND, to the payment PRO RATA of interest then accrued on the outstanding Loans;

                (C) THIRD, to the payment PRO RATA of any fees then accrued and payable to the Administrative Agent, any Letter of Credit Issuer or any Lender under this Agreement in respect of the Loans or the Letter of Credit Outstandings;

                (D) FOURTH, to the payment PRO RATA of (i) the principal balance then owing on the outstanding Loans, (ii) the amounts then due under Designated Hedge Agreements to creditors of the Borrower or any Subsidiary, subject to confirmation by the Administrative Agent of any calculations of termination or other payment amounts being made in accordance with normal industry practice, and (iii) the Stated Amount of the

         Letter of Credit Outstandings (to be held and applied by the Administrative Agent as security for the reimbursement obligations in respect thereof);

                (E) FIFTH, to the payment to the Lenders of any amounts then accrued and unpaid under sections 2.9, 2.10 and 3.5 hereof, and if such proceeds are insufficient to pay such amounts in full, to the payment of such amounts PRO RATA;

                (F) SIXTH, to the payment PRO RATA of all other amounts owed by the Borrower to the Administrative Agent, to any Letter of Credit Issuer or any Lender under this Agreement or any other Credit Document, and to any counterparties under Designated Hedge Agreements of the Borrower and its Subsidiaries, and if such proceeds are insufficient to pay such amounts in full, to the payment of such amounts PRO RATA; and

                (G) FINALLY, any remaining surplus after all of the Obligations have been paid in full, to the Borrower or to whomsoever shall be lawfully entitled thereto.


         SECTION 11.  THE ADMINISTRATIVE AGENT.

         11.1. APPOINTMENT. Each Lender hereby irrevocably designates and appoints NCB as Administrative Agent (such term to include, for the purposes of this section 11, NCB acting as Collateral Agent) to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes NCB as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this section 11 are solely for the benefit of the Administrative Agent, and the Lenders, and the Borrower and its Subsidiaries shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any of its Subsidiaries.

         11.2. DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by section 11.3.

         11.3. EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement (except for its or such person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or of its Subsidiaries or any of their respective officers contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Borrower or any Subsidiary of the Borrower or any of their respective officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

         11.4. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders (or all of the Lenders, as to any matter which, pursuant to section 12.12, can only be effectuated with the consent of all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

         11.5. NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         11.6. NON-RELIANCE. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries. The Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         11.7. INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such ratably according to their respective Loans and Unutilized Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower, PROVIDED that no Lender shall be liable to the Administrative Agent for the payment of any portion of such liabilities,


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obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this section 11.7 shall survive the payment of all Obligations.

         11.8. THE ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, its Subsidiaries and their Affiliates as though not acting as Administrative Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         11.9. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as the Administrative Agent upon 20 days' notice to the Lenders and the Borrower. The Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders subject to prior approval by the Borrower (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall include such successor agent effective upon its appointment, and the resigning Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         11.10. OTHER AGENTS. Any Lender identified herein as a Co-Agent, Syndication Agent, Documentation Agent, Managing Agent, Manager or any other corresponding title, other than "Administrative Agent" or "Collateral Agent", shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any other Credit Document except those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.


         SECTION 12.   MISCELLANEOUS.

         12.1.  PAYMENT OF EXPENSES ETC. The Borrower agrees to:

                (a) whether or not the transactions herein contemplated are consummated, pay (or reimburse the Administrative Agent and the Lenders for) all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Lenders in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein, the delivery of documents on the Closing Date pursuant to section 6.1 and the initial Borrowing hereunder, including, without limitation, the reasonable fees and disbursements of Jones, Day, Reavis & Pogue, special counsel to the Administrative Agent;

                (b) pay (or reimburse the Administrative Agent and the Lenders for) all reasonable out-of- pocket costs and expenses of the Administrative Agent and the Lenders in connection with any amendment, waiver or consent relating to any of the Credit Documents which is requested by any Credit Party, including, without limitation, (i) the reasonable fees and disbursements of Jones, Day, Reavis & Pogue, special counsel to the Administrative Agent, and (ii) the reasonable fees and disbursements of any individual counsel to any Lender (including allocated costs of internal counsel);

                (c) pay (or reimburse the Administrative Agent and the Lenders for) all reasonable out-of- pocket costs and expenses of the Administrative Agent and the Lenders in connection with the enforcement of any of the Credit Documents or the other documents and instruments referred to therein, including, without limitation, (i) the reasonable fees and disbursements of Jones, Day, Reavis & Pogue, special counsel to the Administrative Agent, and (ii) the reasonable fees and disbursements of any individual counsel to any Lender (including allocated costs of internal counsel);


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


                (d) without limitation of the preceding clause (c), in the event of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of the Borrower or any of its Subsidiaries, pay all costs of collection and defense, including reasonable attorneys' fees in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes;

                (e) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and

                (f) indemnify each Lender, its officers, directors, employees, representatives and agents (collectively, the "INDEMNITEES") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses reasonably incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of

                         (i) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Credit Document, other than any such investigation, litigation or proceeding arising out of transactions solely between any of the Lenders or the Administrative Agent, transactions solely involving the assignment by a Lender of all or a portion of its Loans and Commitments, or the granting of participations therein, as provided in this Agreement, or arising solely out of any examination of a Lender by any regulatory or other governmental authority having jurisdiction over it, or

                         (ii) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the Borrower or any of its Subsidiaries, the release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, if the Borrower or any such Subsidiary could have or is alleged to have any responsibility in respect thereof, the non-compliance of any such Real Property with foreign, federal, state and local laws, regulations and ordinances (including applicable permits thereunder) applicable thereto, or any Environmental Claim asserted against the Borrower or any of its Subsidiaries, in respect of any such Real Property, including, in each case, without limitation, the reasonable documented fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the person to be indemnified or of any other Indemnitee who is such person or an Affiliate of such person).

To the extent that the undertaking to indemnify, pay or hold harmless any person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

         12.2. RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations the Borrower purchased by such Lender pursuant to section 12.4(c), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made


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

any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

         12.3. NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile and electronic e-mail transmission or cable communication) and mailed, telegraphed, telexed, transmitted, e-mailed, cabled or delivered, if to the Borrower, at 650 Alpha Drive, Cleveland, Ohio 44143, attention: Corporate Secretary (facsimile: (440) 449-2038); if to any Lender at its address specified for such Lender on Annex I hereto; if to the Administrative Agent, at its Notice Office; or at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, e-mailed, or cabled or sent by overnight courier, and shall be effective when received.

         12.4. BENEFIT OF AGREEMENT. (a) SUCCESSORS AND ASSIGNS GENERALLY. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, PROVIDED that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Lenders, and, PROVIDED, FURTHER, that any assignment by a Lender of its rights and obligations hereunder shall be effected in accordance with section 12.4(c).

         (B) GRANT OF PARTICIPATIONS BY LENDERS. Notwithstanding the foregoing, each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to (x) an Affiliate of such Lender which is a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), (y) another Lender which is not a Defaulting Lender, or (z) one or more Eligible Transferees, PROVIDED that in the case of any such participation,

                (i) the participant shall not have any rights under this Agreement or any of the other Credit Documents, including rights of consent, approval or waiver (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto),

                (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged,

                (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

                (iv) such Lender shall remain the holder of any Note for all purposes of this Agreement and

                (v) the Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender's rights and obligations under this Agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of sections 2.9 and 2.10 of this Agreement to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold, and

PROVIDED FURTHER, that no Lender shall transfer, grant or sell any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (1) change any date upon which a mandatory and automatic reduction in any Commitment in which such Participant is participating is scheduled to be made, or change the amount thereof, (2) change any date upon which an installment payment of any Loans in which such Participant is participating is scheduled to be made, or change the amount thereof, (3) extend the final scheduled maturity of the Loans in which such participant is participating (it being understood that any waiver of the making of, or the application of, any mandatory prepayment to such Loans shall not constitute an extension of the final maturity date thereof), (4) reduce the rate or extend the time of payment of interest or Fees on any such Loan or Commitment (except in connection with a waiver of the applicability of any post-default increase in interest rates), (5) reduce the principal amount of any such Loan, (6) increase such participant's participating interest in any Commitment over the amount thereof then in effect, (7) release any Credit Party from its obligations under the Subsidiary Guaranty, except strictly in accordance with the provisions of the Credit Documents, (8) release all or any


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

substantial portion of the Collateral, in each case except strictly in accordance with the provisions of the Credit Documents, or (9) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

         (C) ASSIGNMENTS BY LENDERS. Notwithstanding the foregoing, (x) any Lender may assign all or a fixed portion of its Loans and/or Commitment, and its rights and obligations hereunder, to another Lender that is not a Defaulting Lender, or to an Affiliate of any Lender (including itself) and which is not a Defaulting Lender and which is a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), and (y) any Lender may assign all, or if less than all, a fixed portion, equal to at least $5,000,000 in the aggregate for the assigning Lender or assigning Lenders, of its Loans and/or Commitment and its rights and obligations hereunder, to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment Agreement, PROVIDED that,

                (i) in the case of any assignment of a portion of any Loans and/or Commitment of a Lender, such Lender shall retain a minimum fixed portion of all Loans and Commitments equal to at least $5,000,000,

                (ii) at the time of any such assignment Annex I shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders,

                (iii) upon surrender of the old Notes, new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of section 2.5 (with appropriate modifications) to the extent needed to reflect the revised Commitments,

                (iv) in the case of clause (y) only, the consent of the Administrative Agent and each Letter of Credit Issuer shall be required in connection with any such assignment (which consent shall not be unreasonably withheld or delayed), and

                (v) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500, and

PROVIDED FURTHER, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Lender Register maintained by it as provided herein.

         To the extent of any assignment pursuant to this section 12.4(c) the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments.

         At the time of each assignment pursuant to this section 12.4(c) to a person which is not already a Lender hereunder and which is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 5.4(b)(ii) Certificate) described in section 5.4(b). To the extent that an assignment of all or any portion of a Lender's Commitment and related outstanding Obligations pursuant to this section 12.4(c) would, at the time of such assignment, result in increased costs under section
2.9 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

         Nothing in this section 12.4(c) shall prevent or prohibit (i) any Lender which is a bank, trust company or other financial institution from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) any Lender which is a trust, limited liability company, partnership or other investment company from pledging its Notes or Loans to a trustee or agent for the benefit of holders of certificates or debt securities issued by it. No such pledge, or any assignment pursuant to or in lieu of an enforcement of such a pledge, shall relieve the transferor Lender from its obligations hereunder.

         (D) NO SEC REGISTRATION OR BLUE SKY COMPLIANCE. Notwithstanding any other provisions of this section 12.4, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein


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shall be permitted if such transfer, assignment or grant would require the
Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

         (E) REPRESENTATIONS OF LENDERS. Each Lender initially party to this Agreement hereby represents, and each person that became a Lender pursuant to an assignment permitted by this section 12.4 will, upon its becoming party to this Agreement, represent that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes or acquires loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, PROVIDED that subject to the preceding sections 12.4(b) and (c), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

         (F) GRANTS BY LENDERS TO SPCS. Notwithstanding anything to the contrary contained herein, any Lender, (a "GRANTING LENDER") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent, the Borrower and the other Lenders, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; PROVIDED that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this section 12.4, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non- public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPC. This section 12.4(f) may not be amended without the written consent of any Granting Lender affected thereby.

         12.5. NO WAIVER: REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         12.6. PAYMENTS PRO RATA. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived in writing its right to receive its PRO RATA share thereof) PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received. As to any such payment received by the Administrative Agent prior to 1:00 P.M. (local time at the Payment Office) in funds which are immediately available on such day, the Administrative Agent will use all reasonable efforts to distribute such payment in immediately available funds on the same day to the Lenders as aforesaid.

         (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment


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of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount, PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding sections 12.6(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Lenders which are not Defaulting Lenders, as opposed to Defaulting Lenders.

         12.7. CALCULATIONS: COMPUTATIONS. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); PROVIDED, that if at any time the computations determining compliance with section 9 utilize accounting principles different from those utilized in the financial statements furnished to the Lenders, such computations shall set forth in reasonable detail a description of the differences and the effect upon such computations.

         (b) All computations of interest on Eurodollar Loans hereunder and all computations of Commitment Fees, Letter of Credit Fees and other Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days, and all computations of interest on Prime Rate Loans hereunder shall be made on the actual number of days elapsed over a year of 365 or 366 days, as applicable.

         12.8. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the Court of Common Pleas of Cuyahoga County, Ohio, or in the United States District Court for the Northern District of Ohio, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address for notices pursuant to section 12.3, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

         (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in section 12.8(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER

INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

         12.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

         12.10. EFFECTIVENESS; INTEGRATION. This Agreement shall become effective on the date (the "EFFECTIVE DATE") on which the Borrower and each of the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Notice Office of the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it. This Agreement, the other Credit Documents and any separate letter agreements with respect to fees payable to the Administrative Agent, for its own account and benefit and/or for the account, benefit of, and distribution to, the Lenders, constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof or thereof.

         12.11. HEADINGS DESCRIPTIVE. The headings of the several sections and other portions of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         12.12. AMENDMENT OR WAIVER. Neither this Agreement nor any terms hereof or thereof may be changed, waived, discharged or terminated UNLESS such change, waiver, discharge or termination is in writing signed by the Borrower and the Required Lenders, PROVIDED that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) affected thereby,

                (a) change any date upon which a mandatory and automatic reduction in any Commitment of such Lender is scheduled to be made, or change the amount thereof,

                (b) change any date upon which an installment payment of any Loans made by such Lender is scheduled to be made, or change the amount thereof,

                (c) extend the final scheduled maturity of any Commitment or Loan of such Lender (it being understood that any waiver of the making of, or the application of, any mandatory prepayment to such Loans shall not constitute an extension of the final maturity date thereof),

                (d) reduce the rate or extend the time of payment of interest or Fees on any Loan or Commitment of such Lender (except in connection with a waiver of the applicability of any post-default increase in interest rates),

                (e)     reduce the principal amount of any Loan of any Lender,

                (f) increase such Lender's Commitment over the amount thereof then in effect,

                (g) release the Borrower from any obligations as a guarantor of its Subsidiaries' obligations under any Credit Document,

                (h) release any Credit Party from the Subsidiary Guaranty, except strictly in accordance with the provisions of the Credit Documents,

                (i) release all or any substantial portion of the Collateral, except strictly in accordance with the provisions of the Credit Documents,

                (j) change the definition of the term "Change of Control" or any of the provisions of section 4.3 or 5.2 which are applicable upon a Change of Control,

                (k) amend, modify or waive any provision of section 9.4(c) or the definition of Permitted Receivables Program,

                (l) amend, modify or waive any provision of this section 12.12, or section 11.7, 12.1, 12.4, 12.6 or 12.7(b), or any other provision of any of the Credit Documents pursuant to which the consent or approval of all Lenders is by the terms of such provision explicitly required,

                (m) reduce the percentage specified in, or otherwise modify, the definition of Required Lenders, or

                (n) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; and

PROVIDED, FURTHER, that no change, waiver or other modification affecting the rights and benefits of a Lender and not all Lenders in a like or similar manner, shall be made without the written consent of such Lender. No provision of section 3 or 11 may be amended without the consent of (x) any Letter of Credit Issuer adversely affected thereby or (y) the Administrative Agent, respectively.

         The Administrative Agent and the Collateral Agent will not enter into any amendment, change, waiver, discharge or termination of any of the other Credit Documents, EXCEPT as specifically provided therein or as authorized as contemplated by a written request or consent of the Required Lenders (or all of the Lenders, or all of the Lenders (other than any Defaulting Lender), as applicable, as to any matter which, pursuant to this section 12.12, can only be effectuated with the written consent of all Lenders, or all Lenders (other than any Defaulting Lender), as the case may be).

         12.13. SURVIVAL OF INDEMNITIES. All indemnities set forth herein including, without limitation, in section 2.9, 2.10, 3.5, 11.7 or 12.1 shall survive the execution and delivery of this Agreement and the making and repayment of Loans.

         12.14. DOMICILE OF LOANS. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender, PROVIDED that the Borrower shall not be responsible for costs arising under section 2.9 resulting from any such transfer (other than a transfer pursuant to section 2.11) to the extent not otherwise applicable to such Lender prior to such transfer.

         12.15. CONFIDENTIALITY. (a) Each of the Administrative Agent, each Letter of Credit Issuer and the Lenders agrees to maintain the confidentiality of the Confidential Information (as defined below), EXCEPT that Confidential Information may be disclosed (1) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (2) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty's professional advisor, so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this section 12.15, (3) to the extent requested by any regulatory authority, (4) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (5) to any other party to this Agreement, (6) to any other creditor of the Borrower or any other Credit Party which is a direct or intended beneficiary of any of the Credit Documents,
(7) in connection with the exercise of any remedies hereunder or under any of the other Credit Documents, or any suit, action or proceeding relating to this Agreement or any of the other Credit Documents or the enforcement of rights hereunder or thereunder, (8) subject to an agreement containing provisions substantially the same as those of this section 12.15, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (9) with the consent of the Borrower, or (10) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this section 12.15, or
(ii) becomes available to the Administrative Agent, any Letter of Credit Issuer or any Lender on a nonconfidential basis from a source other than the Borrower.

         (b) For the purposes of this section 12.15, "CONFIDENTIAL INFORMATION" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Letter of Credit Issuer or any Lender on a nonconfidential basis prior to disclosure by the

Borrower; PROVIDED that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.

         (c) Any person required to maintain the confidentiality of Confidential Information as provided in this section 12.15 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such person would accord to its own confidential information. The Borrower hereby agrees that the failure of the Administrative Agent, any Letter of Credit Issuer or any Lender to comply with the provisions of this section
12.15 shall not relieve the Borrower, or any other Credit Party, of any of its obligations under this Agreement or any of the other Credit Documents.

         12.16. LENDER REGISTER. The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this section 12.16, to maintain a register (the "LENDER REGISTER") on or in which it will record the names and addresses of the Lenders, and the Commitments from time to time of each of the Lenders, the Loans made to the Borrower by each of the Lenders and each repayment and prepayment in respect of the principal amount of such Loans of each such Lender. Failure to make any such recordation, or (absent manifest error) any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to section 12.4(c). The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this section 12.16. The Lender Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         12.17. LIMITATIONS ON LIABILITY OF THE LETTER OF CREDIT ISSUERS. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letters of Credit. Neither any Letter of Credit Issuer nor any of its officers or directors shall be liable or responsible for: (a) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by a Letter of Credit Issuer against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, EXCEPT that the Borrower (or a Subsidiary which is the account party in respect of the Letter of Credit in question) shall have a claim against a Letter of Credit Issuer, and a Letter of Credit Issuer shall be liable to the Borrower (or such Subsidiary), to the extent of any direct, but not consequential, damages suffered by the Borrower (or such Subsidiary) which the Borrower (or such Subsidiary) proves were caused by (i) such Letter of Credit Issuer's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (ii) such Letter of Credit Issuer's willful failure to make lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, a Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation.

         12.18. GENERAL LIMITATION OF LIABILITY. No claim may be made by the Borrower, any Lender, the Administrative Agent, any Letter of Credit Issuer or any other person against the Administrative Agent, any Letter of Credit Issuer, or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Credit Documents, or any act, omission or event occurring in connection therewith; and each of the Borrower, each Lender, the Administrative Agent and each Letter of Credit Issuer hereby, to the fullest extent permitted under applicable law, waives, releases and agrees not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         12.19. NO DUTY. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such person may act) retained by the Administrative Agent or any Lender with respect to the transactions contemplated by the Credit Documents shall have the right to act exclusively in the interest of the Administrative Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower, to any of its Subsidiaries, or to any other person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation. The Borrower agrees, on behalf of itself and its Subsidiaries, not to assert any claim or counterclaim against any such persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.

         12.20. LENDERS AND AGENT NOT FIDUCIARY TO BORROWER, ETC. The relationship among the Borrower and its Subsidiaries, on the one hand, and the Administrative Agent, each Letter of Credit Issuer and the Lenders, on the other hand, is solely that of debtor and creditor, and the Administrative Agent, each Letter of Credit Issuer and the Lenders have no fiduciary or other special relationship with the Borrower and its Subsidiaries, and no term or provision of any Credit Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

         12.21. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties herein shall survive the making of Loans and the issuance of Letters of Credit hereunder, the execution and delivery of this Agreement, the Notes and the other documents the forms of which are attached as Exhibits hereto, the issue and delivery of the Notes, any disposition thereof by any holder thereof, and any investigation made by the Administrative Agent or any Lender or any other holder of any of the Notes or on its behalf. All statements contained in any certificate or other document delivered to the Administrative Agent or any Lender or any holder of any Notes by or on behalf of the Borrower or of its Subsidiaries pursuant hereto or otherwise specifically for use in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder, made as of the respective dates specified therein or, if no date is specified, as of the respective dates furnished to the Administrative Agent or any Lender.

         12.22. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         12.23. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action, event, condition or circumstance is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations or restrictions of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or event, condition or circumstance exists.

         12.24. NO RELIANCE ON MARGIN STOCK. Each Lender represents to the Administrative Agent and each of the other Lenders that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         12.25. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Prime Rate to the date of repayment, shall have been received by such Lender.

               [The balance of this page is intentionally blank.]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


ROYAL APPLIANCE MFG. CO.                NATIONAL CITY BANK,
                                           INDIVIDUALLY AS A LENDER AND A LETTER
                                           OF CREDIT ISSUER AND AS COLLATERAL
BY:                                        AGENT AND AS ADMINISTRATIVE AGENT
   ------------------------------
     RICHARD G. VASEK
     CHIEF FINANCIAL OFFICER            BY:
                                           ------------------------------------
                                                 VICE PRESIDENT


COMERICA BANK                           THE HUNTINGTON NATIONAL BANK


BY:                                     BY:
   ------------------------------          ------------------------------------
     TITLE:                                  TITLE:


LASALLE BANK NATIONAL ASSOCIATION       FIRSTAR BANK, N. A.


BY:                                     BY:
   ------------------------------          ------------------------------------
     TITLE:                                  TITLE:


PNC BANK, NATIONAL ASSOCIATION          FIFTH THIRD BANK, NORTHEASTERN OHIO


BY:                                     BY:
   ------------------------------          ------------------------------------
     TITLE:                                  TITLE:

                                     ANNEX I

                            INFORMATION AS TO LENDERS

NAME OF LENDER             COMMITMENT          DOMESTIC LENDING OFFICE                    EURODOLLAR LENDING OFFICE
-----------------------------------------------------------------------------------------------------------------------------------
National City Bank                             National City Bank                         National City Bank
                           COMMITMENT:         1900 East Ninth Street                     1900 East Ninth Street
                                               Cleveland, Ohio 44114                      Cleveland, Ohio 44114
                           $21,500,000
                                               CONTACTS/ NOTIFICATION METHODS:
                                               Boyd Pethel
                                               Vice President
                                               Telephone: (216) 575-2830
                                               Facsimile: (216) 575-9396

                                               CONTACT FOR BORROWINGS, PAYMENTS,
                                               ETC.:
                                               Connie Djucik
                                               Telephone: (216) 575-2578
                                               Facsimile: (216) 575-9396

                                               WIRING INFORMATION:
                                               ABA #  041 000 124
                                               Commercial Loan Operations:
                                               Ref.: Royal Appliance Mfg. Co.
-----------------------------------------------------------------------------------------------------------------------------------
Comerica Bank                                  Comerica Bank                              Comerica Bank
                           COMMITMENT:         Comerica Tower at Detroit Center           Comerica Tower at Detroit Center
                                               500 Woodward Avenue                        500 Woodward Avenue
                           $18,500,000         Detroit, Michigan 48226                    Detroit, Michigan 48226

                                               NOTIFICATION/PRIMARY CONTACT:
                                               Richard S. Arceci
                                               Vice President
                                               Telephone: (313) 222-0167
                                               Facsimile: (313) 222-5759

                                               CONTACT FOR BORROWINGS, PAYMENTS,
                                               ETC.:
                                               Althea Nelson
                                               Tel. : (313) 222-5780
                                               Fax.: (313) 222-5759

                                               PAYMENT INSTRUCTIONS:
                                               ABA #  072 0000 96
                                               A/C # 2158590010
                                               Attention:  Commercial Loan
                                               Operations
                                               Reference:  Royal Appliance Mfg.
                                               Co.
-----------------------------------------------------------------------------------------------------------------------------------

NAME OF LENDER             COMMITMENT          DOMESTIC LENDING OFFICE                    EURODOLLAR LENDING OFFICE
-----------------------------------------------------------------------------------------------------------------------------------
LaSalle Bank                                   LaSalle Bank National Association          LaSalle Bank National Association
National Association       COMMITMENT:         135 South LaSalle Street                   135 South LaSalle Street
                                               Chicago, Illinois 60603                    Chicago, Illinois 60603
                           $8,000,000
                                               NOTIFICATION/PRIMARY CONTACT:
                                               Jeffrey Miller
                                               Vice President
                                               LaSalle Bank National Association
                                               1300 East Ninth Street
                                               Cleveland, Ohio 44114
                                               Tel. (216) 802-2203
                                               Fax (216) 802-2212

                                               CONTACT FOR BORROWINGS, PAYMENTS,
                                               ETC.:
                                               Mary Hough
                                               Tel. (216) 802-2200
                                               Fax (216) 802-2212

                                               PAYMENT INSTRUCTIONS:
                                               ABA #  071  000  505
                                               A/C# 1378018-RC-7300
                                               Attention:  Commercial Loan
                                               Operations
                                               Reference:  Royal Appliance Mfg.
                                               Co.
-----------------------------------------------------------------------------------------------------------------------------------

NAME OF LENDER             COMMITMENT          DOMESTIC LENDING OFFICE                    EURODOLLAR LENDING OFFICE
-----------------------------------------------------------------------------------------------------------------------------------
The Huntington                                 The Huntington National Bank               The Huntington National Bank
National Bank              COMMITMENT:         917 Euclid Avenue                          917 Euclid Avenue
                                               Cleveland, Ohio 44115                      Cleveland, Ohio 44115
                           $8,000,000
                                               NOTIFICATION/PRIMARY CONTACT:
                                               Timothy M. Ward
                                               Vice President
                                               Tel. (216) 515-6832
                                               Fax. (216) 515-6082

                                               CONTACT FOR BORROWINGS, PAYMENTS,
                                               ETC.:
                                               Vanessa M. Ligon
                                               Tel. (216) 515-6209
                                               Fax. (216) 515-6082

                                               PAYMENT INSTRUCTIONS:
                                               The Huntington National Bank
                                               Columbus, Ohio
                                               ABA #   044   000   024
                                               Attention:  Commercial Loan
                                               Operations
                                               Reference:  Royal Appliance Mfg.
                                               Co.
-----------------------------------------------------------------------------------------------------------------------------------
Firstar Bank, N. A.                            Firstar Bank, N. A.                        Firstar Bank, N. A.
                           COMMITMENT:         1350 Euclid Avenue                         1350 Euclid Avenue
                                               Cleveland, Ohio 44115                      Cleveland, Ohio 44115
                           $8,000,000
                                               NOTIFICATION/PRIMARY CONTACT:
                                               John D. Barrett
                                               Senior Vice President
                                               Tel. (216) 623-9221
                                               Fax. (216) 623-9208

                                               CONTACT FOR BORROWINGS, PAYMENTS,
                                               ETC.:
                                               Patti Gumbert
                                               Tel. (920) 426-7913
                                               Fax. (920) 426-7655

                                               PAYMENT INSTRUCTIONS:
                                               ABA #  042   000  013
                                               A/C # 9901893
                                               Attention:  Commercial Loan
                                               Operations--Exceptions A.  Dept
                                               Reference:  Royal Appliance Mfg.
                                               Co.
-----------------------------------------------------------------------------------------------------------------------------------

NAME OF LENDER             COMMITMENT          DOMESTIC LENDING OFFICE                    EURODOLLAR LENDING OFFICE
-----------------------------------------------------------------------------------------------------------------------------------
PNC Bank, National                             PNC Bank, National Association             PNC Bank, National Association
Association                COMMITMENT:         One PNC Plaza                              One PNC Plaza
                                               249 Fifth Avenue                           249 Fifth Avenue
                           $8,000,000          Pittsburgh, Pennsylvania 15222             Pittsburgh, Pennsylvania 15222

                                               NOTIFICATION/PRIMARY CONTACT:
                                               Ronald L. Bovill
                                               Senior Vice President
                                               Tel. (412) 762-7871
                                               Fax. (412) 762-7353

                                               CONTACT FOR BORROWINGS, PAYMENTS,
                                               ETC.:
                                               Peggy Collier
                                               Tel. (412) 762-7946
                                               Fax. (412) 768-4586

                                               PAYMENT INSTRUCTIONS:
                                               ABA #   043   000  096
                                               A/C # G/L 196030010890
                                               Attention:  Commercial Loan
                                               Operations
                                               Reference:  Royal Appliance Mfg.
                                               Co.
-----------------------------------------------------------------------------------------------------------------------------------

NAME OF LENDER             COMMITMENT          DOMESTIC LENDING OFFICE                    EURODOLLAR LENDING OFFICE
-----------------------------------------------------------------------------------------------------------------------------------
Fifth Third Bank,                              Fifth Third Bank, Northeastern Ohio        Fifth Third Bank, Northeastern
Northeastern Ohio          COMMITMENT:         1404 East Ninth Street                     Ohio
                                               Cleveland, Ohio 44114                      1404 East Ninth Street
                           $8,000,000                                                     Cleveland, Ohio 44114
                                               NOTIFICATION/PRIMARY CONTACT:
                                               David J. Williams
                                               Vice President
                                               Tel. (216) 274-5547
                                               Fax. (216) 274-5441

                                               CONTACT FOR BORROWINGS, PAYMENTS,
                                               ETC.:
                                               Gayle Horrigan
                                               Tel. (216) 274-5462
                                               Fax. (216) 274-5507

                                               PAYMENT INSTRUCTIONS:
                                               Fifth Third Bank, Cincinnati Ohio
                                               ABA #   042   000   314
                                               A/C#  99208599
                                               Attention:  Commercial Loan
                                               Operations (for Fifth Third Bank,
                                               Northeastern Ohio)
                                               Reference:  Royal Appliance Mfg.
                                               Co.

                           TOTAL
                           COMMITMENT
                           OF ALL
                           LENDERS:

                           $80,000,000
-----------------------------------------------------------------------------------------------------------------------------------

                                    ANNEX II

                         INFORMATION AS TO SUBSIDIARIES
                              (as of March 7, 2000)

                                                                                            PERCENTAGE OF
                                                                                            OUTSTANDING STOCK
NAME OF                                            TYPE OF             JURISDICTION         OR OTHER EQUITY
SUBSIDIARY                                         ORGANIZATION        WHERE                INTERESTS OWNED
                                                                        ORGANIZED           (INDICATING WHETHER
                                                                                            OWNED BY THE
                                                                                            BORROWER OR A
                                                                                            SPECIFIED SUBSIDIARY)
-----------------------------------------------------------------------------------------------------------------------------------
Dirt Devil, Inc.                                   corporation         Ohio                 Wholly-Owned

Royal Appliance Receivables, Inc.                  corporation         Ohio                 Wholly-Owned

Royal Appliance FSC, Inc.                          corporation         U.S.V.I.             Wholly-Owned

Royal Appliance International Co.                  corporation         Delaware             Wholly-Owned

RADDCO S.A. de C.V.                                corporation         Mexico               Wholly-Owned

Royal Appliance Luxemborg S. A. H.                 corporation         Luxemborg            Wholly-Owned by
                                                                                            Royal Appliance
                                                                                            International Co.

Royal Vacuum Cleaner Co.                           corporation         Ohio                 Wholly-Owned
-----------------------------------------------------------------------------------------------------------------------------------

                                    ANNEX III

                      DESCRIPTION OF EXISTING INDEBTEDNESS


Aegon USA Realty Advisors, Inc.:                              Secured Indebtedness as indicated on the most recent balance sheet, for Tyler Bldg. (shipping); note payable

Syndicated Properties:                                        Secured Indebtedness as indicated on the most recent balance sheet, for a Capital Lease for Alpha Facility (corporate
                                                              headquarters)

State Economic Development
Revenue Bonds (Ohio Enterprise
Bond Fund):                                                   Secured Indebtedness as indicated on the most recent balance sheet, for a Capital Lease of the East 289th facility (assembly)

A receivables financing source which
has been identified to the Lenders                            Receivables program for the Receivables Subsidiary.

                                    ANNEX IV

                          DESCRIPTION OF EXISTING LIENS

1. Liens on the assets of the Receivables Subsidiary evidencing or securing the receivables program identified in Annex III.

2.   Other Liens described in Annex III.

                                     ANNEX V

       DESCRIPTION OF EXISTING ADVANCES, LOANS, INVESTMENTS AND GUARANTEES


                                  ----none----

                                    ANNEX VI

              DESCRIPTION OF LETTERS OF CREDIT DEEMED ISSUED UNDER
                              THE CREDIT AGREEMENT


                                   ---none---

                                    EXHIBIT A

                                 REVOLVING NOTE


$_______________                                                Cleveland, Ohio
                                                                         , 2000
                                                           --------------


         FOR VALUE RECEIVED, the undersigned ROYAL APPLIANCE MFG. CO., an Ohio corporation (herein, together with its successors and assigns, the "BORROWER"), hereby promises to pay to the order of _________________________ (the "LENDER"), in lawful money of the United States of America in immediately available funds, at the Payment Office (such term and certain other capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Credit Agreement referred to below) of National City Bank (the "ADMINISTRATIVE AGENT"), on the Maturity Date, the principal sum of ________________ DOLLARS AND
___ CENTS ($ ) or, if less, the then unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Credit Agreement.

         The Borrower promises also to pay interest on the unpaid principal amount of each Loan made by the Lender to the Borrower in like money at said office from the date hereof until paid at the rates and at the times provided in section 2.7 of the Credit Agreement.

         This Note is one of the Notes referred to in the Credit Agreement, dated as of March 7, 2000, among the Borrower, the financial institutions from time to time party thereto (including the Lender), and National City Bank, as Administrative Agent (as from time to time in effect, the "CREDIT AGREEMENT"), and is entitled to the benefits thereof and of the other Credit Documents. As provided in the Credit Agreement, this Note is subject to mandatory prepayment prior to the Maturity Date, in whole or in part.

         In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO.


                                       ROYAL APPLIANCE MFG. CO.


                                       By: ____________________________________
                                                    Secretary

                         LOANS AND PAYMENTS OF PRINCIPAL


                                                                         AMOUNT
                                                                         OF
DATE               AMOUNT            TYPE                                PRINCIPAL         UNPAID
OF                 OF                OF                INTEREST          PAID OR           PRINCIPAL          MADE
NOTATION           LOAN              LOAN              PERIOD            PREPAID           BALANCE            BY
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT B-1

                               NOTICE OF BORROWING

                                                                          [Date]

National City Bank,
         as Administrative Agent for the Lenders party to the Credit Agreement referred to below
1900 East Ninth Street
Cleveland, Ohio 44114
         ATTENTION: AGENCY SERVICES

                  RE:      NOTICE OF BORROWING
                           UNDER CREDIT AGREEMENT

Ladies and Gentlemen:

         The undersigned, Royal Appliance Mfg. Co. (the "BORROWER"), refers to the Credit Agreement, dated as of March 7, 2000 (as amended from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the Borrower, the financial institutions from time to time party thereto (the "LENDERS"), and National City Bank, as Administrative Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to section 2.3(a) of the Credit Agreement, that the undersigned hereby requests one or more Borrowings under the Credit Agreement, and in that connection sets forth in the schedule attached hereto the information relating to each such Borrowing (collectively the "PROPOSED BORROWING") as required by section 2.3(a) of the Credit Agreement.

         The Borrower hereby specifies that the Proposed Borrowing will consist of Loans as indicated in the schedule attached hereto.

         The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

                  (A) the representations and warranties of the Credit Parties contained in the Credit Agreement and the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made; and

                  (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                                       Very truly yours,

                                       ROYAL APPLIANCE MFG. CO.


                                       By: ____________________________________
                                                 Title:

                               BORROWING SCHEDULE

PROPOSED BORROWING #1:

BUSINESS DAY                                                                            INTEREST PERIOD
OF                                                    AGGREGATE AMOUNT                  IF LOANS ARE
PROPOSED                   TYPE OF LOANS              OF LOANS                          EURODOLLAR LOANS
BORROWING
-----------------------------------------------------------------------------------------------------------------------------------

                           Prime Rate Loans                                             One Month
_____, 20____
                           Eurodollar Loans            $____________                    Two Months

                                                                                        Three Months
                                   [Circle one
                                    of Above]                                           Six Months

                                                                                                 [Circle one of
                                                                                                     above]
-----------------------------------------------------------------------------------------------------------------------------------


PROPOSED BORROWING #2:

BUSINESS DAY                                                                            INTEREST PERIOD
OF                                                    AGGREGATE AMOUNT                  IF LOANS ARE
PROPOSED                   TYPE OF LOANS              OF LOANS                          EURODOLLAR LOANS
BORROWING
-----------------------------------------------------------------------------------------------------------------------------------

                           Prime Rate Loans                                             One Month
_____, 20____
                           Eurodollar Loans           $____________                     Two Months

                                                                                        Three Months
                                   [Circle one
                                    of Above]                                           Six Months

                                                                                                 [Circle one of
                                                                                                     above]
-----------------------------------------------------------------------------------------------------------------------------------

PROPOSED BORROWING #3:

BUSINESS DAY                                                                            INTEREST PERIOD
OF                                                    AGGREGATE AMOUNT                  IF LOANS ARE
PROPOSED                   TYPE OF LOANS              OF LOANS                          EURODOLLAR LOANS
BORROWING
-----------------------------------------------------------------------------------------------------------------------------------

                           Prime Rate Loans                                             One Month
_____, 20____
                           Eurodollar Loans            $____________                    Two Months

                                                                                        Three Months
                                   [Circle one
                                    of Above]                                           Six Months

                                                                                                 [Circle one of
                                                                                                     above]
-----------------------------------------------------------------------------------------------------------------------------------


PROPOSED BORROWING #4:

BUSINESS DAY                                                                            INTEREST PERIOD
OF                                                    AGGREGATE AMOUNT                  IF LOANS ARE
PROPOSED                   TYPE OF LOANS              OF LOANS                          EURODOLLAR LOANS
BORROWING
-----------------------------------------------------------------------------------------------------------------------------------
                           Prime Rate Loans                                             One Month
_____, 20____
                           Eurodollar Loans            $____________                    Two Months

                                                                                        Three Months
                                   [Circle one
                                    of Above]                                           Six Months

                                                                                                 [Circle one of
                                                                                                     above]
-----------------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT B-2

                              NOTICE OF CONVERSION

                                                                          [Date]

National City Bank,
         as Administrative Agent for the Lenders party to the Credit Agreement referred to below
1900 East Ninth Street
Cleveland, Ohio 44114
         ATTENTION: AGENCY SERVICES

                  RE:      NOTICE OF CONVERSION OF OUTSTANDING
                           LOANS UNDER CREDIT AGREEMENT

Ladies and Gentlemen:

         The undersigned, Royal Appliance Mfg. Co. (the "BORROWER"), refers to the Credit Agreement, dated as of March 7, 2000 (as amended from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the Borrower, the financial institutions from time to time party thereto (the "LENDERS"), and National City Bank, as Administrative Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to section 2.6 of the Credit Agreement, that the undersigned hereby requests one or more Conversions of Loans of one Type into Loans of another Type, pursuant to section
2.6 of the Credit Agreement, and in that connection sets forth in the schedule attached hereto the information relating to each such Conversion.



                                      Very truly yours,

                                      ROYAL APPLIANCE MFG. CO.


                                      By: ____________________________________
                                                 Title:

                               CONVERSION SCHEDULE

PROPOSED CONVERSION #1
         [OF THE LOANS DESCRIBED IN THE FIRST TABLE BELOW
         INTO LOANS DESCRIBED IN THE SECOND TABLE BELOW]

DATE                                               AGGREGATE AMOUNT               INTEREST PERIOD
OF                     TYPE OF LOANS               OF LOANS                       IF LOANS ARE
LOANS                                                                             EURODOLLAR LOANS
-----------------------------------------------------------------------------------------------------------------------------------
                       Prime Rate Loans                                           One Month
_____, 20__
                       Eurodollar Loans            $_________                     Two Months

                             [Circle One of                                       Three Months
                                 Above]
                                                                                  Six Months

                                                                                              [Circle one of
                                                                                                  above]
-----------------------------------------------------------------------------------------------------------------------------------

DATE                                               AGGREGATE AMOUNT               INTEREST PERIOD
OF                     TYPE OF LOANS               OF LOANS                       IF LOANS ARE
LOANS                                                                             EURODOLLAR LOANS
-----------------------------------------------------------------------------------------------------------------------------------
                       Prime Rate Loans                                           One Month
_____, 20__
                       Eurodollar Loans            $_________                     Two Months

                             [Circle One of                                       Three Months
                                 Above]
                                                                                  Six Months

                                                                                              [Circle one of
                                                                                                  above]
-----------------------------------------------------------------------------------------------------------------------------------

PROPOSED CONVERSION #2
         [OF THE LOANS DESCRIBED IN THE FIRST TABLE BELOW
         INTO LOANS DESCRIBED IN THE SECOND TABLE BELOW]

DATE                                               AGGREGATE AMOUNT               INTEREST PERIOD
OF                     TYPE OF LOANS               OF LOANS                       IF LOANS ARE
LOANS                                                                             EURODOLLAR LOANS
-----------------------------------------------------------------------------------------------------------------------------------
                       Prime Rate Loans                                           One Month
_____, 20__
                       Eurodollar Loans            $_________                     Two Months

                             [Circle One of                                       Three Months
                                 Above]
                                                                                  Six Months

                                                                                              [Circle one of
                                                                                                  above]
-----------------------------------------------------------------------------------------------------------------------------------

DATE                                               AGGREGATE AMOUNT               INTEREST PERIOD
OF                     TYPE OF LOANS               OF LOANS                       IF LOANS ARE
LOANS                                                                             EURODOLLAR LOANS
-----------------------------------------------------------------------------------------------------------------------------------
                       Prime Rate Loans                                           One Month
_____, 20__
                       Eurodollar Loans            $_________                     Two Months

                             [Circle One of                                       Three Months
                                 Above]
                                                                                  Six Months

                                                                                              [Circle one of
                                                                                                  above]
-----------------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT B-3

                            LETTER OF CREDIT REQUEST

No. ______________(1)

                                                             Dated __________(2)

National City Bank,
         as Administrative Agent for the Lenders party to the Credit Agreement referred to below
1900 East Ninth Street
Cleveland, Ohio 44114
         ATTENTION: METRO/OHIO DIVISION AND INTERNATIONAL DIVISION


         RE: LETTER OF CREDIT REQUEST UNDER CREDIT AGREEMENT, DATED AS OF MARCH 7, 2000, TO WHICH
                  ROYAL APPLIANCE MFG. CO. IS A PARTY

Ladies and Gentlemen:

         The undersigned, Royal Appliance Mfg. Co. (the "BORROWER"), refers to the Credit Agreement, dated as of March 7, 2000 (as amended, modified or supplemented from time to time, the "CREDIT AGREEMENT", the capitalized terms defined therein being used herein as therein defined), among the Borrower, the financial institutions from time to time party thereto (the "LENDERS"), and National City Bank, as Administrative Agent for such Lenders.

         The Borrower hereby requests that _____________, as a Letter of Credit Issuer, issue a Letter of Credit on _____________, 20__ (the "DATE OF ISSUANCE") in the aggregate amount of [U.S.$__________ ] [amount in specified Alternative Currency], for the account of ____________________.

         The beneficiary of the requested Letter of Credit will be _________,(3) and such Letter of Credit will be in support of ______________(4) and will have a stated termination date of _______________.(5)

         The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the Date of Issuance:

                  (A) the representations and warranties of the Credit Parties contained in the Credit Agreement and the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the issuance of the Letter of Credit requested hereby, as though made on the Date of Issuance, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case

--------------------

(1)  Letter of Request Number.

(2) Date of Letter of Request (at least three Business Days prior to the Date of Issuance or such lesser number as may be agreed by the relevant Letter of Credit Issuer).

(3)  Insert name and address of beneficiary.

(4) Insert description of the supported obligations, name of agreement and/or the commercial transaction to which this Letter of Credit Request relates.

(5) Insert last date upon which drafts may be presented (which may not be beyond the 15th Business Day next preceding the Maturity Date).

         such representations and warranties shall have been true and correct in all material respects as of the date when made; and

                  (B) no Default or Event of Default has occurred and is continuing, or would result after giving effect to the issuance of the Letter of Credit requested hereby.

         Copies of all documentation with respect to the supported transaction are attached hereto.

                                       Very truly yours,

                                       ROYAL APPLIANCE MFG. CO.


                                       By: ____________________________________
                                                  Title:

                                   EXHIBIT C-1









                          ----------------------------

                                     FORM OF

                               SECURITY AGREEMENT

                          ----------------------------

                                   EXHIBIT C-2









                          ----------------------------

                                     FORM OF

                        COLLATERAL ASSIGNMENT OF PATENTS
                          ----------------------------

                                   EXHIBIT C-3









                          ----------------------------

                                     FORM OF

                      COLLATERAL ASSIGNMENT OF TRADEMARKS
                          ----------------------------

                                   EXHIBIT C-4









                          ----------------------------

                                     FORM OF

                                PLEDGE AGREEMENT
                          ----------------------------

                                    EXHIBIT D









                          ----------------------------

                                     FORM OF

                              SUBSIDIARY GUARANTY
                          ----------------------------

                                    EXHIBIT E

               FORM OF OPINION OF SPECIAL COUNSEL TO THE BORROWER


                                  March 8, 2000

To each of the Lenders and the
Administrative Agent
named in the Credit Agreement
referred to below
c/o National City Bank
1900 East Ninth Street
Cleveland, Ohio 44114

Attention:  Metro/Ohio Division

      RE: LOANS FROM NATIONAL CITY BANK ("NCB"), AND THE LENDERS REFERRED TO IN THE CREDIT AGREEMENT, EFFECTIVE AS OF MARCH 7, 2000, IN THE PRINCIPAL AMOUNT OF UP TO $80,000,000 (THE "LOANS") TO
               ROYAL APPLIANCE MFG. CO., AN OHIO CORPORATION (THE "COMPANY").

Gentlemen:

         We have acted as counsel to the Company in connection with the Loans and have been requested to render our opinion respecting certain matters in connection therewith. We have reviewed originals or copies of the following (the "DOCUMENTS") (capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement):

         1. Articles of Incorporation of the Company filed with the Ohio Secretary of State on November 12, 1981 and Certificates of Amendment to Articles of Incorporation of the Borrower filed with the Ohio Secretary of State on December 11, 1981, December 11, 1986, June 13, 1988, June 11, 1990, August 7,
1991, May 4, 1992, and October 29, 1993 (collectively, the "ARTICLES OF INCORPORATION");

         2. Code of Regulations of the Company adopted by its shareholders on November 13, 1981 and amended on July 28, 1989, and amended and restated on August 7, 1991 and on May 4, 1992 (the "CODE OF REGULATIONS");

         3. Resolutions of the Board of Directors of the Company adopted at a meeting held on February 14, 2000, as certified by the secretary of the Borrower;

         4. Certificate of Good Standing for the Company from the Ohio Secretary of State dated February 24, 2000;

         5. Credit Agreement, dated as of March 7, 2000, among the Borrower and the Lenders (the "CREDIT AGREEMENT");

         6. Security Agreement, dated as of March 7, 2000, made by the Company and certain of its Subsidiaries to NCB, in its capacity as Collateral Agent under the Credit Agreement (the "SECURITY AGREEMENT");

         7. Collateral Assignment of Patents and Security Agreement, dated as of March 7, 2000, among the Company in favor of NCB, in its capacity as Collateral Agent (the "PATENT ASSIGNMENT");

         8. Collateral Assignment of Trademarks and Security Agreement, dated as of March 7, 2000, among the Company in favor of NCB, in its capacity as Collateral Agent (the "TRADEMARK ASSIGNMENT");

         9. Pledge Agreement, dated as of March 7, 2000, among the Company in favor of NCB, in its capacity as Collateral Agent (the "PLEDGE AGREEMENT");

         10. Subsidiary Guaranty dated as of March 7, 2000 by the subsidiaries of the Company named therein in favor of NCB, in its capacity as Collateral Agent (the "SUBSIDIARY GUARANTY");

         11. Revolving Notes of the Company in the aggregate face amount of $80,000,000 issued to the Lenders as of March 7, 2000 pursuant to the Credit Agreement;

         12. Certificate of Fact from the Company to Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A., a copy of which is attached hereto and incorporated herein by reference (the "CERTIFICATE").

         Documents numbered 5 through 11 above are hereinafter collectively referred to as the "LOAN DOCUMENTS".

         Based on our review of the Documents and upon an investigation of such questions of law as we have deemed necessary to enable us to render this opinion, and assuming the accuracy of the Certificate, we are of the opinion that:

         1. The Company is a duly formed and validly existing Ohio corporation in good standing as a domestic corporation under the laws of the State of Ohio.

         2. To the best of our knowledge, based solely on the Certificate (and without investigation, we are not aware that the Certificate is not true): (i) Annex II to the Credit Agreement sets forth the name of each of Company's subsidiaries and the jurisdiction in which each such subsidiary is incorporated; and (ii) all of the issued and outstanding stock of each subsidiary set forth in Annex II to the Credit Agreement is owned (directly or indirectly) by the Company, free from any security interest, option, equity or other right of any kind, except to the extent, if any, set forth in Annex II to the Credit Agreement.

         3. The Company has the requisite corporate power and authority to enter into the Loan Documents to which it is a party and to perform its obligations thereunder. The officers of the Company who have executed and delivered the Loan Documents to which the Company is a party on behalf of the Company have been duly authorized to do so. The Loan Documents to which the Company is a party are valid and enforceable against the Company in accordance with their respective terms.

         4. To the best of our knowledge, based solely on the Certificate (and without investigation, we are not aware that the Certificate is not true), no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required as a condition to: (i) the execution, delivery and performance by the Company of any of the Loan Documents to which it is a party, or (ii) the legality, validity, binding effect or enforceability of any Loan Document to which the Company is a party, except the filing and recording of financing statements and other documents necessary in order to perfect the Liens created by the Loan Documents.

         5. Neither the Company's execution, delivery and performance of the Loan Documents to which it is a party nor compliance with the terms and provisions thereof: (i) will, to the best of our knowledge, contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company or its properties and assets, (ii) will, to the best of our knowledge, conflict with or result in any breach of any of the terms, covenants, conditions or provisions of , or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Company (other than the Liens provided for in the Loan Documents) pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other material agreement or other instrument to which the Company is a party or by which it or any of its property or assets are bound or to which it may be subject, or (iii) will violate any provision of the Articles of Incorporation or Code of Regulations of the Company.

         6. To the best of our knowledge, based solely on the Certificate (and without investigation we are not aware that the Certificate is not true), there are no actions, suits or proceedings pending or threatened with respect to the Company or any of its Subsidiaries: (i) that individually or in the aggregate have, or are reasonably likely to have, a Material Adverse Effect, or (ii) which question the validity or enforceability of any of the Loan Documents, or of any action to be taken by the Company pursuant to the Loan Documents.

         7. The Borrower is not subject to regulation with respect to the creation or incurrence of indebtedness under the Investment Company Act of 1940, as amended, the Interstate Commerce Act, as amended, the Federal Power Act, as amended, the Public Utility Holding Company Act of 1935, as amended or any applicable state public utility law.

         This opinion is subject to the assumptions, exceptions and qualifications which follow.

         In rendering this opinion, we have assumed: (1) the genuineness of all signatures on documents and instruments other than those executed by the Company; (2) the due delivery of all documents and instruments other than those delivered by the Company; (3) the legal capacity of all natural persons executing documents and instruments; (4) the due authorization of all parties executing documents and instruments, other than the Company, and that such documents and instruments constitute the legal, valid and binding undertaking of each such other party enforceable against each such other party in accordance with their respective terms; (5) the authenticity of original documents and the conformity of photostatic copies; (6) the Lenders and the Administrative Agent will enforce their rights under the Loan Documents in a commercially reasonable manner, consistent with good faith and fair dealing; and (7) no facts or circumstances exist, including, without limitation, fraud or duress in the transaction giving rise to the execution, acknowledgment and delivery of the Loan Documents which would impair the enforceability of the Loan Documents.

         This opinion is qualified to the extent that the binding effect and enforceability of the agreements and instruments referred to above are subject to: (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect from time to time affecting the rights of creditors generally; (2) application of general principles of equity; and (3) limitations upon certain of the remedies provided for in the Loan Documents, but in our opinion adequate remedies are available under applicable law for the practical realization of the benefits and security purported to be provided by the Loan Documents. This opinion is further qualified to the extent that the binding effect and enforceability of the agreements and instruments referred to above are assumed to be governed by the choice of law chosen by the parties thereto, and that a court of competent jurisdiction will apply either the laws of the State of Ohio or the Federal law of the United States of America.

         We specifically note, and exclude from the scope of our opinion, any opinion as to: (1) the validity or enforceability of any provisions in the Loan Documents that the rights and remedies available to the Administrative Agent or the Lenders thereunder are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other remedy, or that the election of some particular remedy or remedies does not preclude recourse to one or more other remedies; and (2) the effect of any determination that the foregoing provisions are unenforceable.

         Our opinions concerning enforceability of the Loan Documents are subject to the qualification that the availability of the remedy of specific performance, or injunctive relief, or of any other equitable remedy, is subject to the discretion of the court before which any proceedings therefore may be brought.

         This opinion is limited to the present laws of the State of Ohio and the Federal laws of the United States of America, to present judicial interpretations thereof, and to the facts as they presently exist. In rendering this opinion, we assume no obligation to revise or supplement this opinion should the present laws of any jurisdiction mentioned above be changed by legislative action, judicial decision, or otherwise or should the facts as they presently exist change.

         Notwithstanding anything in the foregoing to the contrary, we express no opinion whatsoever with respect to the enforcement of: (1) obligations for the payment of attorneys' fees under any of the foregoing documents in connection with the enforcement of any obligations thereunder; (2) increased rates of interest or other charges payable upon default; (3) increased rates of interest or other charges payable with respect to advances made for payment of delinquent taxes or comparable items; (4) any "self-help" remedies exercised by the Administrative Agent or one or more Lenders; (5) any EX PARTE judicial proceedings brought by the Administrative Agent or one or more Lenders; (6) waiver of any common law or statutory rights; (7) provisions permitting the Administrative Agent or any Lender to act as attorney-in-fact for the

Company or any other person; and (8) provisions as to nonculpability for actions taken by or on behalf of the Administrative Agent or any Lender.

         The opinions expressed herein are qualified to the extent that the validity, binding nature, and enforceability against Borrower of the Loan Documents may be limited or otherwise affected by the unenforceability under certain circumstances of provisions indemnifying or prospectively releasing a party against liability for its own wrongful or negligent acts.

         We express no opinion respecting compliance with, or the applicability of, any state or federal securities or banking laws, rules, or regulations to the transactions contemplated by the Loan Documents.

         We express no opinion as to the title to, or ownership of, the personal property contemplated as security by any of the Loan Documents, or the status of any liens or encumbrances thereon, or the priority or perfection of the liens and encumbrances which have been or may hereafter arise or be created pursuant to the Loan Documents or any financing statements heretofore or hereafter executed by the Company or any other person, or the accuracy or sufficiency of the description of any property or the freedom of any property from any liens and encumbrances.

         References to our "knowledge" or "aware" mean the actual knowledge or actual awareness of Kevin D. Barnes and Deborah A. Weisman, the attorneys in this firm who are directly involved in the representation of Borrower in connection with the Loan.

         We wish to advise you that certain attorneys in our Firm are shareholders of Borrower.

         We bring to your attention the fact that this letter and the opinions set forth herein are expressions of professional judgment and are not a guaranty of result.

         The opinions contained herein are limited to those matters expressly covered by Paragraphs 1 through 7 above; no opinion is to be implied with respect to any other matter.

         The opinions expressed herein are expressed solely to the Administrative Agent and the Lenders named in the Credit Agreement, each of which may rely hereon, and this opinion shall not be deemed to be extended to any other person, firm or entity without the express prior written consent of this Firm.

                                  Very truly yours,



                                  KAHN, KLEINMAN, YANOWITZ & ARNSON CO., L.P.A.

                               CERTIFICATE OF FACT

         The undersigned, Royal Appliance Mfg. Co. (the "COMPANY"), in order to induce Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A. to issue its Opinion Letter (the "OPINION") in connection with the loan transaction contemplated by the Credit Agreement (the "CREDIT AGREEMENT") between the Borrower and National City Bank, Administrative Agent for the Lenders, represents, warrants and covenants that:

         1. The Articles of Incorporation of the Company filed with the Ohio Secretary of State on November 12, 1981 and Certificates of Amendment to Articles of Incorporation filed with the Ohio Secretary of State on December 11, 1981, December 18, 1986, June 13, 1988, June 11, 1990, August 7, 1991 and May 4,
1992 have not been further amended, modified or superseded and remain in full force.

         2. The Code of Regulations of the Company, adopted by its shareholders on November 13, 1981 and amended on July 28, 1989 and further amended on May 4, 1992, has not been further amended, modified or superseded and remains in full force.

         3. The authorizing resolutions adopted at a meeting of the Board of Directors of the Company held on February 14, 2000 have not been amended, modified or superseded and remain in full force.

         4. Annex II to the Credit Agreement contains a true and complete list of each of the Company's domestic and foreign subsidiaries, all of the issued and outstanding capital stock of which is owned by the Company free and clear of any security interest, option, equity or other right of any kind except to the extent, if any, set forth in said Annex II.

         5. No order, consent, approval, license, authorization, or validation of or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required as a condition to (i) the execution, delivery and performance by the Company of any Loan Documents to which it is a party, or (ii) the legality, validity, binding effect or enforceability of any Loan Document.

         6. Neither the Company's execution, delivery and performance by the Company of the Loan Documents to which it is a party nor compliance with the terms and provisions thereof (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company or its properties and assets, or (ii) will conflict with or result in any breach of the terms, covenants, conditions or provisions of, or constitute a default under or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Company (other than the Liens provided for in the Loan Documents) pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other material agreement or other instrument to which the Company is a party or by which it or any of its property or assets are bound or to which it may be subject.

         7. There are no actions, suits or proceedings pending or threatened with respect to the Company or any of its Subsidiaries (i) that individually or in the aggregate have, or are reasonably likely to have, a Material Adverse Effect, or (ii) which question the validity or enforceability of any of the Loan Documents, or of any action to be taken by the Company pursuant to the Loan Documents.

         8. The Company is not subject to regulation with respect to the creation or incurrence of indebtedness under the Investment Company Act of 1940, as amended, the Interstate Commerce Act, as amended, the Federal Power Act, as amended, the Public Utility Holding Company Act of 1935, as amended or any applicable state public utility law.

         Terms not otherwise defined herein shall have the same meaning as in the Opinion.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Fact as of the date of the Opinion.


                                          ROYAL APPLIANCE MFG. CO.



                                          By:_________________________________
                                                  Richard Vasek, Secretary

                                    EXHIBIT F







                          ----------------------------

                                     FORM OF

                              ASSIGNMENT AGREEMENT

                          ----------------------------

                              ASSIGNMENT AGREEMENT

                               DATE:_____________

         Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (as such Credit Agreement may hereafter be amended, modified or supplemented from time to time, the "CREDIT AGREEMENT"). Unless defined in Annex I attached hereto, terms defined in the Credit Agreement are used herein as therein defined.

         _____________ (the "ASSIGNOR") and ______________ (the "ASSIGNEE")
hereby agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I (the "ASSIGNED SHARE") of all of Assignor's outstanding rights and obligations under the Credit Agreement indicated in Item 4 of Annex I, including, without limitation, all rights and obligations with respect to the Assigned Share of the Assignor's Commitment and of the Loans, Unpaid Drawings and the Notes held by the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment will be as set forth in Item 4 of Annex I.

         2. The Assignor (i) represents and warrants that it is duly authorized to enter into and perform the terms of this Assignment Agreement, that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any liens or security interests; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

         3. The Assignee (i) represents and warrants that it is duly authorized to enter into and perform the terms of this Assignment Agreement; (ii) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement;
(iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender[; and (vi) to the extent legally entitled to do so, attaches the forms described in section 5.4(b)(ii) of the Credit Agreement(6).

         4. Following the execution of this Assignment Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment Agreement shall be the date of execution hereof by the Assignor, the Assignee and the consent hereof by the Administrative Agent and the receipt by the Administrative Agent of the administrative fee referred to in section 12.4(c) of the Credit Agreement, unless otherwise specified in Item 5 of Annex I hereto (the "SETTLEMENT DATE").

(6) If the Assignee is organized under the laws of a jurisdiction outside the United States.

         5. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

         6. It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to (x) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I, (y) all Commitment Fees (if applicable) on the Assigned Share of the Commitment at the rate specified in Item 7 of Annex I, and
(z) all Letter of Credit Fees (if applicable) on the Assignee's participation in all Letters of Credit at the rate specified in Item 8 of Annex I hereto, which, in each case, accrue on and after the Settlement Date, such interest and, if applicable, Commitment Fees and Letter of Credit Fees, to be paid by the Administrative Agent, upon receipt thereof from the Borrower, directly to the Assignee. It is further agreed that all payments of principal made by the Borrower on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

         7. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO.

                                      * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR],                        [NAME OF ASSIGNEE],
     as Assignor                                as Assignee


By:_________________________________       By:_________________________________
        Title:                                    Title:


Acknowledged and Agreed:

NATIONAL CITY BANK,
     as Administrative Agent


By: ________________________
         Vice President

                                     ANNEX I
                                       FOR
                       ASSIGNMENT AND ASSUMPTION AGREEMENT


1.       The Borrower:              ROYAL APPLIANCE MFG. CO.

2.       Name and Date of Credit Agreement:

               Credit Agreement, dated as of March 7, 2000, among Royal Appliance Mfg. Co., the Lenders from time to time party thereto, and National City Bank, as Administrative Agent.

3.       Date of Assignment Agreement:

               --------- ---, -----

4.       Amounts (as of date of item #3 above):

                                             LOANS             COMMITMENTS
Aggregate Amount for                        $_____               $_____
all Lenders
Assigned Share                               _____%               _____%

Amount of Assigned Share                    $_____               $_____

Amount Retained by Assignor                 $_____               $_____

5.       Settlement Date:

                  --------- ---, ---

                  The administrative fee referred to in section 12.2(c) of the Credit Agreement:

                     [ ]     is payable by the Assignee

                     [ ]     is waived by the Administrative Agent

                     [ ] is payable by _____% by the Assignee and ___% by the Assignor

6.       Rate of Interest
         to the Assignee:    As set forth in section 2.7 of the Credit Agreement
                             (unless otherwise agreed to by the Assignor and the Assignee).(7)

_________________

(7) The Borrower and the Administrative Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in section 2.7 of the Credit Agreement, with the Assignor and Assignee effecting any agreed upon sharing of interest through payments by the Assignee to the Assignor.

7.       Commitment
         Fee: As set forth in section 4.1(a) of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee).(8)

8.       Letter of
         Credit Fees:        As set forth in section 4.1(b) of the Credit
                             Agreement (unless otherwise agreed to by the Assignor and the Assignee).(9)

9.       Notices:

-------------------------------------------------------------------------------
ASSIGNOR:                                      ASSIGNEE:

Attention:                                     Attention:
Telephone:                                     Telephone:
Facsimile:                                     Facsimile:
-------------------------------------------------------------------------------

10.      Payment Instructions:

-------------------------------------------------------------------------------
ASSIGNOR:                                      ASSIGNEE:



ABA No.                                        ABA No.
Attention:                                     Attention:
Telephone:                                     Telephone:
Facsimile:                                     Facsimile:
Ref.: Royal Appliance Mfg. Co.                 Ref.: Royal Appliance Mfg. Co.
-------------------------------------------------------------------------------


------------

(8) The Borrower and the Administrative Agent shall direct the entire amount of the Commitment Fee to the Assignee at the rate set forth in section 4.1(a) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of Commitment Fee through payment by the Assignee to the Assignor.

(9) The Borrower and the Administrative Agent shall direct the entire amount of the Letter of Credit Fees to the Assignee at the rate set forth in section 4.1(b) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Letter of Credit Fees through payment by the Assignee to the Assignor.

                                    EXHIBIT G

                         SECTION 5.4(b)(ii) CERTIFICATE

         Reference is hereby made to the Credit Agreement, dated as of March 7, 2000, among Royal Appliance Mfg. Co., the financial institutions party thereto from time to time, and National City Bank, as Administrative Agent (the "CREDIT AGREEMENT"). Pursuant to the provisions of section 5.4(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                           [NAME OF LENDER]


                                           By:_________________________________
                                                  Title:


Dated:__________

================================================================================



                                CREDIT AGREEMENT

                                   DATED AS OF
                                  MARCH 7, 2000




                                      AMONG

                            ROYAL APPLIANCE MFG. CO.
                                   AS BORROWER



                     THE LENDING INSTITUTIONS NAMED THEREIN
                                   AS LENDERS




                               NATIONAL CITY BANK
                             AS ADMINISTRATIVE AGENT



================================================================================
================================================================================

                                TABLE OF CONTENTS
                                                                           PAGE
                                                                           ----

SECTION  1.     DEFINITIONS AND TERMS.........................................1
         1.1.   CERTAIN DEFINED TERMS.........................................1
         1.2.   COMPUTATION OF TIME PERIODS..................................16
         1.3.   ACCOUNTING TERMS.............................................17
         1.4.   TERMS GENERALLY..............................................17
         1.5.   CURRENCY EQUIVALENTS.........................................17

SECTION  2.     AMOUNT AND TERMS OF LOANS....................................17
         2.1.   COMMITMENTS FOR LOANS........................................17
         2.2.   MINIMUM BORROWING AMOUNTS, ETC.; PRO RATA BORROWINGS.........18
         2.3.   NOTICE OF BORROWING..........................................18
         2.4.   DISBURSEMENT OF FUNDS........................................18
         2.5.   NOTES AND LOAN ACCOUNTS......................................19
         2.6.   CONVERSIONS..................................................20
         2.7.   INTEREST.....................................................20
         2.8.   SELECTION AND CONTINUATION OF INTEREST PERIODS...............22
         2.9.   INCREASED COSTS, ILLEGALITY, ETC.............................23
         2.10.  BREAKAGE COMPENSATION........................................25
         2.11.  CHANGE OF LENDING OFFICE; REPLACEMENT OF LENDERS.............25

SECTION  3.     LETTERS OF CREDIT............................................25
         3.1.   LETTERS OF CREDIT............................................25
         3.2.   LETTER OF CREDIT REQUESTS: NOTICES OF ISSUANCE...............26
         3.3.   AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS.................27
         3.4.   LETTER OF CREDIT PARTICIPATIONS..............................27
         3.5.   INCREASED COSTS..............................................29
         3.6.   GUARANTY OF SUBSIDIARY LETTER OF CREDIT OBLIGATIONS..........29

SECTION  4.     FEES; COMMITMENTS............................................31
         4.1.   FEES.........................................................31
         4.2.   VOLUNTARY TERMINATION/REDUCTION OF COMMITMENTS...............32
         4.3.   MANDATORY TERMINATION/REDUCTION OF COMMITMENTS, ETC..........33

SECTION  5.     PAYMENTS.....................................................33
         5.1.   VOLUNTARY PREPAYMENTS........................................33
         5.2.   MANDATORY PREPAYMENTS........................................34
         5.3.   METHOD AND PLACE OF PAYMENT..................................36
         5.4.   NET PAYMENTS.................................................36

SECTION  6.     CONDITIONS PRECEDENT.........................................37
         6.1.   CONDITIONS PRECEDENT AT CLOSING DATE.........................37
         6.2.   CONDITIONS PRECEDENT TO ALL CREDIT EVENTS....................39

SECTION  7.     REPRESENTATIONS AND WARRANTIES...............................39
         7.1.   CORPORATE STATUS, ETC........................................39
         7.2.   SUBSIDIARIES.................................................39
         7.3.   CORPORATE POWER AND AUTHORITY, ETC...........................39
         7.4.   NO VIOLATION.................................................40
         7.5.   GOVERNMENTAL APPROVALS.......................................40
         7.6.   LITIGATION...................................................40
         7.7.   USE OF PROCEEDS; MARGIN REGULATIONS..........................40

                                                                           PAGE
                                                                           ----
         7.8.   FINANCIAL STATEMENTS, ETC....................................40
         7.9.   NO MATERIAL ADVERSE CHANGE...................................41
         7.10.  TAX RETURNS AND PAYMENTS.....................................41
         7.11.  TITLE TO PROPERTIES, ETC.....................................42
         7.12.  LAWFUL OPERATIONS, ETC.......................................42
         7.13.  ENVIRONMENTAL MATTERS........................................42
         7.14.  COMPLIANCE WITH ERISA........................................42
         7.15.  INTELLECTUAL PROPERTY, ETC...................................43
         7.16.  INVESTMENT COMPANY...........................................43
         7.17.  BURDENSOME CONTRACTS; LABOR RELATIONS........................43
         7.18.  EXISTING INDEBTEDNESS........................................43
         7.19.  YEAR 2000 COMPUTER MATTERS...................................43
         7.20.  SECURITY INTERESTS...........................................44
         7.21.  TRUE AND COMPLETE DISCLOSURE.................................44

SECTION  8.     AFFIRMATIVE COVENANTS........................................44
         8.1.   REPORTING REQUIREMENTS.......................................44
         8.2.   BOOKS, RECORDS AND INSPECTIONS...............................47
         8.3.   INSURANCE....................................................47
         8.4.   PAYMENT OF TAXES AND CLAIMS..................................48
         8.5.   CORPORATE FRANCHISES.........................................48
         8.6.   GOOD REPAIR..................................................48
         8.7.   COMPLIANCE WITH STATUTES, ETC................................48
         8.8.   COMPLIANCE WITH ENVIRONMENTAL LAWS...........................48
         8.9.   FISCAL YEARS, FISCAL QUARTERS................................49
         8.10.  HEDGE AGREEMENTS, ETC........................................50
         8.11.  CERTAIN SUBSIDIARIES TO JOIN IN SUBSIDIARY GUARANTY..........50
         8.12.  ADDITIONAL SECURITY; FURTHER ASSURANCES......................50
         8.13.  CASUALTY AND CONDEMNATION....................................52
         8.14.  LANDLORD/MORTGAGEE WAIVERS; BAILEE LETTERS...................53
         8.15.  SENIOR DEBT..................................................53

SECTION  9.     NEGATIVE COVENANTS...........................................53
         9.1.   CHANGES IN BUSINESS..........................................53
         9.2.   CONSOLIDATION, MERGER, ACQUISITIONS, SALE OF
                ASSETS, ETC..................................................53
         9.3.   LIENS........................................................54
         9.4.   INDEBTEDNESS.................................................55
         9.5.   ADVANCES, INVESTMENTS, LOANS AND GUARANTY OBLIGATIONS........56
         9.6.   DIVIDENDS, ETC...............................................57
         9.7.   CONSOLIDATED TOTAL ADJUSTED DEBT/CONSOLIDATED EBITDA
                RATIO........................................................58
         9.8.   FIXED CHARGE COVERAGE RATIO..................................58
         9.9.   MINIMUM CONSOLIDATED NET WORTH...............................58
         9.10.  CONSOLIDATED CAPITAL EXPENDITURES............................58
         9.11.  TRANSACTIONS WITH AFFILIATES.................................59
         9.12.  PREPAYMENTS AND REFINANCINGS OF OTHER DEBT, ETC..............59
         9.13.  LIMITATION ON CERTAIN RESTRICTIVE AGREEMENTS.................59
         9.14.  PLAN TERMINATIONS, MINIMUM FUNDING, ETC......................60

                                                                           PAGE
                                                                           ----
SECTION  10.    EVENTS OF DEFAULT............................................60
         10.1.  EVENTS OF DEFAULT............................................60
         10.2.  ACCELERATION, ETC............................................62
         10.3.  APPLICATION OF LIQUIDATION PROCEEDS..........................62

SECTION  11.    THE ADMINISTRATIVE AGENT.....................................63
         11.1.  APPOINTMENT..................................................63
         11.2.  DELEGATION OF DUTIES.........................................63
         11.3.  EXCULPATORY PROVISIONS.......................................63
         11.4.  RELIANCE BY ADMINISTRATIVE AGENT.............................64
         11.5.  NOTICE OF DEFAULT............................................64
         11.6.  NON-RELIANCE.................................................64
         11.7.  INDEMNIFICATION..............................................64
         11.8.  THE ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY..............65
         11.9.  SUCCESSOR ADMINISTRATIVE AGENT...............................65
         11.10. OTHER AGENTS.................................................65

SECTION 12.     MISCELLANEOUS................................................65
         12.1.  PAYMENT OF EXPENSES ETC......................................65
         12.2.  RIGHT OF SETOFF..............................................67
         12.3.  NOTICES......................................................67
         12.4.  BENEFIT OF AGREEMENT.........................................67
         12.5.  NO WAIVER: REMEDIES CUMULATIVE...............................69
         12.6.  PAYMENTS PRO RATA............................................70
         12.7.  CALCULATIONS: COMPUTATIONS...................................70
         12.8.  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE;
                WAIVER OF JURY TRIAL.........................................70
         12.9.  COUNTERPARTS.................................................71
         12.10. EFFECTIVENESS; INTEGRATION...................................71
         12.11. HEADINGS DESCRIPTIVE.........................................71
         12.12. AMENDMENT OR WAIVER..........................................71
         12.13. SURVIVAL OF INDEMNITIES......................................72
         12.14. DOMICILE OF LOANS............................................72
         12.15. CONFIDENTIALITY..............................................73
         12.16. LENDER REGISTER..............................................73
         12.17. LIMITATIONS ON LIABILITY OF THE LETTER OF CREDIT
                ISSUERS......................................................74
         12.18. GENERAL LIMITATION OF LIABILITY..............................74
         12.19. NO DUTY......................................................74
         12.20. LENDERS AND AGENT NOT FIDUCIARY TO BORROWER, ETC.............74
         12.21. SURVIVAL OF REPRESENTATIONS AND WARRANTIES...................74
         12.22. SEVERABILITY.................................................75
         12.23. INDEPENDENCE OF COVENANTS....................................75
         12.24. NO RELIANCE ON MARGIN STOCK..................................75
         12.25. INTEREST RATE LIMITATION.....................................75

----------------------


ANNEX I         -        INFORMATION AS TO LENDERS
ANNEX II        -        INFORMATION AS TO SUBSIDIARIES
ANNEX III       -        DESCRIPTION OF EXISTING INDEBTEDNESS
ANNEX IV        -        DESCRIPTION OF EXISTING LIENS
ANNEX V         -        DESCRIPTION OF EXISTING ADVANCES, LOANS,
                         INVESTMENTS AND GUARANTEES
ANNEX VI        -        DESCRIPTION OF LETTERS OF CREDIT DEEMED ISSUED UNDER
                         THE CREDIT AGREEMENT

EXHIBIT A       -        FORM OF NOTE

EXHIBIT B-1     -        FORM OF NOTICE OF BORROWING
EXHIBIT B-2     -        FORM OF NOTICE OF CONVERSION
EXHIBIT B-3     -        FORM OF LETTER OF CREDIT REQUEST

EXHIBIT C-1     -        FORM OF SECURITY AGREEMENT
EXHIBIT C-2     -        FORM OF COLLATERAL ASSIGNMENT OF PATENTS
EXHIBIT C-3     -        FORM OF COLLATERAL ASSIGNMENT OF TRADEMARKS
EXHIBIT C-4     -        FORM OF PLEDGE AGREEMENT

EXHIBIT D       -        FORM OF SUBSIDIARY GUARANTY

EXHIBIT E       -        FORM OF OPINION OF SPECIAL COUNSEL TO THE BORROWER

EXHIBIT F       -        FORM OF ASSIGNMENT AGREEMENT

EXHIBIT G       -        FORM OF SECTION 5.4(b)(ii) CERTIFICATE